UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.        )

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JOHNSON CONTROLS INTERNATIONAL PUBLIC LIMITED COMPANY

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

WEDNESDAY, MARCH 8, 2017

THE MERRION HOTEL, 24 UPPER MERRION STREET, DUBLIN 2, IRELAND

NOTICE IS HEREBY GIVEN that the 2017 Annual General Meeting of Shareholders of Johnson Controls International plc will be held on March 8, 2017 at The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland at 3:00 pm, local time for the following purposes:

Ordinary Business

1.	By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2018:

(a)	David P. Abney
(d)	Brian Duperreault
(g)	George R. Oliver
(j)	Mark Vergnano
(b)	Natalie A. Black
(e)	Jeffrey A. Jorres
(h)	Juan Pablo del Valle Perochena
(k)	R. David Yost
(c)	Michael E. Daniels
(f)	Alex A. Molinaroli
(i)	Jürgen Tinggren

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

Special Business

3.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.

4.	To determine the price range at which the Company can re-allot shares that it holds as treasury shares.

5.	To approve, in a non-binding advisory vote, the compensation of the named executive officers.

6.	To approve, in a non-binding advisory vote, the frequency of the non-binding advisory vote on the compensation of the named executive officers.

7.	To approve the material terms of the performance goals under the Johnson Controls International plc 2012 Share and Incentive Plan.

8.	To approve the Directors’ authority to allot shares up to approximately 33% of issued share capital

9.	To approve the waiver of statutory pre-emption rights with respect to up to 5% of issued share capital

10.	To act on such other business as may properly come before the meeting or any adjournment thereof.

This notice of annual general meeting and proxy statement and the enclosed proxy card are first being sent on or about January 20, 2017 to each holder of record of the Company’s ordinary shares at the close of business on January 4, 2017. The record date for the entitlement to vote at the Annual

General Meeting is January 4, 2017 and only registered shareholders of record on such date are entitled to notice of, and to attend and vote at, the Annual General Meeting and any adjournment or postponement thereof. During the meeting, management will also present the Company’s Irish Statutory Accounts for the fiscal year ended September 30, 2016. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Shareholders of record who attend the meeting may vote their shares personally, even though they have sent in proxies. In addition to the above resolutions, the business of the Annual General Meeting shall include prior to the proposal of the above resolutions, the consideration of the Company’s statutory financial statements and the report of the directors and of the statutory auditors and a review by the shareholders of the Company’s affairs.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and our Irish Statutory Accounts are available to shareholders at www.proxyvote.com and are also available in the Investor Relations section of our website at www.johnsoncontrols.com.

By Order of the Board of Directors,

Judith A. Reinsdorf

Executive Vice President and General Counsel

January 20, 2017

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE PROXY PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; SUBMIT A LATER-DATED PROXY; OR ATTEND AND VOTE PERSONALLY AT THE MEETING.

ANY SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE MEETING MAY APPOINT ONE OR MORE PROXIES USING THE ENCLOSED PROXY CARD (OR THE FORM IN SECTION 184 OF THE COMPANIES ACT 2014) TO ATTEND, SPEAK AND VOTE ON THAT SHAREHOLDER’S BEHALF. THE PROXY NEED NOT BE A SHAREHOLDER. PROXIES MAY BE APPOINTED VIA THE INTERNET OR PHONE IN THE MANNER SET OUT IN THE ENCLOSED PROXY CARD. ALTERNATIVELY THEY MAY BE APPOINTED BY DEPOSITING THE ENCLOSED PROXY CARD (OR OTHER VALID SIGNED INSTRUMENT OF PROXY) WITH JOHNSON CONTROLS INTERNATIONAL PLC C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717 BY 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 7, 2017 (WHICH WILL THEN BE FORWARDED TO JOHNSON CONTROLS INTERNATIONAL PLC’S REGISTERED ADDRESS ELECTRONICALLY) OR WITH JOHNSON CONTROLS INTERNATIONAL PLC, ONE ALBERT QUAY, CORK, IRELAND BY 5:00 P.M. LOCAL TIME ON MARCH 7, 2017. IF YOU WISH TO APPOINT A PERSON OTHER THAN THE INDIVIDUAL SPECIFIED IN THE ENCLOSED PROXY CARD, PLEASE CONTACT OUR COMPANY SECRETARY AND ALSO NOTE THAT YOUR NOMINATED PROXY MUST ATTEND THE MEETING IN PERSON IN ORDER FOR YOUR VOTES TO BE CAST.

Unless we have indicated otherwise, in this proxy statement references to the “Company,” “Johnson Controls”, “we,” “us,” “our” and similar terms refer to Johnson Controls International plc and its consolidated subsidiaries.

2017 Proxy Statement	i

PROXY STATEMENT SUMMARY

Annual General Meeting

Time and Date:	3:00 pm, local time, on March 8, 2017

Place:	The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland

Record Date:	January 4, 2017

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual General Meeting

Admission:	All shareholders are invited to attend the Annual General Meeting. Registration will commence on the day of the meeting.

Proposals to be Voted Upon

Board Recommendation

1. Elect, by separate resolution, each nominee to the Board of Directors.	FOR each nominee

2.     To approve and ratify, by separate resolutions, the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

FOR

3. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.	FOR

4. To determine the price range at which the Company can re-allot shares that it holds as treasury shares.	FOR

5. To approve, in a non-binding advisory vote, the compensation of the named executive officers.	FOR

6. To approve, in a non-binding advisory vote, the frequency of the advisory vote on named executive officer compensation.	One year

7. To approve the material terms of the performance goals under the Johnson Controls International plc 2012 Share and Incentive Plan	FOR

8. To approve the Directors’ authority to allot shares up to approximately 33% of issued share capital	FOR

9. To approve the waiver of statutory pre-emption rights with respect to up to 5% of issued share capital	FOR

The Nominees to our Board of Directors

We are asking you to vote FOR all the director nominees listed below. All current directors attended at least 90% of the Board and committee meetings on which he or she sits. Detailed information regarding these individuals, along with all other Board nominees, is set forth under Proposal Number One. Summary information is set forth below.

2017 Proxy Statement	1

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
David P. Abney Chief Executive Officer and Director of UPS	61	2016	✓	Audit
Natalie A. Black Retired Senior Vice President and Chief Legal Officer of Kohler	66	2016	✓	Governance (chair); Executive
Michael E. Daniels Retired Senior Vice President of Global Technology at IBM	62	2010	✓	Compensation
Brian Duperreault Chairman and Chief Executive Officer of Hamilton Insurance Group	69	2016	✓	Governance
Jeffrey A. Joerres Retired Executive Chairman of ManpowerGroup	57	2004	✓	Compensation (chair); Executive
Alex A. Molinaroli Chairman and Chief Executive Officer of Johnson Controls	57	2016		Executive
George R. Oliver President and Chief Operating Officer of Johnson Controls	56	2012		N/A
Juan Pablo del Valle Perochena Chairman of Mexichem	44	2016	✓	Governance
Jürgen Tinggren Former Chief Executive Officer and Director of Schindler Group	58	2014	✓	Audit (chair); Executive
Mark Vergnano President, Chief Executive Officer and Director, The Chemours Company	58	2016	✓	Audit
R. David Yost Former Chief Executive Officer of AmerisourceBergen	69	2009	✓	Compensation

Non-Binding Advisory Vote on Executive Compensation

Proposal number five is our annual advisory vote on the Company’s executive compensation philosophy and program. Detailed information regarding these matters is included under the heading “Compensation Discussion & Analysis,” and we urge you to read it in its entirety. Our compensation philosophy and structure for executive officers remains dedicated to the concept of paying for performance and continues to be heavily weighted with performance based awards.

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AGENDA ITEMS

PROPOSAL NUMBER ONE – ELECTION OF DIRECTORS

Upon the recommendation of the Governance Committee, the Board has nominated for election at the Annual General Meeting a slate of 11 nominees, all of whom currently serve on our Board. Biographical information regarding each of the nominees is set forth below. We are not aware of any reason why any of the nominees will not be able to serve if elected. The term of office for members of the Board of Directors commences upon election and terminates upon completion of the first Annual General Meeting of Shareholders following election.

			Director Since	Other Public Directorships
	Age:	61	September 2016	United Parcel Service, Inc.
	Committee:	Audit
	Independent:	Yes

David P. Abney

Mr. Abney has been the Chief Executive Officer and a director of United Parcel Service, Inc., a package delivery, supply chain and freight services provider, since September 2014. He joined our Board in September 2016 upon the completion of the merger with Johnson Controls, Inc. Mr. Abney was named Chairman of the Board of UPS in March 2016. He served as Senior Vice President and Chief Operating Officer of UPS from 2007 to 2014, also as President of UPS Airlines from 2007 to 2008, and as Senior Vice President and President of UPS International from 2003 to 2007.

Skills and Qualifications

∎	Senior Leadership Experience: Extensive experience as a CEO, executive officer and board member at UPS and other companies

∎	Financial: Deep financial acumen as CEO and senior leader at UPS

∎	International: Significant experience as CEO and director of UPS

∎	Global Logistics: Specialized expertise in global logistics and distribution strategies

∎	Talent Management: Experience leading global teams

			Director Since	Other Public Directorships
	Age:	66	September 2016
	Committee:	Governance, Executive
	Independent:	Yes

Natalie A. Black

2017 Proxy Statement	3

Prior to her retirement, Ms. Black was the Senior Vice President and Chief Legal Officer of Kohler Co., a manufacturer and marketer of plumbing products, power systems and furniture and operator of hospitality facilities. She joined our Board in September 2016 upon the completion of the merger with Johnson Controls, Inc. She served as Chief Legal Officer of Kohler from 2012 to 2014 and as Senior Vice President from 2000 to 2014. She also served as General Counsel from 1983 to 2012, as Secretary from 2000 to 2012, as a Group President for Kohler Co. from 1998 to 2000 and as Group Vice President—Interiors from 1991 to 1998.

Skills and Qualifications

∎	Senior Leadership Experience: Extensive experience as a business leader and the Chief Legal Officer and General Counsel of Kohler

∎	Sales, Marketing, Branding and M&A: Specialized expertise in brand management, distribution, sales, and marketing from her executive management experience at Kohler

∎	Governance: Deep knowledge of legal and governance matters from her experience as a general counsel and a board and governance committee member

∎	Talent Management: Experience leading global teams

			Director Since	Other Public Directorships
	Age:	62	March 2010	Thomson Reuters
	Committee:	Compensation		SS&C Technologies, Inc.
	Independent:	Yes

Michael E. Daniels

Prior to his retirement in March 2013, Mr. Daniels was the Senior Vice President of the Global Technology Services group of International Business Machines Corporation, a business and IT services company with operations in more than 160 countries around the world. In this role, Mr. Daniels had worldwide responsibility for IBM’s Global Services business operations in outsourcing services, integrated technology services, maintenance, and Global Business Services, the consulting and applications management arm of Global Services. Since he joined IBM in 1976, Mr. Daniels held a number of leadership positions in sales, marketing, and services, and was general manager of several sales and services businesses, including IBM’s Sales and Distribution operations in the United States, Canada and Latin America, its Global Services team in the Asia Pacific region, Product Support Services, Availability Services, and Systems Solutions. Mr. Daniels serves as a director of Thomson Reuters, a provider of intelligent information for businesses, and SS&C Technologies, a provider of specialized software, software enabled-services and software as a service solutions to the financial services industry.

Skills and Qualifications

∎	Senior Leadership Experience: Decades of senior leadership experience at IBM

∎	Industry Experience: Broad and extensive global business experience in a wide range of global roles as an executive at IBM, including decades of experience in the service space

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∎	Technology, Cyber Security and IT: Deep understanding of critical areas of enterprise service functions and information technology, including cyber security

∎	International: Experience as a senior manager of a global organization as well as international experience living and working in a variety of cultures

∎	Talent Management: Experience leading global teams at IBM and in service on the compensation committee of public companies

			Director Since	Other Public Directorships
	Age:	69	March 2004
	Committee:	Governance
	Independent:	Yes

Brian Duperreault

Mr. Duperreault is the Chairman and Chief Executive Officer of Hamilton Insurance Group, Ltd., a Bermuda-based holding company of property and casualty insurance and reinsurance operations in Bermuda, the US and the UK. He served as President and Chief Executive Officer of Marsh & McLennan Companies, Inc. from January 2008 until his retirement in December 2012. Before joining Marsh, he served for four years as non-executive Chairman of ACE Limited, an international provider of insurance and reinsurance products, Chief Executive Officer of ACE Limited from October 1994 through May 2004, and as its President from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault served in various senior executive positions with American Insurance Group and its affiliates from 1978 to 1994. Mr. Duperreault is Vice Chairman of the Board of Blue Marble Microinsurance, a member of the Boards of the International Insurance Society, the IESE Business School, the Insurance Information Institute and the Bermuda Institute of Ocean Sciences, and is a former Member of the Association of The Metropolitan Opera, New York. He is the former Chairman of the Board of Overseers of the School of Risk Management of St. John’s University, New York.

Skills and Qualifications

∎	Senior Leadership Experience: Extensive experience as a CEO, executive officer and board member of multiple Fortune 500 companies

∎	Corporate Governance: Experience serving as lead director and on the governance committees of multiple public companies

∎	Financial: Deep financial acumen as CEO and senior leader in insurance and risk management industries

∎	International: Significant experience as CEO and director on multiple global companies

∎	Risk Management: Deep understanding of risk management gained over a career in the insurance industry

∎	Talent Management: Experience leading global teams at a number of Fortune 500 companies

2017 Proxy Statement	5

			Director Since	Other Public Directorships
	Age:	57	September 2016	The Western Union Company
	Committee:	Compensation, Executive
	Independent:	Yes
Jeffrey A. Joerres

Prior to his retirement in December 2015, Mr. Joerres was the Executive Chairman of the Board of ManpowerGroup Inc., a provider of employment services. He joined our Board in September 2016 upon the completion of the merger with Johnson Controls, Inc. He served as the Chief Executive Officer and President of ManpowerGroup from 1999 to 2014. Mr. Joerres served as Senior Vice President of European Operations from 1998 to 1999 and as Senior Vice President of Major Account Development from 1995 to 1998. From 2009 to 2015 Mr. Joerres was a director of the Federal Reserve Bank of Chicago. He serves on the board of Artisan Partners Asset Management Inc., where he serves as chair of the Compensation Committee and as a member of the Audit Committee. He also is a director of The Western Union Company and is a member of the Corporate Governance and Public Policy Committee and the Compensation and Benefits Committee. From 2001 to 2011, Mr. Joerres also served as a board member of Artisan Funds, Inc.

Skills and Qualifications

∎	Senior Leadership Experience: Extensive experience as a CEO, executive officer and board member of ManpowerGroup

∎	Corporate Governance: Experience serving as a public company lead director and on the governance committee

∎	International: Significant knowledge of the global marketplace gained from his role as CEO and director

∎	Service Sector: Deep understanding of the service sector and its employees gained during the course of his career

∎	Talent Management: Experience leading global teams

			Director Since	Other Public Directorships
	Age:	57	September 2016
	Committee:	Executive
	Independent:	No

Alex A. Molinaroli

Mr. Molinaroli became our Chairman and Chief Executive Officer upon completion of the merger with Johnson Controls, Inc. in September 2016. He was the Chairman, President and Chief Executive Officer of Johnson Controls, Inc. from October 2013. Previously, he served as Vice Chairman in 2013,

6	2017 Proxy Statement

as a Corporate Vice President from 2004 to 2013, and as President of Johnson Controls’ Power Solutions business from 2007 to 2013. Previously, Mr. Molinaroli served as Vice President and General Manager for North America Systems & the Middle East for Johnson Controls’ Building Efficiency business and has held positions with increasing levels of responsibility for controls systems and services, sales and operations. Mr. Molinaroli joined Johnson Controls in 1983.

Skills and Qualifications

∎	Senior Leadership and Industry Experience: The Board believes that Mr. Molinaroli’s extensive experience and knowledge of Johnson Controls, and its products and services, gained from over 30 years of service in a wide range of Johnson Controls’ leadership positions, enables him to provide meaningful input and guidance to the Board and Johnson Controls.

∎	International: Significant experience as CEO and director of a global multi-national company

∎	Talent Management: Experience leading the global team at Johnson Controls through a number of business and operational roles

∎	Executive Insight: Mr. Molinaroli offers valuable insights and perspective on the day to day management of the Company’s affairs

			Director Since	Other Public Directorships
	Age:	56	September 2012	Raytheon Company
	Committee:	Executive
	Independent:	No

George R. Oliver

Mr. Oliver became our President and Chief Operating Officer upon completion of the merger with Johnson Controls, Inc. in September 2016. Prior to that, Mr. Oliver was our Chief Executive Officer, a position he held since September 2012. He joined Tyco in July 2006, serving as president of Tyco Safety Products from 2006 to 2010 and as president of Tyco Electrical & Metal Products from 2007 through 2010. He was appointed president of Tyco Fire Protection in 2011. Before joining Tyco, he served in operational leadership roles of increasing responsibility at several General Electric divisions. Mr. Oliver also serves as a director on the board of Raytheon Company, a company specializing in defense, security and civil markets throughout the world, and is a trustee of Worcester Polytechnic Institute, his alma mater.

Skills and Qualifications

∎	Senior Leadership Experience: Extensive leadership experience over several decades as an executive at Tyco (now the Company) and GE

∎	Industry Experience: Nearly a decade of experience with Tyco, first as president of several of its business units and then as CEO

∎	International: Experience as a director, CEO and a senior manager of global organizations

2017 Proxy Statement	7

∎	Talent Management: Experience leading global teams at Johnson Controls, Tyco and GE

∎	Executive Insight: Mr. Oliver offers valuable insights and perspective on the day to day management of the Company’s affairs

			Director Since	Other Public Directorships
	Age:	44	September 2016	Mexichem, S.A.B.
	Committee:	Governance		Elementia S.A.B.
	Independent:	Yes		Grupo Lala S.A.B.
Grupo Pochteca S.A.B.

Juan Pablo del Valle Perochena

Mr. Perochena has been the Chairman of Mexichem, S.A.B. de C.V., a chemical and petrochemical producer and seller and a subsidiary of Kaluz, S.A. de C.V., since April 2011. He joined our Board in September 2016 upon the completion of the merger with Johnson Controls, Inc. He has been a Board member of Mexichem since 2001, and serves on the boards of Kaluz, S.A. de C.V., Elementia S.A. de C.V., Grupo Lala S.A.B., and Grupo Pochteca, S.A.B. de C.V.

Skills and Qualifications

∎	Senior Leadership Experience: Significant experience as an executive officer and board member of several Mexican companies

∎	Industry Experience: Deep knowledge of the manufacturing industry from his experiences at Mexichem

∎	International: Significant knowledge of the global marketplace gained from his business experience and background

∎	Construction and Real Estate Development: Mr. del Valle Perochena’s service with Kaluz, S.A. de C.V. gives him unique insight into the construction industry and real estate development.

∎	Talent Management: Experience leading global teams

			Director Since	Other Public Directorships
	Age:	58	March 2014	Sika AG Group
	Committee:	Audit
	Independent:	Yes

Jürgen Tinggren

Mr. Tinggren, age 58, joined our Board in March 2014. He was the chief executive officer of the Schindler Group, a global provider of elevators, escalators and related services, through December 2013 and was a member of the board of directors of Schindler from March 2014 to 2016. He joined the Group Executive Committee of Schindler in April 1997, initially with responsibility for Europe and

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thereafter for the Asia/Pacific region and the Technology and Strategic Procurement. In 2007, he was appointed Chief Executive Officer and President of the Group Executive Committee of the Schindler Group. Mr. Tinggren also serves on the Board of the Sika AG Group and is a Trustee of The Conference Board. From 2011 to 2014 he was a director of Schenker-Winkler Holding.

Skills and Qualifications

∎	Senior Leadership Experience: Extensive global business experience as the CEO and a senior leader of Schindler

∎	International: Experience as senior executive and director of European based organizations, deep understanding of international markets

∎	Industry Experience: Deep understanding of building services, industrial products and installation and service businesses

∎	Financial: Deep financial understanding as CEO of Schindler

∎	Business Development/M&A: Significant experience with mergers and acquisitions

∎	Talent Management: Experience leading global teams as CEO of Schindler

			Director Since	Other Public Directorships
	Age:	58	September 2016	The Chemours Company
	Committee:	Audit
	Independent:	Yes

Mark Vergnano

Mr. Vergnano has been the President, Chief Executive Officer and a director of the Chemours Company, a titanium technologies, fluoroproducts, and chemical solutions producer, since July 2015. He joined our Board in September 2016 upon the completion of the merger with Johnson Controls, Inc. Previously, Mr. Vergnano served as Executive Vice President, E. I. du Pont de Nemours and Company from 2009 to June 2015. While at DuPont, he served as group vice president—Safety & Protection from 2006 to 2009, vice president and general manager—DuPont Surfaces and Building Innovations from 2005 to 2006, and vice president and general manager—DuPont Nonwovens from 2003 to 2005. Mr. Vergnano joined DuPont in 1980 as a process engineer and held a variety of manufacturing, technical and management assignments in DuPont’s global organization.

Skills and Qualifications

∎	Senior Leadership Experience: Extensive global business experience as an executive and CEO of Chemours and DuPont

∎	International: Experience as senior executive of a multinational company

∎	Industry Experience: Deep understanding of the operations, global sales and marketing in the chemical manufacturing industry

2017 Proxy Statement	9

∎	Financial: Deep financial understanding as CEO of Chemours

∎	Talent Management: Experience leading global teams as CEO of Chemours and in managing a variety of business units at DuPont

			Director Since	Other Public Directorships
	Age:	69	March 2009	Marsh & McLennan Companies, Inc.
	Committee:	Compensation		Bank of America
	Independent:	Yes

R. David Yost

Mr. Yost served as Director and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from August 2001 to June 2011 when he retired. He was Chairman and Chief Executive Officer of AmeriSource Health Corporation from May 1997 to August 2001, and President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Mr. Yost also held a variety of other positions with AmeriSource Health Corporation and its predecessors from 1974 to 1997. Mr. Yost also serves as a director of Marsh & McLennan Companies, Inc. and Bank of America, and is a Vice Chairman of the Board of the United States Air Force Academy Endowment.

Skills and Qualifications

∎	Senior Leadership Experience: Extensive leadership experience gained as the CEO and a director of AmerisourceBergen

∎	Corporate Governance: Significant corporate governance experience serving as a director of multiple public companies

∎	Risk Management: Exposure to complex risk management concepts gained as a director of Marsh & McLennan and Bank of America

∎	Talent Management: Experience leading global teams as CEO of AmerisourceBergen

Election of each Director requires the affirmative vote of a majority of the votes properly cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Each Director’s election is the subject of a separate resolution and shareholders are entitled to one vote per share for each separate Director election resolution.

The Board unanimously recommends that shareholders vote FOR the election of each nominee for Director to serve until the completion of the next Annual General Meeting.

10	2017 Proxy Statement

PROPOSAL NUMBER TWO – APPOINTMENT OF AUDITORS AND AUTHORITY TO SET REMUNERATION

PricewaterhouseCoopers LLP (“PwC”) served as our independent auditors for the fiscal year ended September 30, 2016. As discussed below, prior to the merger between Johnson Controls, Inc. and a subsidiary of the Company, PwC was the independent auditor of Johnson Controls, Inc. and Deloitte & Touche LLP (“Deloitte”) was the independent auditor of the Company. The Audit Committee has selected and appointed PwC to audit our financial statements for the fiscal year ending September 30, 2017. The Board, upon the recommendation of the Audit Committee, is asking our shareholders to ratify the appointment of PwC as our independent auditors for the fiscal year ending September 30, 2017 and to authorize the Audit Committee of the Board of Directors to set the independent auditors’ remuneration. Although approval is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of PwC to our shareholders for ratification because we value our shareholders’ views on the Company’s independent auditors. If the appointment of PwC is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

For independent auditor fee information, information on our pre-approval policy of audit and non-audit services, and the Audit Committee Report, please see below.

On September 8, 2016, following the completion of the merger between Johnson Controls, Inc. and a subsidiary of the Company, the Audit Committee approved the dismissal of Deloitte as the Company’s independent registered public accounting firm and the Company accordingly notified Deloitte of such action effective as of September 2, 2016.

The reports of Deloitte on the Company’s financial statements for each of the two fiscal years ended September 25, 2015 and September 26, 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended September 25, 2015 and September 26, 2014, as well as during the subsequent interim period preceding September 2, 2016, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Deloitte with respect to any matter relating to accounting principles, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements with respect to such periods; or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Deloitte with a copy of the above disclosure, as set forth in the Company’s Current Report on Form 8-K filed on September 9, 2016 and requested that Deloitte provide the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above disclosures. A copy of Deloitte’s letter, dated September 9, 2016, was attached as Exhibit 16.1 to such Form 8-K.

2017 Proxy Statement	11

On September 8, 2016, the Company engaged PricewaterhouseCoopers (“PwC”) as its new independent registered public accounting firm, effective as of September 2, 2016. During the years ended September 25, 2015 and September 26, 2014, and through September 2, 2016, the effective date of the Company’s engagement of PwC, the Company did not consult with PwC regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The ratification of the appointment of the independent auditors and the authorization for the Audit Committee to set the remuneration for the independent auditors requires the affirmative vote of a majority of the votes properly cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

The Audit Committee and the Board unanimously recommend a vote FOR these proposals.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered to the Company by its independent public accountants as of and for the two most recent fiscal years are set forth below. The aggregate fees include fees billed or reasonably expected to be billed for the applicable fiscal year. Fees for fiscal year 2016 include fees billed or reasonably expected to be billed by PwC. Fees for fiscal year 2015 include fees billed by Deloitte.

	Fiscal Year 2016		Fiscal Year 2015
	(in millions	)	(in millions	)
Audit Fees	$24.6		$15.9
Audit-Related Fees	10.0		1.5
Tax Fees	4.4		0.9
All Other Fees	2.2		0.1

Total	$41.2		$18.4

PwC Fees

Audit Fees for the fiscal year ended September 30, 2016 were for professional services rendered by PwC and include fees for services performed to comply with auditing standards of the PCAOB (United States), including the annual audit of our consolidated financial statements including reviews of the interim financial statements contained in Johnson Controls’ Quarterly Reports on Form 10-Q, issuance of consents and the audit of our internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as assistance with and review of documents filed with the SEC.

Audit-Related Fees for the fiscal year ended September 30, 2016 were for services rendered by PwC and include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers, acquisitions, and divestitures, carve-outs associated with divestitures and spin-off transactions, consultations concerning financial accounting and reporting standards, issuance of comfort letters associated with debt offerings, general assistance with implementation of SEC and Sarbanes-Oxley Act requirements, audits of pension and other employee benefit plans, and audit services not required by statute or regulation.

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Tax Fees for the fiscal year ended September 30, 2016 were for services rendered by PwC and primarily include fees associated with tax audits, tax compliance, tax consulting, transfer pricing, and tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.

All Other Fees for the fiscal years ended September 30, 2016 were for services rendered by PwC and primarily include fees associated with training seminars related to accounting, finance and tax matters, information technology consulting, and other advisory services.

Deloitte Fees

Audit Fees for the fiscal year ended September 25, 2015 were for professional services rendered by Deloitte for the integrated audits of the Company’s consolidated financial statements and internal controls over financial reporting, quarterly reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits, consents, international filings and other assistance required to complete the year-end audit of the consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as assistance with and review of documents filed with the SEC.

Audit-Related Fees for the fiscal year ended September 25, 2015 were for services related to statutorily required attest services in various countries and for accounting and disclosure consultations.

Tax Fees for the fiscal year ended September 25, 2015 were for tax compliance and planning services.

All Other Fees for the fiscal year ended September 25, 2015 were for permitted advisory services related to our global shared service strategy and operations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In March 2004, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services, and ensuring compliance with the policy.

Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. No service may extend for more than 12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the Corporate Controller or his or her delegate.

In accordance with the policy, the chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors for a specific service

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when the entire Committee is unable to do so. All such pre-approvals must be reported to the Audit Committee at the next Committee meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three Directors, each of whom the Board has determined meets the independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a charter approved by the Board, which is posted on our website. As more fully described in its charter, the Audit Committee oversees Johnson Controls’ financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Management assures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. Johnson Controls’ independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States to obtain reasonable assurance that Johnson Controls’ consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

In this context, the Audit Committee has reviewed the U.S. GAAP consolidated financial statements for the fiscal year ended September 30, 2016, and has met and held discussions with management, the internal auditors and the independent auditors concerning these financial statements, as well as the report of management and the report of the independent registered public accounting firm regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. Management represented to the Committee that Johnson Controls’ U.S. GAAP consolidated financial statements were prepared in accordance with U.S. GAAP. In addition, the Committee has discussed with the independent auditors the auditors’ independence from Johnson Controls and its management as required under Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380 (Communication with Audit Committees) and Rule 2-07 of SEC Regulation S-X.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. Based upon the Committee’s review and discussions referred to above, the Committee recommended that the Board include Johnson Controls’ audited consolidated financial statements in Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the Securities and Exchange Commission and that such report be included in Johnson Controls’ annual report to shareholders for the fiscal year ended September 30, 2016.

Submitted by the Audit Committee,

Jürgen Tinggren, Chair

David P. Abney

Mark P. Vergnano

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PROPOSAL NUMBER THREE – AUTHORIZATION TO MAKE MARKET PURCHASES OF COMPANY SHARES

We have historically used open-market share purchases as a means of returning cash to shareholders and managing the size of our base of outstanding shares. These are longstanding objectives that management believes are important to continue.

Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases or overseas market purchases of the Company’s shares without shareholder approval. Accordingly, shareholders are being asked to authorize the Company, or any of its subsidiaries, to make market purchases and overseas market purchases of up to 10% of the Company’s issued shares. This authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.

Such purchases would be made only at price levels which the Directors considered to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. The Company currently expects to effect repurchases under our existing share repurchase authorization as redemptions pursuant to Article 3(d) of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries of the Company will not be able to make market purchases or overseas market purchases of the Company’s shares unless the resolution is adopted.

In order for the Company or any of its subsidiaries to make overseas market purchases of the Company’s ordinary shares, such shares must be purchased on a market recognized for the purposes of the Companies Act 2014. The New York Stock Exchange, on which the Company’s ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.

Ordinary Resolution

The text of the resolution in respect of Proposal 3 is as follows:

RESOLVED, that the Company and any subsidiary of the Company is hereby generally authorized to make market purchases and overseas market purchases of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the board of directors of the Company may determine from time to time but subject to the provisions of the Companies Act 2014 and to the following provisions:

(a) The maximum number of shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 90,000,000 ordinary shares of US$0.01 each (which represents slightly less than 10% of the Company’s issued ordinary shares ).

(b) The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the New York Stock Exchange for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.

(c) This general authority will be effective from the date of passing of this resolution and will expire on the earlier of the date of the Annual General Meeting in 2018 or eighteen months from

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the date of the passing of this resolution, unless previously varied, revoked or renewed by special resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

The authorization for the Company and/or any its subsidiaries to make market purchases and overseas market purchases of Company shares requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

The Board unanimously recommends that shareholders vote FOR this proposal.

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PROPOSAL NUMBER FOUR – DETERMINE THE PRICE RANGE AT WHICH THE COMPANY MAY RE-ALLOT TREASURY SHARES

Our historical open-market share repurchases and other share buyback activities result in ordinary shares being acquired and held by the Company as treasury shares. We may re-allot treasury shares that we acquire through our various share buyback activities in connection with our executive compensation program and our other compensation programs.

Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury (including by way of re-allotment off-market). In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose the renewal of this authorization at subsequent annual general meetings.

The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-alloted are 95% and 120%, respectively, of the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-allotment. Any re-allotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.

Special Resolution

The text of the resolution in respect of Proposal 4 (which is proposed as a special resolution) is as follows:

RESOLVED, that the re-allotment price range at which any treasury shares held by the Company may be re-alloted shall be as follows:

(a) the maximum price at which such treasury share may be re-alloted shall be an amount equal to 120% of the “market price”; and

(b) the minimum price at which a treasury share may be re-alloted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share plan operated by the Company or, in all other cases, an amount equal to 95% of the “market price”; and

(c) for the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-allotment.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire on the earlier of the date of the Annual General Meeting of the Company held in 2018 or eighteen months after the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of section 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.

The authorization of the price range at which the Company may re-allot any shares held in treasury requires the affirmative vote of at least 75% of the votes properly cast (in person or by proxy) at the Annual General Meeting.

The Board unanimously recommends that shareholders vote FOR this proposal.

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PROPOSAL NUMBER FIVE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investor sentiment with regard to the Company’s executive compensation programs. As a result, this proposal provides shareholders with the opportunity to cast an advisory vote on the compensation of our executive management team, as described in the section of this proxy statement entitled “Compensation Discussion & Analysis,” and endorse or not endorse our fiscal 2016 executive compensation philosophy, programs and policies and the compensation paid to the Named Executive Officers.

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes properly cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Although the vote is non-binding, our Board and the Compensation Committee will review the voting results. To the extent there is a significant negative vote, we would communicate directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Advisory Non-Binding Resolution

The text of the resolution, which if thought fit, will be passed as an advisory non-binding resolution at the Annual General Meeting, is as follows:

RESOLVED, that shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion & Analysis section of this proxy statement.

The Board unanimously recommends that shareholders vote FOR this proposal.

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PROPOSAL NUMBER SIX – ADVISORY VOTE ON THE FREQUENCY OF THE EXECUTIVE COMPENSATION VOTE

The Dodd-Frank Act requires us to include, at least once every six years, an advisory vote regarding how often shareholders wish to cast the advisory vote on executive compensation. In casting their advisory vote, shareholders may choose among four options (1) an annual vote, (2) a vote every two years (biennial), (3) a vote every three years (triennial) or (4) to abstain from voting.

The Board believes that an annual vote is appropriate for the Company because it provides shareholders the opportunity to provide frequent feedback on overall compensation philosophy, design and implementation.

The advisory vote on the frequency of the advisory vote on executive compensation is non-binding, meaning that our board will not be obligated to take any actions or to adjust the frequency of the advisory vote on executive compensation as a result of the vote. Although the vote is non-binding, our Board and the Compensation Committee will review the voting results and consider the feedback obtained through this process in making future decisions about the frequency of the advisory vote on executive compensation.

The Board unanimously recommends that shareholders elect the ANNUAL option when casting their advisory vote with respect to this proposal.

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PROPOSAL NUMBER SEVEN – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE JOHNSON CONTROLS INTERNATIONAL PLC 2012 SHARE AND INCENTIVE PLAN

Our Board has proposed approval of the material terms of the performance goals under the Johnson Controls International plc 2012 Share and Incentive Plan, as amended and restated (the Plan”), to preserve our ability grant fully tax-deductible performance-based awards under the Plan. The Plan was previously approved by shareholders on September 14, 2012, and, other than as set forth below, shareholders are not currently being asked to approve any amendment to the Plan or to otherwise approve the Plan itself; they are being asked only to (i) approve the material terms of the performance goals under the Plan and (ii) adjust the limit on the amount of equity awards that can be granted to each non-executive director under the Plan so that a total of $600,000 of equity awards may be granted in a fiscal year (compared to the current limit of $200,000 in annual awards plus additional awards of up to 19,100 shares).

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based” compensation. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, be disclosed to and approved by shareholders, generally every five years. Because the Plan was last approved by shareholders in 2012, we are seeking shareholder approval of the material terms of the performance goals at our 2017 Annual General Meeting to preserve our ability to continue to grant fully tax-deductible performance-based awards. In addition, we are seeking shareholder approval to increase the limit on the amount of equity awards that can be granted to each non-executive director under the Plan so that a total of $600,000 of equity awards may be granted in a fiscal year. The current limit on equity awards to non-executive directors is $200,000 for the annual equity grant, plus additional awards that may be granted with respect to up to 19,100 shares in any fiscal year. The amendment is intended to simplify the limits applicable to equity awards made to non-executive directors in the future. Remuneration for non-executive directors consists of an annual cash retainer of $110,000 and an annual grant of restricted stock units with a grant date value of approximately $140,000 and a one-year vesting term.

Material Terms of the Performance Goals Under the Plan

For purposes of Section 162(m), the material terms of the performance goals include: (a) the employees eligible to receive compensation; (b) the description of the business criteria on which the performance goals may be based; and (c) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and shareholder approval of this Proposal Seven constitutes approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements. The following summary is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Annex II.

Eligibility. In general, participants eligible to receive awards under the Plan include employees and directors of the Company and its subsidiaries (including prospective employees and directors), and consultants who provide bona fide services to the Company or any of its subsidiaries. As of December 31, 2016, approximately 130,000 employees, including eleven executive officers, nine non-

20	2017 Proxy Statement

employee directors and no consultants are eligible to receive awards under the Plan. The group of employees whose compensation would be subject to the performance goals described in this Proposal Seven would include some or all of the Company’s executive officers. Although Section 162(m) only limits deductibility for compensation paid to the CEO or any of the Company’s three most highly compensated executive officers (other than the CFO) who are employed as of the end of the year, we may apply the performance goals to all executive officers in the event that any of them becomes a covered employee under Section 162(m) during the time that they hold an award described in this Proposal Seven.

Performance Goals. Share options and share appreciation rights granted under the Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Section 162(m) due to the Plan’s requirement that they have an exercise price per share no lower than the fair market value of a share on the date of grant. The Plan also provides for short-term and long-term performance awards that may be granted in the form of cash or ordinary shares (including share options). The Compensation Committee (the “Committee”), in its discretion and as set forth in the document evidencing the grant of an award, which we refer to as the award certificate, will fix the amount, terms and conditions of short-term or long-term performance awards, subject to the following restrictions if the awards are granted to employees or directors who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (a “Reporting Person”):

∎	Performance Cycles—Short-term performance awards will be granted in connection with performance periods of between 6 and 12 months. Long-term performance awards will be granted in connection with performance periods that may not be shorter than 12 months or longer than five years.

∎	Performance Measures—The target amounts and/or vesting percentages for any short-term or long-term performance award must be determined by reference to the level of performance attained in relation to one or more performance measures selected by the Committee. The performance measures that the Committee may select include any one or combination of the following:

•	Basic earnings per ordinary share for the Company on a consolidated basis;

•	Diluted earnings per ordinary share for the Company on a consolidated basis;

•	Earnings (including earnings before or after interest and the provision for income taxes (EBIT) and earnings before or after interest, the provision for income taxes, depreciation, and amortization (EBITDA));

•	Total shareholder return;

•	Share price or fair market value of shares;

•	Revenues, sales or net sales;

•	Costs or cost of sales;

•	Expense management, including selling, general and administrative expenses;

•	Gross profit;

•	Profitability of an identifiable business unit or product;

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•	Economic value added, or other measure of profitability that considers the cost of capital employed;

•	Maintenance or improvement of profit margins;

•	Operating income;

•	Segment EBIT;

•	Net income;

•	Accounts receivable;

•	Inventories;

•	Credit rating;

•	Working capital or trade working capital;

•	Changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital);

•	Improvements in capital structure;

•	Return on invested capital and/or return on investment before or after cost of capital;

•	Return on equity or return on shareholder equity;

•	Return on assets;

•	Return on sales;

•	Cash flow or free cash flow;

•	Net cash provided by operating activities;

•	Net increase (decrease) in cash and cash equivalents;

•	Customer satisfaction, which may include customer backlog and/or relationships;

•	Market share;

•	Quality;

•	Safety;

•	Independent industry ratings or assessments;

•	Realization or creation of innovation projects or products;

•	Employee engagement;

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•	Employee retention;

•	Improvement in employee, workforce and/or supplier diversity;

•	Sustainability measures, such as reduction in greenhouse gases;

•	Closing of corporation transactions and/or completion of integration of acquired businesses;

•	Strategic plan development and implementation and/or strategic activities; and

•	Development, completion and implementation of succession planning.

Any performance measure used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including the passage of time and/or against other companies or financial metrics), (c) on a per share basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company, (e) on a pre-tax or after-tax basis, and (f) in tandem with any other performance measure. Awards issued to persons who are not key employees may take into account any other factors deemed appropriate by the Committee. No short-term or long-term performance award will be delivered until the Committee certifies in writing the level of performance attained for the performance period in relation to the applicable performance measures. In determining performance, the Committee may, in its discretion, exclude unusual, infrequently occurring or other items that it deems appropriate in compliance with the applicable requirements of Code Section 162(m).

Limitations and Maximum Awards under the Plan. The Plan limits the amounts of awards that may be granted or paid. For awards granted on and after the date of the 2017 Annual General Meeting, no participant may:

∎	be granted share options, share appreciation rights, other share-based awards or substitute awards that, in each case, are not short-term performance awards or long-term performance awards, with respect to more than 5,730,000 shares in any calendar year;

∎	be paid more than $6 million per calendar year (whether in cash or shares) with respect to short-term performance awards;

∎	be paid more than 5,730,000 shares per calendar year (less the number of shares related to any other awards granted in the same calendar year) with respect to long-term performance awards payable in shares; or

∎	be paid more than $6 million per calendar year with respect to long-term performance awards payable in cash.

However, additional awards in excess of these limitations relating to up to 9,550,000 shares may be granted to a Reporting Person who has been hired within the calendar year so long as the additional awards are made in the form of share options, share appreciation rights or long-term performance based awards.

The limits described above are not intended to indicate that all of these awards will be made, or that awards will be made up to these limits.

These limits are subject to anti-dilution adjustments in the event of share splits, mergers, consolidations, share dividends, recapitalizations and similar transactions, but may not otherwise be amended without shareholder approval.

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Summary of Material Provisions of the Plan

The following is a summary of the material terms and provisions of the Plan other than the material terms of the performance goals, which were summarized above. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Annex II. To the extent that there is a conflict between this summary and the Plan, the terms of the Plan will govern. Any capitalized terms that are used but not defined in this summary have the meaning given to them in the Plan.

Plan Administration. The Plan is administered by the Committee, which has broad discretion and authority under the Plan to (1) interpret and administer the Plan; (2) prescribe, amend and rescind rules and regulations relating to the Plan; (3) select participants to receive awards; (4) determine the form of an award, the number of ordinary shares subject to an award, and the terms and conditions of each award; (5) determine whether awards will be granted singly, in combination or in tandem; (6) establish and interpret performance criteria in connection with performance-based awards and evaluate and certify the level of performance attained; (7) waive, correct or amend any terms, conditions, restrictions or limitations on an award (except that (a) the Plan’s prohibition on the repricing of share options and share appreciation rights cannot be waived and (b) any waiver or amendment must comply with, or be subject to an exemption from, Section 409A of the Code); (8) make any adjustments to the Plan (including but not limited to adjustment of the number of ordinary shares available under the Plan, as described below, or any award) and any award granted under the Plan that may be appropriate, in accordance with the Plan’s adjustment provisions (see “Adjustments” below); (9) determine under which circumstances awards may be deferred; (10) determine whether any awards may be transferable; (11) establish subplans and make any modifications to the Plan to implement and administer the Plan in foreign countries; (12) appoint agents to help administer the Plan; and (13) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

The Committee may delegate any of its duties and authority under the Plan, except for the authority to grant and administer awards to directors, key employees and other Reporting Persons, or to employees to whom the Committee has delegated authority under the Plan. The Committee may not delegate its duty to establish and certify performance measures.

Shares Available for Issuance. The total number of shares reserved for awards under the Plan is the sum of (a) 47,750,000, (b) any shares subject, as of October 1, 2012 to the outstanding awards under the Tyco International Ltd. 2004 Share and Incentive Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares) and (c) a number of shares equal to the number of shares of Johnson Controls, Inc. common stock remaining available under the Johnson Controls, Inc. 2012 Omnibus Incentive Plan and the Johnson Controls, Inc. 2003 Share Plan for Outside Directors (the “Legacy Johnson Controls Plans”) as of the date of the merger (the “Merger”) between us and Johnson Controls, Inc. (the “Legacy Johnson Controls Shares”). The share reserve may be adjusted upon the occurrence of certain events (see “Adjustments” below).

In accordance with the NYSE Listed Company Manual and interpretive guidance thereunder, including Rule 303A.08, (a) awards in respect of Legacy Johnson Controls Shares granted following the Merger may be granted only to persons other than any individuals who were employed, immediately before the Merger, by us or entities that were our subsidiaries immediately before the Merger and (b) the time during which the Legacy Johnson Controls Shares are available for grant under the Plan will not be extended beyond the period when they would have been available for grant under the Legacy Johnson Controls Plans.

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Awards denominated in shares that are granted as share options or share appreciation rights will at the time of grant, reduce, on a 1-for-1 basis, the number of shares available under the Plan. Awards denominated in shares that are granted as restricted shares, restricted units, performance units, other share-based awards, or in respect of short-term performance awards or long-term performance awards (other than performance based share options) will at the time of grant reduce the number of shares available under the Plan on (a) if the award is denominated in shares that are not Legacy Johnson Controls Shares (as determined by the Committee or its designee), a 1-for-3.32 basis, or (b) if the award is denominated in shares that are Legacy Johnson Controls Shares (as determined by the Committee or its designee), a 1-for-2.65 basis.

Shares related to the following events restore the shares available in the same amount in which the award reduced the shares available set forth above:

∎	Shares related to awards paid in cash;

∎	Shares related to awards that expire, are forfeited or cancelled, or terminate for any other reason without issuance of shares;

∎	Shares issuable in connection with awards that are assumed, converted or substituted as a result of the acquisition of an acquired company by us or a combination of our company with another company; and

∎	Any restricted shares that are returned to us as restricted shares.

In addition, any shares that became issuable under the Plan as a result of an adjustment to an outstanding award in connection with our spin-offs of The ADT Corporation and Tyco Flow Control International Ltd. and related transactions were not counted against the share authorization.

Adjustments. In the event of a change in the outstanding shares of the Company by reason of a share split, reverse share split, dividend or other distribution (whether in the form of cash, shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities or similar corporate transaction or event, the Committee will make appropriate adjustments to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (including adjustments to shares available).

Share Options and Share Appreciation Rights. Share options awarded under the Plan may be in the form of nonqualified share options or incentive share options or a combination of the two, at the discretion of the Committee and as set forth in the award certificate. Share appreciation rights may be awarded either alone or in tandem with share options. Unless determined otherwise by the Committee and set forth in the award certificate or as required by law, share options and share appreciation rights granted under the Plan are subject to the following terms and conditions:

∎	Exercise Price—The exercise price for each ordinary share subject to a share option or for a share appreciation right will be set by the Committee at the time of grant, and will typically be equal to the fair market value of an ordinary share as of the date of grant (with fair market value being set by reference to the closing price on the NYSE). The Committee also has the discretion to grant premium-priced share options. The exercise price of a share appreciation right granted in tandem with a share option will be equal to the exercise price of the share option.

∎	No Repricing—The exercise price of a Share option or share appreciation right may not be decreased after the date of grant, unless approval of the repricing is obtained from the Company’s shareholders.

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∎	Vesting—The Committee will set the vesting schedule and term of share options and share appreciation rights awarded under the Plan in the award certificate.

∎	Payment of Exercise Price—Unless the award certificate provides otherwise, payment of the exercise price may be made in cash, check, wire transfer or money order or, if permitted by the Committee, (a) by delivering irrevocable instructions to a broker to deliver to us the amount of sale proceeds with respect to ordinary shares having a fair market value equal to the exercise price, (b) by tendering to us ordinary shares owned by the participant for at least six months having an aggregate fair market value equal to the exercise price, or (c) by instructing us to withhold ordinary shares that would otherwise be issued having an aggregate fair market value equal to the exercise price.

∎	Incentive Share Options—Incentive share options may be granted only to employees of the Company or a subsidiary, and may not be transferred by an employee other than by will or the laws of descent and distribution and may be exercised only by an employee during the employee’s lifetime. A maximum of 9.55 million shares may be available for grant in the form of incentive share options.

∎	Share Appreciation Rights—Share appreciation rights will be paid in cash or ordinary shares or a combination of cash and ordinary shares, as determined by the Committee at the time of grant. Cash payments will be equal to the excess of the fair market value of an ordinary share on the date of exercise over the exercise price of the share appreciation right. If ordinary shares are paid for the share appreciation right, the number of ordinary shares that will be paid is determined by dividing the cash payment amount by the fair market value of an ordinary share on the date of exercise.

Short-Term and Long-Term Performance Awards. The Plan provides for short-term and long-term performance awards that may be granted in the form of cash or ordinary shares (including share options). The Committee, in its discretion and as set forth in the award certificate, will fix the amount, terms and conditions of short-term and long-term performance awards, subject to the following restrictions if such awards are granted to Reporting Persons:

∎	Performance Cycles—Short-term performance awards will be granted in connection with performance periods of between 6 and 12 months. Long-term performance awards will be granted in connection with performance periods that may not be shorter than 12 months or longer than five years.

∎	Performance Measures—The target amounts and/or vesting percentages for any short-term or long-term performance award must be determined by reference to the level of performance attained in relation to one or more performance measures selected by the Committee. See above under the heading “Material Terms of the Performance Goals Under the Plan—Performance Goals” for a discussion of the performance measures that the Committee may select.

Other Share-Based Awards. Awards other than share options, share appreciation rights and short-term and long-term performance awards may be granted under the Plan. The Committee has the discretion to fix the amount, terms and conditions applicable to awards of restricted share, restricted units and deferred share units, and other equity-based awards.

Director Awards. Annually, the Committee will grant an award to each nonemployee director in such an amount as the Board, in its discretion, may approve in advance; provided that the fair market value on the grant date of such award does not exceed $600,000. Unless the Committee determines

26	2017 Proxy Statement

otherwise, the form of the awards will be restricted units with a one year vesting period, and will be granted on the business day following the annual general meeting of shareholders. In addition to the annual awards provided for above, the Committee may, in its discretion, grant additional awards to nonemployee directors or prospective nonemployee directors, provided that in no event will the fair market value on the grant date of such award, when combined with any awards previously granted in the applicable fiscal year, exceed $600,000 in any fiscal year.

Substitute Awards. The Committee may make awards under the Plan to grantees of an acquired company through the assumption of, or in substitution for, outstanding equity-based awards previously granted to the grantees. Unless otherwise agreed, the assumed or substituted awards will be subject to the terms and conditions of the original awards made by the acquired company, with any adjustments that the Committee considers necessary to comply with applicable law or appropriate to give effect to the relevant provisions of any agreement for the acquisition of the acquired company.

Change in Control.

For awards granted prior to the date of the Merger, the following applies in connection with a change in control:

∎	Unless the applicable award certificate provides otherwise, for any participant who incurs a change in control termination, all unvested share options and share appreciation rights will become exercisable as of the later of (a) the effective date of the change in control and (b) the effective date of the change in control termination, and all conditions to vesting will be waived with respect to all other unvested awards that are denominated in shares. in such a case, with respect to long-term performance awards, performance will be deemed to have been achieved at a level of performance, as determined in the sole discretion of the Committee, at the higher of 100% of the participant’s target amount and the level of actual performance as of the date of the change in control.

∎	In addition to the foregoing, no later than 90 days after the date of change in control, the Committee (as constituted prior to the date of change in control) will provide for the following actions to apply to each award that is outstanding as of the date of change in control: (a) an adjustment to such award as the Committee deems appropriate to reflect such change in control, (b) the acquisition of such award, or substitution of a new right therefor, by the acquiring or surviving entity after such change in control, or (c) the purchase of such award for an amount of cash equal to the amount that could have been attained upon the exercise or redemption of such award immediately prior to the change in control had such award been exercisable or payable at such time; subject to certain limitations to promote compliance with Code Section 409A(a)(2).

For awards granted on or after the date of the Merger, the following applies:

∎	If the participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any subsidiary that discusses the effect of a change in control on the participant’s awards, then that agreement will control. In all other cases, unless provided otherwise in an award certificate or by the Committee prior to the date of the change in control, in the event of a change in control:

∎

If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the change in control transaction. If applicable, each award which is assumed by the Survivor will be appropriately adjusted, immediately after such change in control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change in control

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had the award been exercised, vested or earned immediately prior to such change in control, and other appropriate adjustments in the terms and conditions of the award will be made.

∎	To the extent the Survivor in the change in control transaction does not agree to assume the awards or issue replacement awards as provided above, immediately prior to the date of the change in control:

(a)	Each share option or share appreciation right that is then held by a participant who is employed by or in the service of the Company or a subsidiary will become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all share options and share appreciation right will be cancelled on the date of the change in control in exchange for a cash payment equal to the excess of the change in control price of the shares covered by the share option or share appreciation right that is so cancelled over the purchase or grant price of such shares under the award.

(b)	All restricted shares, restricted units and deferred share units (that are not short-term performance awards or long-term performance awards) that are not then vested will vest.

(c)	All short-term performance awards and long-term performance awards that are earned but not yet paid will be paid and all short-term performance awards and long-term performance awards for which the performance period has not expired will be deemed to have been earned in an amount equal to (1) the target value payable to the participant under such award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the change in control occurs and the denominator of which is the number of days in the performance period, and will be cancelled in exchange for a cash payment equal to such earned amount within 30 days of the change in control.

(d)	All dividend equivalent units that are not vested will vest and be paid in cash, and all other awards that are not vested will vest and if an amount is payable under such vested award, such amount will be paid in cash based on the value of the award.

∎	In the event that (a) the Survivor terminates the participant’s employment or service without cause or (b) if the participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any subsidiary that contemplates the termination of his or her employment or service for good reason, and the participant terminates his or her employment or service for good reason (as defined in such agreement), in the case of either (a) or (b) within 24 months following a change in control, then outstanding awards or replacement awards will generally be subject to either pro rata or fully accelerated vesting and will be canceled in exchange for a cash payment.

∎	Except as otherwise expressly provided in any agreement between a participant and the Company or a subsidiary, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment will be reduced to the extent required to prevent the imposition of such excise tax.

Vesting upon Death, Disability and Retirement. For awards granted prior to the date of the Merger, unless the applicable award certificate provides otherwise, upon the death or disability of a participant, all unvested awards held by such participant will vest, and with respect to all of a participant’s share

28	2017 Proxy Statement

options and share appreciation rights, the awards will be exercisable until the earlier of their original expiration date and the date that is three years after the date on which the participant dies or incurs a disability. Unless the applicable award certificate provides otherwise, upon a participant’s termination of employment for any reason other than death, disability or due to a change in control, if the participant has attained age 55, and the sum of the participant’s age and years of service with the Company is 60 or higher, a pro rata portion of each award granted prior to the date of the Merger held by such participant will vest based on the number of full months of service completed commencing on the grant date of such award and ending on the date of termination of employment divided by the full number of months required to achieve complete vesting. with respect to all of such participant’s share options and share appreciation rights, such awards will be exercisable until the earlier of their original expiration date and the date that is three years after the date of termination of employment. For awards granted on or after the date of the Merger, the Committee will determine the effect of the death, disability or termination of employment of a participant on the participant’s awards.

Dividend Equivalents. At the discretion of the Committee and as set forth in the applicable award certificate, dividends issued on shares may be credited with respect to any award other than a share option or share appreciation right in the form of dividend equivalents. Dividend equivalents will be subject to such vesting and other terms as are determined by the Committee and set forth in the applicable award certificate. Unless the award certificate provides otherwise, for any award that is entitled to dividend equivalents, (a) such dividend equivalent will equal, on a per share basis, the quotient produced by dividing the cash value of the dividend by the fair market value of one share as of the date the dividend is paid, and (b) such dividend equivalent will vest at the same time, and only to the extent that, the underlying award vests (taking into account any applicable performance conditions).

Transfer. Awards may not be transferred by a participant other than by will or the laws of descent and distribution. The Committee may permit a participant to transfer an award (other than an incentive share option) to family members, a trust for the benefit of family members and certain family partnerships. Any award so transferred will be subject to the same terms and conditions as the original grant and may be exercised by the transferee only to the extent that the award would have been exercisable or payable in the hands of the participant had no transfer occurred.

Forfeiture; Clawback. The Committee may, in its discretion, provide in an award certificate provisions it deems appropriate related to non-competition, non-solicitation, confidentiality, anti-disparagement and similar matters. The Committee may, in its discretion, specify in an award or a policy that will be incorporated into an award agreement by reference, that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but will not be limited to, termination of employment for cause, termination of the participant’s provision of services to the Company or any of its subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct. In addition, for awards granted on or after the date of the Merger, (a) any such awards, and any shares issued or cash paid pursuant to such awards, will be subject to (1) any recoupment, clawback, equity holding, share ownership or similar policies adopted by the Company from time to time and (2) any recoupment, clawback, equity holding, share ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time, (b) unless the award certificate specifies otherwise, the Committee may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award certificate and the Plan and (c) the Company will have the right to offset, from any amount payable or shares

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deliverable hereunder, any amount that the participant owes to the Company or any subsidiary without the consent of the participant or any individual with a right to the participant’s award.

Amendment and Termination. The Plan may be amended or terminated by the Board at any time without shareholder approval, except that any material revision to the terms of the Plan requires shareholder approval before it can be effective. A revision is “material” for this purpose if it materially increases the number of ordinary shares that may be issued under the Plan (other than an increase pursuant to an “Adjustment,” as described above), expands the types of awards under the Plan, materially expands the class of persons eligible to receive awards under the Plan, materially extends the term of the Plan, materially decreases the exercise price at which share options or share appreciation rights may be granted, reduces the exercise price of outstanding share options or share appreciation rights, or results in the replacement of outstanding share options or share appreciation rights with awards that have a lower exercise price, or otherwise requires the consent of shareholders under applicable law, regulation or exchange listing standard. The Board may, in its discretion, amend the Plan to increase the maximum amount of awards that may be granted to a director in any fiscal year. With respect to awards granted prior to the date of the Merger, no amendment of the Plan will adversely affect the rights of any participant with respect to any such outstanding award without the participant’s written consent. With respect to awards granted on or after the date of the Merger, the Board or the Committee may amend such awards; provided that no amendment of the Plan or any outstanding award made without the participant’s written consent may adversely affect any right of a participant with respect to an outstanding award, except that the Committee need not obtain participant (or other interested party) consent for the modification, amendment or cancellation of an award pursuant to an “Adjustment,” as described above, or as follows: (a) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the shares are then traded; (b) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any award for the Company; or (c) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) as may then have an interest in the award. Unless earlier terminated by the Board, the Plan will automatically terminate on October 1, 2022. No awards may be granted under the Plan after it is terminated, but any previously granted awards will remain in effect until they expire.

Summary of Federal Income Tax Consequences of Awards

The following is a brief summary of the principal United States federal income tax consequences of the grant, exercise and disposition of awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Nonqualified Share Options and Share Appreciation Rights. A participant will not recognize any income at the time a nonqualified share option or share appreciation right is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified share option is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares received as of the date of exercise over the exercise price. When a share appreciation right is exercised, the participant will recognize ordinary income in an amount equal to the cash received or, if the share appreciation right is paid in ordinary shares, the fair market value of the ordinary shares received as of the date of exercise. Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant. The Company will be entitled to a tax deduction with respect to a nonqualified share option or share appreciation right at the same time and in the same amount as the participant recognizes income.

Incentive Share Options (“ISOs”). A participant will not recognize any income at the time an ISO is granted. Nor will a participant recognize any income at the time an ISO is exercised. However, the

30	2017 Proxy Statement

excess of the fair market value of the ordinary shares on the date of exercise over the exercise price paid will be a preference item that could create a liability under the alternative minimum tax. If a participant disposes of the ordinary shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the exercise price paid), if any, will be long-term capital gain eligible for favorable tax rates. If the participant disposes of the ordinary shares prior to the end of the holding period, the disposition is a “disqualifying disposition”, and the participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lesser of (a) the fair market value of the ordinary shares on the date of exercise or (b) the amount received for the ordinary shares, over the exercise price paid. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss, depending on how long the ordinary shares were held by the participant prior to disposition. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO unless a participant recognizes ordinary income as a result of a disqualifying disposition, in which case the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Short-Term and Long-Term Performance Awards. A participant will not recognize any income at the time a short-term or long-term performance award is granted, nor will the Company be entitled to a deduction at that time. To the extent a short-term or long-term performance award is paid in cash, a participant will recognize compensation income in the year of payment and in the amount of cash payable. To the extent a short-term or long-term performance award is paid in share, a participant will recognize compensation in the year of payment in the amount of the fair market value of the share as of the date of payment. Payroll taxes are required to be withheld on the amount paid. The Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes income.

Restricted Shares. A participant will not recognize any income at the time restricted shares are granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on restricted shares lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares on the date of vesting over the amount, if any, the participant paid for the ordinary shares. A participant may, however, elect within 30 days after receiving restricted shares to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant will be equal to the excess of the fair market value of the ordinary shares on the date of receipt over the amount, if any, the participant paid for the ordinary shares. Payroll taxes are required to be withheld on the income recognized by the participant. The Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Restricted Units and Deferred Share Units. A participant will not recognize any income at the time a restricted unit or deferred share unit is granted, nor will the Company be entitled to a deduction at that time. When payment on a restricted unit or deferred share unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the ordinary shares received. If a restricted unit is paid in cash, the participant will recognize ordinary income in the amount payable. Payroll taxes are required to be withheld on the income recognized by the participant. The Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Code Section 162(m). With certain exceptions, Section 162(m) limits the Company’s deduction for compensation in excess of $1 million paid to covered employees (referred to in the Plan as “Key Employees”). Compensation paid to Key Employees is not subject to the deduction limitation, however, if it is considered qualified “performance-based compensation” within the meaning of Section 162(m). The Plan is designed so that, if shareholders approve the material terms of the performance goals

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under the Plan, the Company may elect to qualify certain awards under the Plan as qualified “performance-based compensation.”

Code Section 409A. Section 409A of the Code requires acceleration of income and imposes an additional 20% tax, and in some cases an additional tax in the nature of interest, in the case of “non-qualified deferred compensation” arrangement that do not comply with the requirement of Section 409A. Therefore, if any award potentially constitutes non-qualified deferred compensation, it will be necessary that the award be structured to comply with Section 409A to avoid the imposition of additional tax, penalties and interest on the participant.

New Plan Benefits

We currently cannot determine other awards that may be granted under the Plan in the future to eligible participants. The Committee will make future awards under the Plan in its discretion from time to time, and the benefits received will depend on the amounts awarded and the extent to which performance goals set by the Committee are achieved. The closing price of our ordinary shares on the NYSE was $41.19 per share on December 30, 2016.

Equity Compensation Plan Information

The following table provides information as of September 30, 2016 with respect to our ordinary shares issuable under our equity compensation plans:

	(a)	(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by shareholders	22,332,233	$32.07	46,471,348
Equity compensation plans not approved by shareholders	-	-	-

Total	22,332,233	$32.07	46,471,348

The Board recommends that shareholders vote FOR approval of the material terms of the performance goals under the Johnson Controls International plc 2012 Share and Incentive Plan.

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PROPOSAL NUMBER EIGHT – AUTHORIZATION FOR THE DIRECTORS TO ALLOT COMPANY SHARES

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. The Company’s current authorization, approved by shareholders at our 2016 Extraordinary General Meeting, is to issue up to 33% of the authorized but unissued share capital of the Company, which authorization will expire on March 8, 2017 - the date of the 2017 Annual General Meeting. We are presenting this proposal to renew the Board’s authority to issue authorized but unissued shares on the terms set forth below. If this proposal is not passed, the Company will have a limited ability to issue new ordinary shares.

It is customary practice in Ireland to seek shareholder authority to issue shares up to an aggregate nominal value of up to 33% of the aggregate nominal value of the company’s issued share capital and for such authority to be renewed each year. Therefore, in accordance with customary practice in Ireland, we are seeking approval to issue up to a maximum of 33% of our issued ordinary capital for a period expiring on the earlier of the date of the Company’s annual general meeting in 2018 or September 8, 2018, unless otherwise varied, revoked or renewed. The Directors of the Company expect to propose renewal of this authorization on a regular basis at the Annual General Meeting in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

Ordinary Resolution

The text of the resolution in respect of Proposal 8 (which is proposed as an ordinary resolution) is as follows:

“RESOLVED that the directors be and are hereby generally and unconditionally authorized to exercise all powers to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal value of US$3,050,000 (being equivalent to approximately 33% of the aggregate nominal value of the issued share capital of the Company as at the last practicable date prior to the issue of the notice of this meeting) and the authority conferred by this resolution shall expire on the earlier of the date of the Company’s annual general meeting in 2018 or September 8, 2018, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

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As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

The Board unanimously recommends that shareholders vote FOR this proposal.

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PROPOSAL NUMBER NINE – WAIVER OF STATUTORY PRE-EMPTION RIGHTS

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). Our current authorization, approved by shareholders at our 2016 Extraordinary General Meeting, will expire on March 8, 2017 - the date of the 2017 Annual General Meeting . We are therefore proposing to renew the Board’s authority to opt-out of the pre-emption right on the terms set forth below.

It is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital. It is also customary practice for such authority to be renewed on an annual basis.

Therefore, in accordance with customary practice in Ireland, we are seeking this authority, pursuant to a special resolution, to authorize the directors to issue shares for cash up to a maximum of approximately 5% of the Company’s authorized share capital without applying statutory pre-emption rights for a period expiring on the earlier of the Annual General Meeting in 2018 or September 8, 2018, unless otherwise varied, renewed or revoked. We expect to propose renewal of this authorization on a regular basis at our Annual General Meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 8, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

Ordinary Resolution

The text of the resolution in respect of Proposal 9 (which is proposed as a special resolution) is as follows:

“RESOLVED that the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by proposal 8 of the notice of this meeting as if sub-section (1) of section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of US$450,000 (being equivalent to approximately 5% of the aggregate nominal value of the issued share capital of the Company as at the last practicable date prior to the issue of the notice of this meeting) and the authority conferred by this resolution shall expire on the earlier of the Company’s annual general meeting in 2018 or March 8, 2018, unless previously renewed, varied or revoked; provided

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that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

As required under Irish law, the resolution in respect of Proposal 9 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt-out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal 8.

The Board unanimously recommends that shareholders vote FOR this proposal.

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GOVERNANCE OF THE COMPANY

Vision and Values of Our Board

Our vision is a more comfortable, safe, and sustainable world. In addition to achieving financial performance objectives, our Board and management believe that we must assume a leadership position in the area of corporate governance to fulfill our vision. Our Board believes that good governance requires not only an effective set of specific practices but also a culture of responsibility throughout the company, and governance at Johnson Controls is intended to optimize both. Johnson Controls also believes that good governance ultimately depends on the quality of its leadership, and it is committed to recruiting and retaining Directors and officers of proven leadership ability and personal integrity. Our Board has adopted Corporate Governance Guidelines which provide a framework for the effective governance of Johnson Controls. These guidelines address matters such as the Board’s duties, director independence, director responsibilities, Board structure and operation, director criteria and qualifications, Board succession planning, Board compensation, management evaluation and development, Board orientation and training, Lead Director responsibilities and our Ethics Policy. The Governance Committee regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance materials as it deems necessary and appropriate.

Johnson Controls Values: How We Seek to Conduct Ourselves

∎	Integrity First

We promise honesty and transparency. We uphold the highest standards of integrity and honor the commitments we make.

∎	Purpose Led

We believe in doing well by doing good and hold ourselves accountable to make the world a better place through the solutions we provide, our engagement in society, the way we do business, and our commitment to protect people and the environment.

∎	Customer Driven

We win when our customers win. Our long-term strategic relationships provide unique insights and the ability to deliver exceptional customer experiences and solutions.

∎	Future Focused

Our culture of innovation and continuous improvement drives us to solve today’s challenges while constantly asking ‘what’s next’

∎	One Team

We are one team, dedicated to working collaboratively together to create the purposeful solutions that propel the world forward

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Board of Directors

Mission of the Board of Directors: What the Board Intends to Accomplish

The mission of Johnson Controls’ Board is to promote the long-term value and health of Johnson Controls in the interests of the shareholders and set an ethical “tone at the top.” To this end, the Board provides management with strategic guidance, and also ensures that management adopts and implements procedures designed to promote both legal compliance and the highest standards of honesty, integrity and ethics throughout the organization.

Focus Areas of Our Board: Strategy and Operations:

Ensuring that processes are in place designed to maintain the integrity and ethical conduct of the Company; reviewing and approving strategic plans and profit plans; reviewing corporate performance and staying apprised of relations with shareholders

Talent:
Overseeing and evaluating management’s systems and senior management performance and compensation; and providing advice and counsel to senior management and plan for effective succession
Governance and Risk Management:
Overseeing and evaluating management’s systems and processes for the identification, assessment, management, mitigation, and reporting of major risks; establishing corporate governance standards
Board Composition and Effectiveness:
Recommending candidates to the shareholders for election to the Board; setting standards for Director qualification, orientation and continuing education; reviewing and assessing the Board’s leadership structure; and undertaking an annual performance evaluation regarding the effectiveness of the Board

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Board Responsibilities

All corporate authority resides with the Board as fiduciaries of the Company’s shareholders, except for those matters reserved to the shareholders. The Board has retained oversight authority—defining and overseeing the implementation of and compliance with standards of accountability and monitoring the effectiveness of management policies and decisions in an effort to ensure that the Company is managed in such a way to achieve its objectives. The board delegates its authority to management for managing the everyday affairs of the company. The board requires that senior management review major actions and initiatives with the board prior to implementation. Management, not the Board, is responsible for managing the Company.

Board Leadership

The Board’s leadership structure generally includes a combined Chairman and CEO role with a strong, independent non-executive lead director. The Board believes our overall corporate governance measures help ensure that strong, independent directors continue to effectively oversee our management and key issues related to strategy, risk and integrity; executive compensation; CEO evaluation; and succession planning. In choosing generally to combine the roles of Chairman and CEO, the Board takes into consideration the importance of in-depth, industry-specific knowledge and a thorough understanding of our business environment and risk management practices in setting agendas and leading the Board’s discussions. Combining the roles also provides a clear leadership structure for the management team and serves as a vital link between management and the Board. This allows the Board to perform its oversight role with the benefit of management’s perspective on our business strategy and all other aspects of the business. Because our CEO has an in-depth knowledge of the complexity of a large and diversified international company, our businesses and their management structures, and our overall company strategy—all of which are of critical importance to our performance—the Board believes that our CEO generally is best suited to serve as Chairman and help ensure that the independent directors’ attention is devoted to the issues of greatest importance to Johnson Controls and our shareholders. Our Board periodically reviews its determination to have a single individual act both as Chairman and CEO.

Johnson Controls continues to have a strong governance structure, which includes:

∎	a designated lead independent Director with a well-defined role (Mr. Jeff Joerres);

∎	a Board entirely composed of independent members, with the exception of Messrs. Molinaroli and Oliver;

∎	annual election of Directors by a majority of votes represented at the Annual General Meeting;

∎	committees that are entirely composed of independent Directors; and

∎	established governance and ethics guidelines.

The lead Director acts as an intermediary between the Board and senior management. Among other things, the lead Director’s duties include:

∎	In collaboration with Mr. Molinaroli, developing Board and committee meeting schedules to assure that there is sufficient time for discussion of all agenda items and to ensure that topics deemed important by the independent directors are included in Board discussions and sufficient executive sessions are scheduled as needed;

∎	Calling meetings of the independent directors;

∎	Developing the agenda for and chairing executive sessions of independent directors;

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∎	Serving as principal liaison between the independent directors and Mr. Molinaroli on sensitive issues;

∎	Serving as chairman of meetings of the Board when Mr. Molinaroli is not present;

∎	In collaboration with Mr. Molinaroli, consulting with the appropriate members of senior management about what information pertaining to the Company’s finances, operations, strategic alternatives, compliance and members of management is to be sent to the Board in conjunction with meetings and between meetings; and

∎	If requested by the Company’s major stockholders, making himself reasonably available for direct communication.

Board Oversight of Risk

The Board’s role in risk oversight at Johnson Controls is consistent with Johnson Controls’ leadership structure, with management having day-to-day responsibility for assessing and managing Johnson Controls’ risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on the most significant risks facing Johnson Controls. The Board performs its risk oversight role in several ways. Board meetings regularly include strategic overviews by the CEO that describe the most significant issues, including risks, affecting Johnson Controls. In addition, the Board is regularly provided with business updates from the leaders of Johnson Controls’ business units, and updates from the General Counsel and other functional leaders. The Board reviews the risks associated with Johnson Controls’ financial forecasts, business plan and operations. These risks are identified and managed in connection with Johnson Controls’ robust enterprise risk management (“ERM”) process. The Company’s ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting and management of key risks. It is also directly linked to the strategic planning process, and includes a formal process to identify and document the key risks to Johnson Controls perceived by a variety of stakeholders in the enterprise. The results of the ERM process are presented to the Board at least annually.

The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. For example:

∎	The Audit Committee reviews and discusses with management the Company’s major financial reporting, tax, accounting, internal controls, information technology and compliance risk exposures and the steps management has taken to monitor and control such exposures;

∎	The Compensation Committee reviews and discusses with management the extent to which the Company’s compensation policies and practices create or mitigate risks for the Company; and

∎	The Governance Committee reviews and discusses with management the implementation and effectiveness of the Company’s corporate governance policies and EHS programs, oversees the ERM process and is deeply involved in key management succession planning.

Board Capabilities

The Johnson Controls Board as a whole is strong in its diversity, vision, strategy and business judgment. It possesses a robust collective knowledge of management and leadership, business operations, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and global markets.

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The culture of the Board is such that it can operate swiftly and effectively in making key decisions and facing major challenges. Board meetings are conducted in an environment of trust, open dialogue and mutual respect that encourages constructive commentary. The Board strives to be informed, proactive and vigilant in its oversight of Johnson Controls and protection of shareholder assets.

Board Committees

To conduct its business the Board maintains three standing committees: Audit, Compensation and Governance, and each of these NYSE required committees are entirely composed of independent Directors. The Board also maintains an Executive Committee comprised of the Chairman, lead Director and each committee chair that meets at least annually to review the Company’s retirement plans and other matters as delegated to it by the Board. Assignments to, and chairs of, the Audit and Compensation Committees are recommended by the Governance Committee and selected by the Board. The independent Directors as a group elect the members and the chair of the Governance Committee. All committees report on their activities to the Board.

The lead Director may also convene “special committees” to review discrete matters that require the consideration of a Board committee, but do not fit within the mandate of any of the standing committees. Special committees report their activities to the Board.

To ensure effective discussion and decision making while at the same time having a sufficient number of independent Directors for its three standing committees, the Board is normally constituted of between ten and thirteen Directors. The minimum and maximum number of Directors is set forth in Johnson Controls’ Articles of Association.

The Governance Committee reviews the Board’s governance guidelines annually and recommends appropriate changes to the Board.

Board Meetings

The Board meets at least four times annually, and additional meetings may be called in accordance with our Articles of Association. Frequent board meetings are critical not only for timely decisions but also for Directors to be well informed about Johnson Controls’ operations and issues. One of these meetings will be scheduled in conjunction with the Annual General Meeting of shareholders and Board members are required to be in attendance at such meeting either in person or by telephone. The lead Director and the chair of the Board are responsible for setting meeting agendas with input from the other Directors.

Committee meetings are normally held in conjunction with Board meetings. Major committee decisions are reviewed and approved by the Board. The Board chair and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Presentations at Board meetings are concise and focused, and they include adequate time for discussion and decision-making. An executive session of independent Directors, chaired by the lead Director, is held at least annually, and in practice at most Board meetings.

Directors receive the agenda and materials for regularly scheduled meetings in advance. Best efforts are made to make materials available as soon as one week in advance, but no later than three days in advance. When practical, the same applies to special meetings of the Board. Directors may ask for additional information from, or meetings with, senior managers at any time.

Strategic planning and succession planning sessions are held annually at a regular Board meeting. The succession planning meeting focuses on the development and succession of not only the CEO but also the other senior executives.

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The Board’s intent is for Directors to attend all regularly scheduled Board and committee meetings. Directors are expected to use their best efforts to attend regularly scheduled Board and committee meetings in person. All independent Board members are welcome to attend any committee meeting.

Board and Committee Calendars

A calendar of agenda items for the regularly scheduled Board meetings and all regularly scheduled committee meetings is prepared annually by the chair of the Board in consultation with the lead Director, committee chairs, and all interested Directors.

Board Communication

Management speaks on behalf of Johnson Controls, and the Board normally communicates through management with outside parties, including shareholders, business journalists, analysts, rating agencies and government regulators. In certain circumstances Directors may also meet with shareholders to discuss specific governance topics. The Board has established a process for interested parties to communicate with members of the Board, including the lead Director. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Johnson Controls Board of Directors via email at directors@johnsoncontrols.com. Shareholders, customers, vendors, suppliers and employees can also raise concerns at https://www.vitalJohnsonControlsconcerns.com. Inquiries can be submitted anonymously and confidentially.

All inquiries are received and reviewed by the Office of the Ombudsman. A report summarizing all items received resulting in cases is prepared for the Audit Committee of the Board. The Office of the Ombudsman directs cases to the applicable department (such as customer service, human resources or in the case of accounting or control issues, forensic audit) and follows up with the assigned case owner to ensure that the cases are responded to in a timely manner. The Board also reviews non-trivial shareholder communications received by management through the Corporate Secretary’s Office or Investor Relations.

Board Advisors

The Board and its committees (consistent with the provisions of their respective charters) may retain their own advisors, at the expense of Johnson Controls, as they deem necessary in order to carry out their responsibilities.

Board Evaluation

The Governance Committee coordinates an annual evaluation process by the Directors of the Board’s performance and procedures, as well as that of each committee. This evaluation leads to a full Board discussion of the results. In connection with the evaluation process:

∎	each Director submits specific written feedback on the Board’s performance and Board governance and processes;

∎	the lead Director and chair of the Governance Committee informally consult with each of the Directors;

∎	the qualifications and performance of all Board members are reviewed in connection with their re-nomination to the Board;

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∎	the Governance Committee, the Audit Committee and the Compensation Committee each conduct an annual self-evaluation of their performance and procedures, including the adequacy of their charters, and report those results to the Board.

Board Compensation and Stock Ownership

The Governance Committee periodically reviews the Directors’ compensation and recommends changes in the level and mix of compensation to the full Board. See the Compensation Discussion and Analysis for a detailed discussion of the Compensation Committee’s role in determining executive compensation.

To help align Board and shareholder interests, Directors are encouraged to own Johnson Controls common stock or its equivalent, with the guideline set at five times the annual cash retainer. Directors are expected to attain this minimum stock ownership guideline within five years of joining the Board. Once a Director satisfies the minimum stock ownership recommendation, the Director will remain qualified, regardless of market fluctuations, under the guideline as long as the Director does not sell any stock. The legacy Tyco directors have met the minimum amount of five times the annual cash retainer. The legacy Johnson Controls directors are each expected to reach the minimum stock ownership level within the recommended time period. Messrs. Molinaroli and Oliver receive no additional compensation for service as a Director.

Director Independence

To maintain its objective oversight of management, the board consists of a substantial majority of independent directors. Our Board annually determines the independence of each director and nominee for election as a director based on a review of the information provided by the directors and the executive officers, and a survey by our legal and finance departments. The Board makes these determinations under the NYSE Listed Company Manual’s independence standards and our Corporate Governance Guidelines, which are more restrictive than the NYSE independence standards. Independent directors:

∎	are not former officers or employees of the Johnson Controls or its subsidiaries or affiliates, nor have they served in that capacity within the last five years;

∎	have no current or prior material relationships with Johnson Controls aside from their directorship that could affect their judgment;

∎	have not worked for, nor have any immediate family members that have worked for, been retained by, or received anything of substantial value from Johnson Controls aside from his or her compensation as a director;

∎	have no immediate family member who is an officer of Johnson Controls or its subsidiaries or has any current or past material relationship with Johnson Controls;

∎	do not work for, nor does any immediate family member work for, consult with, or otherwise provide services to, another publicly traded company on whose board of directors Johnson Controls’ CEO or other senior executive serves;

∎	do not serve as, nor does any immediate family member serve as, an executive officer of any entity with respect to which Johnson Controls’ annual sales to, or purchases from, exceed the greater of two percent of either entity’s annual revenues for the prior fiscal year or $1,000,000.

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∎	do not serve, nor does any immediate family member serve, on either the board of directors or the compensation committee of any corporation that employs either a nominee for director or a member of the immediate family of any nominee for director; and

∎	do not serve, nor does any immediate family member serve, as a director, trustee, executive officer or similar position of a charitable or non-profit organization with respect to which the company or its subsidiaries made charitable contributions or payments in excess of the greater of $1,000,000 or two percent of such organization’s charitable receipts in the last fiscal year.

Directors meet stringent definitions of independence and for those Directors that meet this definition, the Board will make an affirmative determination that a Director is independent. The Board has determined that all of the Director nominees, with the exception of Messrs. Molinaroli and Oliver meet these standards and are therefore independent of the Company.

Director Service

Directors are elected by an affirmative vote of an absolute majority of the votes represented (in person or by proxy) by shareholders at the Annual General Meeting. They are elected to serve for one-year terms (except in instances where a director is elected during a special meeting), ending after completion of the next succeeding Annual General Meeting. If a Director resigns or otherwise terminates his or her Directorship prior to the next Annual General Meeting, the Board may appoint an interim Director until the next Annual General Meeting. Any nominee for Director who does not receive an affirmative vote of an absolute majority of votes represented (in person or by proxy) by shareholders at the Annual General Meeting is not elected to the Board.

Each Director must offer to resign from the Board at the Annual General Meeting following his or her 72nd birthday. The Board may, in its discretion, waive this limit in special circumstances. The rotation of committee chairs and members is considered on an annual basis to ensure diversity of Board member experience and variety of perspectives across the committees, but there is no strict committee chair rotation policy. Any changes in committee chair or member assignments are made based on committee needs, Director interests, experience and availability, and applicable regulatory and legal considerations. Moreover, the value of rotation is weighed carefully against the benefit of committee continuity and experience.

Directors are also expected to inform the Governance Committee of any significant change in their employment or professional responsibilities and are required to offer their resignation to the Board in the event of such a change. This allows for discussion with the Governance Committee to determine if it is in the mutual interest of both parties for the Director to continue on the Board.

The Governance Committee is responsible for the review of all Directors, and where necessary will take action to recommend to shareholders the removal of a Director for performance, which requires the affirmative vote of a majority of the votes represented (in person or by proxy) at a duly called shareholder meeting.

Board Tenure

Our directors have served an average of 4 years on our Board, with 7 Directors serving for three years or less and 1 Director serving over ten years. The current short tenure of the majority of our Directors is due to the merger between Johnson Controls, Inc. and a subsidiary of Tyco International plc, with six Directors from Johnson Controls, Inc. joining our board on September 2, 2016. We believe this combination of boards is a positive, with more experienced Directors from each of legacy Johnson Controls and legacy Tyco having a deep knowledge of their respective companies and our newer Directors bringing fresh ideas and perspectives to board discussions. We continually review our board

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composition to ensure we maintain the right balance of expertise and diverse viewpoints. We also review our board leadership structure and committee memberships each year, taking into account the guidelines outlined in our Corporate Governance Guidelines.

Director Orientation and Education

A formal orientation program is provided to new Directors by the Corporate Secretary on Johnson Controls’ mission, values, governance, compliance and business operations. In addition, a program of continuing education is annually provided to incumbent Directors, and it includes review of the Company’s Ethics Policy. Directors are also encouraged to take advantage of outside continuing education relating to their duties as a Director and to subscribe to appropriate publications at the Company’s expense.

Other Directorships, Conflicts and Related Party Transactions

We recognize the importance of having Directors with significant experience in other businesses and activities; however, Directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as members of the Johnson Controls’ Board. In order to provide sufficient time for informed participation in their Board responsibilities non-executive Directors are required to limit their external directorships of other public companies to three and Audit Committee members are required to limit their audit committee membership in other public companies to two. The Board may, in its discretion, waive these limits in special circumstances. When a Director, the CEO or the Chief Operating Officer intend to serve on another board, the Governance Committee is required to be notified. The Governance Committee reviews the possibility of conflicts of interest or time constraints and must approve the officer’s or Director’s appointment to the outside board. Each Director is required to notify the Corporate Secretary of any conflicts. The CEO may serve on no more than one other public company board. Further, except as contemplated by the CEO succession plan described above, the CEO shall resign or retire from the Board upon resigning or retiring from his role as CEO, following a transition period mutually agreed upon between the CEO and the Compensation Committee.

The company has a formal, written procedure intended to ensure compliance with the related party provisions in our Ethics Policy and with our corporate governance guidelines. For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Transactions exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a Director’s independence, must be approved by our Governance Committee. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the Ethics Policy, must be approved by a majority of disinterested directors, following appropriate disclosure of all material aspects of the transaction.

Under the rules of the Securities and Exchange Commission, public issuers such as Johnson Controls must disclose certain “related person transactions.” These are transactions in which Johnson Controls is a participant where the amount involved exceeds $120,000, and a Director, executive officer or holder of more than 5% of our ordinary shares has a direct or indirect material interest. Although Johnson Controls engaged in commercial transactions in the normal course of business with companies where Johnson Controls’ Directors were employed and served as officers, none of these transactions exceeded 1% of Johnson Controls’ gross revenues and these transactions are not considered to be related party transactions.

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Ethics Policy

We have adopted the Ethics Policy, which applies to all employees, officers, and Directors of Johnson Controls. The Ethics Policy meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and applies to our CEO, Chief Financial Officer and Chief Accounting Officer, as well as all other employees. The Ethics Policy also meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE. The Ethics Policy is posted on our website at www.johnsoncontrols.com under the heading “About—Ethics and Compliance.” We will also provide a copy of the Ethics Policy to shareholders upon request. We disclose any amendments to the Ethics Policy, as well as any waivers for executive officers or Directors on our website at www.johnsoncontrols.com under the heading “About Us —Ethics and Compliance.” The Board of Directors annually certifies their compliance with the Ethics Policy. The Company maintains established procedures by which employees may anonymously report a possible violation of the Ethics Policy. The Audit Committee maintains procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. The Audit Committee also maintains procedures for employees to report concerns regarding questionable accounting or auditing policies or practices on a confidential, anonymous basis.

Nomination of Directors and Board Diversity

The Governance Committee, in accordance with the Board’s governance principles, seeks to create a Board that as a whole is strong in its collective knowledge and has a diversity of skills and experience with respect to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and global markets. The Johnson Controls Board does not have a specific policy regarding diversity. Instead, the Governance Committee considers the Board’s overall composition when considering a potential new candidate, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of Johnson Controls’ current and expected future needs. In addition, the Governance Committee believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences. The Governance Committee periodically reviews these criteria and qualifications to determine any need to revise such criteria and qualifications based upon corporate governance best practices and Johnson Controls’ needs at the time of the review.

General criteria for the nomination of Director candidates include:

∎	the highest ethical standards and integrity;

∎	a willingness to act on and be accountable for Board decisions;

∎	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

∎	a history of achievement that reflects superior standards for themselves and others;

∎	loyalty and commitment to driving the success of the Company;

∎	an ability to take tough positions while at the same time working as a team player; and

∎	individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs.

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The Company also strives to have all non-employee Directors be independent. In addition to having such Directors meet the NYSE definition of independence, the Board has set its own more rigorous standard of independence. The Governance Committee must also ensure that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Governance Committees. In addition, the Governance Committee ensures that each member of the Compensation Committee is a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and is an “outside director” as defined in section 162(m) of the U.S. Code.

As provided in its charter, the Governance Committee will consider Director candidates recommended by shareholders. To recommend a Director candidate, a shareholder should write to Johnson Controls’ Secretary at Johnson Controls’ current registered address: One Albert Quay, Cork, Ireland. Such recommendation must include:

∎	the name and address of the candidate;

∎	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;

∎	the candidate’s signed consent to serve as a Director if elected and to be named in the proxy statement;

∎	evidence of share ownership of the person making the recommendation; and

∎	all of the information required by Article 62 of our Memorandum and Articles of Association to be included in notices for any nomination by a shareholder of an individual for election to the Board.

The recommendation must also follow the procedures set forth in Articles 54—68 of our Memorandum and Articles of Association to be considered timely and complete in order to be considered for nomination to the Board.

To be considered by the Governance Committee for nomination and inclusion in the Company’s proxy statement for the 2017 Annual General Meeting, shareholder recommendations for Director must be received by Tyco’s Corporate Secretary no later than September 22, 2017. Once the Company receives the recommendation, the Company may deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Governance Committee. No candidates were recommended by shareholders in connection with the Annual General Meeting.

The Governance Committee employs an unrelated search firm to assist the Committee in identifying candidates for Director when a vacancy occurs. The Committee also receives suggestions for Director candidates from Board members. All of our nominees for Director are current members of the Board. In evaluating candidates for Director, the Committee uses the qualifications described above, and evaluates shareholder candidates in the same manner as candidates from all other sources. Based on the Governance Committee’s evaluation of the current Directors, each nominee was recommended for election.

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For More Information

We believe that it is important that Johnson Controls’ stakeholders and others are able to review its corporate governance practices and procedures. Our corporate governance guidelines are embodied in a formal document that has been approved by Johnson Controls’ Board of Directors. It is available on our website at www.johnsoncontrols.com under the heading “Investors-Corporate Governance.” We will also provide a copy of the corporate governance principles to shareholders upon request. Our corporate governance guidelines and general approach to corporate governance as reflected in our memorandum and articles of association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although we are an Irish public limited company, we are not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the Board and the criteria for determining the independence of directors.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director compensation for fiscal 2016 through September 8, 2016 for non-employee directors consisted of an annual cash retainer of $110,000 and restricted stock units (“RSUs”) with a grant date value of approximately $140,000 and a one-year vesting term. On September 8, 2016, these amounts were increased to $120,000 for the annual cash retainer and $155,000 for the grant date value of RSUs. The Lead Director received an additional $30,000 and the chairs of each of standing committees (other than the Lead Director) received an additional fee of $25,000. In addition, any member of a special committee of the Board receives meeting fees in an amount of $1,500 per day ($750 for telephonic meetings) for each special committee meeting that he or she attends. A Director who is also an employee receives no additional remuneration for services as a Director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Current Directors
Mr. David Abney	$9,130	$-	$-	$9,130
Ms. Natalie Black (GC)	$11,033	$-	$-	$11,033
Mr. Michael E. Daniels	$122,938	$140,015	$-	$262,953
Mr. Juan Pablo del Vale Perochena	$9,130	$-	$-	$9,130
Mr. Brian Duperreault	$154,771	$140,015	$-	$294,786
Mr. Jeffrey Joerres (L)(CC)	$12,174	$-	$-	$12,174
Mr. Jürgen Tinggren (AC)	$124,840	$140,015	$-	$264,855
Mr. Mark Vergnano	$11,033	$-	$-	$11,033
Mr. R. David Yost	$118,067	$140,015	$5,000	$263,082
Former Directors
Mr. Edward D. Breen	$123,471	$140,015	$72,091	$335,577
Mr. Herman E. Bulls	$101,630	$140,015	$14,903	$256,548
Mr. Frank M. Drendel	$101,630	$140,015	$10,000	$251,645
Mr. Rajiv L. Gupta	$112,550	$140,015	$-	$252,565
Mr. Brendan R. O’Neill	$112,550	$140,015	$-	$252,565
Ms. Sandra S. Wijnberg	$101,630	$140,015	$15,000	$256,645

(L)=	Lead Director

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(AC)=	Audit Committee Chair

(CC)=	Compensation Committee Chair

(GC)=	Governance Committee Chair

(1)	Fees are pro rated for the change in compensation described above.

(2)	This column reflects the fair value of the entire amount of awards granted to Directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, excluding estimated forfeitures. The fair value of RSUs is computed by multiplying the total number of shares subject to the award by the closing market price of the Company’s ordinary shares on the date of grant. RSUs granted to Board members generally vest and the underlying units are converted to shares and delivered to Board members on the anniversary of the grant date.

(3)	All other compensation includes the aggregate value of all matching charitable contributions made by the Company on behalf of the Directors during the fiscal year for Messrs. Bulls, Drendel and Yost and Ms. Wijnberg. In calendar 2016, the Company matched the contributions of Directors made to qualifying charities up to a maximum of $10,000. The amount reported for Mr. Breen, related to his role as a former employee, reflects a tax gross-up reimbursement (related to compensation awarded to him prior to January 1, 2009) of state taxes owed by him to New York for legacy Tyco work performed in that State. The amount related to state taxes for Mr. Breen for fiscal 2016 is an estimate, pending receipt of the relevant personal state tax return information for calendar year 2016. This estimate is based primarily on amounts realized by Mr. Breen in fiscal 2016 that is deemed by New York State to have been earned by Mr. Breen in New York prior to 2009. Mr. Breen waived the New York tax gross-up with respect to compensation award after January 1, 2009.

Charitable Contributions

The Board understands that its members, or their immediate family members, serve as directors, trustees, executives, advisors and in other capacities with a host of other organizations. If Johnson Controls directs a charitable donation to an organization in which a Johnson Controls Director, or their immediate family member, serves as a director, trustee, executive, advisor, or in other capacities with the organization, the Board must approve the donation. Any such donation approved by the Board will be limited to an amount that is less than 2% of that organization’s annual charitable receipts, and less than 2% of Johnson Controls’ total annual charitable contributions. In line with its matching gift policy for employees, going forward Johnson Controls will make an annual matching gift of up to $5,000 for each Director to qualifying charities.

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COMMITTEES OF THE BOARD

The table below sets forth committee membership as of the end of fiscal year 2016 and meeting information for each of the Board Committees.

Name	Audit		Governance		Compensation		Executive	Date Elected/ Appointed to Board
Mr. David Abney	X							9/2/2016
Ms. Natalie Black			X	(C)			X	9/2/2016
Mr. Michael E. Daniels					X			3/10/2010
Mr. Juan Pablo del Vale Perochena			X					9/2/2016
Mr. Brian Duperreault			X					3/25/2004
Mr. Jeffrey Joerres (LD)					X	(C)	X	9/2/2016
Mr. Jürgen Tinggren	X	(C)					X	3/5/2014
Mr. Mark Vergnano	X							9/2/2016
Mr. R. David Yost					X			3/12/2009
Number of Meetings During Fiscal Year 2016	10		5		11		-

(L) = Lead Director

(C) = Committee Chair

During fiscal 2016, the full Board met seven times. All of our Directors attended at least 90% of the meetings of the Board and the committees on which they served in fiscal 2016. The Board’s governance principles provide that Board members are expected to attend each Annual General Meeting in person or by phone. At the 2016 Annual General Meeting, all of our current Board members who were Board members at such time were in attendance.

Audit Committee.    The Audit Committee monitors the integrity of Johnson Controls’ financial statements, the independence and qualifications of the independent auditors, the performance of Johnson Controls’ internal auditors and independent auditors, Johnson Controls’ compliance with legal and regulatory requirements and the effectiveness of Johnson Controls’ internal controls. The Audit Committee is also responsible for retaining, subject to shareholder approval, evaluating, setting the remuneration of, and, if appropriate, recommending the termination of Johnson Controls’ auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities

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Exchange Act of 1934, as amended. The Audit Committee operates under a charter approved by the Board. The charter is posted on Johnson Controls’ website at www.johnsoncontrols.com and we will provide a copy of the charter to shareholders upon request. The current members of the Audit Committee are Messrs. Tinggren, Abney and Vergnano, each of whom is independent under NYSE listing standards and SEC rules for audit committee members. Mr. Tinggren is the chair of the Audit Committee. The Board has determined that each of Messrs. Tinggren, Abney and Vergnano is an audit committee financial expert.

Governance Committee.    The Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the Director nominees for the Annual General Meeting, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Johnson Controls’ corporate governance. In addition, the Governance Committee oversees our environmental, health and safety management system and enterprise risk assessment activities. The Governance Committee operates under a charter approved by the Board. The charter is posted on Johnson Controls’ website at www.johnsoncontrols.com and we will provide a copy of the charter to shareholders upon request. The current members of the Governance Committee are Ms. Black and Messrs, Duperreault and del Valle Perochena, each of whom is independent under NYSE listing standards. Ms. Black chairs the Governance Committee.

Compensation Committee.    The Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether Johnson Controls’ officers, Directors and employees are compensated according to these objectives, and assists the Board in carrying out certain of its Board’s responsibilities relating to the compensation of Johnson Controls’ executives. The Compensation Committee operates under a charter approved by the Board. The charter is posted on Johnson Controls’ website at www.johnsoncontrols.com and we will provide a copy of the charter to shareholders upon request. The current members of the Compensation Committee are Messrs. Joerres, Daniels and Yost. Mr. Joerres is the chair of the Compensation Committee as well as our independent lead director. The Board of Directors has determined that each of the members of the Compensation Committee is independent under NYSE listing standards. In addition, each member is a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and is an “outside director” as defined in section 162(m) of the U.S. Code. For more information regarding the Compensation Committee’s roles and responsibilities, see the Compensation Discussion and Analysis.

Executive Committee.    The Executive Committee assists the Board in fulfilling its oversight responsibility with its review and monitoring of major corporate actions including external corporate development activities, business portfolio optimization, capital appropriations and capital expenditures. The Executive Committee was established in September of 2016 and operates under a charter approved by the Board. The charter is posted on Johnson Controls’ website at www.johnsoncontrols.com and we will provide a copy of the charter to shareholders upon request. The current members of the Executive Committee were Messrs. Molinaroli, Joerres, Tinggren and Ms. Black. Mr. Molinaroli is the chair of the Executive Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2016 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

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COMPENSATION DISCUSSION  & ANALYSIS

EXECUTIVE SUMMARY

On September 2, 2016, Johnson Controls, Inc. and Tyco International plc combined to create Johnson Controls International plc (“Johnson Controls” or the “Company”), a global leader in building products and technology, integrated solutions and energy storage. We refer to this transaction throughout this CD&A as the “Merger.” Our newly combined organization’s executive compensation programs are designed to provide competitive total rewards while aligning executive interests to those of our shareholders.

Going forward, the following philosophy will guide the development, review and approval of the compensation for our executive officers:

Objectives	Philosophy

Our executive compensation program is designed to:

•     Build long-term shareholder value

•     Deliver sustained, strong business and financial results

•     Attract, motivate and retain a highly qualified and effective executive team

Our executive compensation philosophy is built on several principles:

•     Align compensation with shareholder interests

•     Avoid excessive risk-taking

•     Pay for performance (both company and individual)

•     Focus on the long term

•     Align compensation to market; targeting the 50th percentile

•     Provide an appropriate pay mix, with an increase in at-risk and performance-based compensation as executive responsibilities increase

Important Information to Know When Reading this CD&A

Due to the Merger, this compensation discussion and analysis (CD&A) includes information related to individuals who were executives of Tyco International plc (which we refer to as “Legacy Tyco”, and which individuals we refer to as “Legacy Tyco NEOs”) and Johnson Controls, Inc. (which we refer to as “Legacy Johnson Controls”, and which individuals we refer to as “Legacy Johnson Controls NEOs”) prior to the Merger. Because Tyco was the legal acquirer of Legacy Johnson Controls, the compensation of Legacy Tyco NEOs for periods prior to and after the Merger is discussed and analyzed. The compensation of Legacy Johnson Controls NEOs is discussed and analyzed for periods subsequent to the Merger (September 2 – September 30, 2016). Therefore, this CD&A primarily addresses Legacy Tyco programs and the decisions made by the Legacy Tyco Compensation Committee. Where necessary, we have also described Legacy Johnson Controls programs and the decisions made by the Legacy Johnson Controls Compensation Committee. We also provide a discussion and analysis of the Johnson Controls International plc executive

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compensation programs going forward, which reflect the decisions made by the Johnson Controls International plc Compensation Committee subsequent to the Merger.

The following individuals are our named executive officers (or “NEOs”) for 2016:

NEO	Position in Johnson Controls International plc	Previous Position in Legacy Company
Alex A. Molinaroli	Chairman of the Board & Chief Executive Officer (“CEO”)	Legacy Johnson Controls Chairman of the Board, President & CEO
George R. Oliver	President and Chief Operating Officer (“COO”)	Legacy Tyco CEO
Brian Stief	Executive Vice President & Chief Financial Officer	Legacy Johnson Controls Executive Vice President & Chief Financial Officer
Bruce McDonald[1]	N/A	Legacy Johnson Controls Executive Vice President & Vice Chairman
Judy Reinsdorf	Executive Vice President & General Counsel	Legacy Tyco Executive Vice President & General Counsel
William Jackson	Vice President & President Global Products—Building Technologies & Solutions	Legacy Johnson Controls Vice President & President—Building Efficiency
Robert E. Olson[2]	Transition role	Legacy Tyco Executive Vice President & Chief Financial Officer
Arun Nayar[2]	N/A	Legacy Tyco Executive Vice President & Chief Financial Officer

[1]	Mr. McDonald became the Chairman and CEO of Adient upon its spinoff from Johnson Controls International plc on October 31, 2016.

[2]	Mr. Olson is expected to remain with the Company for a six month transition period following completion of the Merger. Mr. Nayar was Legacy Tyco’s Executive Vice President and Chief Financial Officer through November 13, 2015, at which time he was succeeded by Mr. Olson, and left Legacy Tyco on December 31, 2015.

2016 Business Performance

2016 was a year of transformation for Johnson Controls. It was truly a momentous year in which a new Johnson Controls emerged as the global leader in building technologies, integrated solutions and

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energy storage. We believe the Company is well-positioned strategically for long term success and to operationally deliver strong growth and profitability in 2017. During 2016, the Company successfully executed on several actions to improve long-term shareholder value, including:

∎	Formation of the Hitachi joint venture on October 1, 2015,

∎	Completion of the Merger with Tyco on September 2, 2016,

∎	Completion of the Separation of the Automotive Experience business creating Adient (NYSE: ADNT) on October 31, 2016.

At the same time, the Company exceeded external commitments for fiscal 2016. For the full year, Johnson Controls reported $37.7 billion in sales, segment EBIT of $3.0 billion and a GAAP net loss from continuing operations of $868 million, which includes one month of Legacy Tyco results as well as several special items. GAAP diluted loss per share from continuing operations for the year was $1.30 compared to earnings per share from continuing operations of $2.18 in the prior year.

Adjusting for special items and excluding the Legacy Tyco results, non-GAAP adjusted diluted earnings per share* from continuing operations increased 16 percent to $3.98 from $3.42 in the prior year. Financial highlights from continuing operations for the full year include:

∎	Adjusted net sales* of $36.9 billion versus $37.2 billion in the prior year. Increased volume and incremental sales from the Hitachi joint venture were more than offset by the impact of the Automotive Interiors deconsolidation. Excluding the impact of these items and foreign exchange, adjusted sales increased 1 percent.

∎	Adjusted segment EBIT* of $3.7 billion compared with $3.2 billion in the prior year, up 16 percent. Excluding the impact of the Hitachi joint venture, foreign exchange and the Automotive Interiors deconsolidation, adjusted segment EBIT increased 9 percent.

∎	Adjusted segment EBIT* margin of 10.1 percent was 150 basis points higher than the prior year.

∎	Adjusted diluted EPS* of $3.98 exceeded original 2016 guidance of $3.70 to $3.90.

While the macro-economic environment in fiscal 2016 remained challenging in some key markets, each of the Company’s businesses generated profit and margin improvements. We believe the performance of the executive officers named in this proxy statement has positioned the Company to continue to deliver strong financial results in fiscal 2017 and beyond. We believe the Company has the financial capability to invest strategically in our businesses and to generate increased shareholder value.

*	Represents Non-GAAP financial measures. See reconciliation to GAAP metrics in Annex I

Our Future Together

The merger of Legacy Johnson Controls and Legacy Tyco has brought together best-in-class product, technology and service capabilities across controls, fire, security, HVAC, power solutions and energy storage. Going forward, the new Johnson Controls will link complementary branch networks and independent channels to drive global growth, enhancing the revenue and earnings growth profile of two established businesses. We are confident that the integration will create a world leader in buildings and energy, uniquely positioned to deliver superior value to customers, employees and shareholders through a powerful strategic combination.

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Compensation Discussion & Analysis Program Details

Impact of the Merger on Compensation

The completion of the Merger was an event that had an outsized effect on the reported compensation of our named executive officers in fiscal 2016. As described in more detail below, in connection with the Merger, we entered into new employment contracts with Alex Molinaroli, formerly Legacy Johnson Control’s Chairman, President and CEO, and with George Oliver, formerly Legacy Tyco’s CEO. These agreements implement the CEO succession plan announced at the time of the Merger, which provides that Mr. Molinaroli will serve as Chairman and CEO, and Mr. Oliver will serve as President and COO, until the 18-month anniversary of the Merger (or such earlier time that Mr. Molinaroli ceases to be CEO), at which time Mr. Oliver will succeed Mr. Molinaroli as our CEO. At that time, Mr. Molinaroli will become our Executive Chairman, with the executive functions set forth in his employment agreement, and will serve in such role for 12 months. Following such 12-month period (or such earlier time that Mr. Molinaroli ceases to be Executive Chairman), Mr. Oliver will become Chairman and continue as our CEO. We refer to the 30-month period described above as the “Succession Period.” If the succession plan proceeds as planned, we do not expect to make any severance payment to either Mr. Molinaroli or Mr. Oliver in connection with the Merger. Each of Messrs. Molinaroli’s and Oliver’s employment agreements are described in more detail below.

The Merger also had a significant impact on key elements of the compensation of our named executive officers, as described below:

Legacy Tyco Base Salary

Prior to the Merger, there were no changes to base salary for any of the Legacy Tyco NEOs. Mr. Oliver’s and Ms. Reinsdorf’s base salaries were increased upon the completion of the Merger because these individuals accepted positions within the new company. Such increases were based on market pay and assessments of the individuals’ capabilities and performance.

Annual Incentive Performance Programs

Under the terms of Legacy Tyco’s 2012 Stock and Incentive Plan, as of the date of the Merger, each Legacy Tyco NEO (other than Mr. Nayar) became entitled to receive 100% of his or her target annual bonus for the fiscal 2016 plan year. As discussed in more detail below, Legacy Johnson Controls NEOs received annual incentive payments based on Legacy Johnson Controls results through the end of fiscal 2016 (excluding any contribution from Legacy Tyco).

Treatment of Long-Term Incentives for Legacy Tyco

ADJUSTMENT OF RESTRICTED STOCK UNITS (RSU) AND SHARE OPTIONS

In connection with the Merger, the exercise price of, and number of shares subject to, each share option award held by a Legacy Tyco NEO was adjusted to take into account the 0.955-for-one share consolidation applicable to Legacy Tyco ordinary shares that occurred immediately prior to the Merger. The adjustment was done in a manner intended to preserve the aggregate intrinsic value of the original share option award—as measured immediately before and immediately after the Merger, subject to rounding. Likewise, the number of shares subject to each restricted share unit award was adjusted in a

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manner intended to preserve the aggregate intrinsic value of the original Legacy Tyco restricted share unit award as measured immediately before and immediately after the Merger, subject to rounding. Each adjusted award otherwise remained subject to the same terms and conditions that applied to the original Legacy Tyco award immediately prior to the Merger, except that for share options, in the event of certain qualifying termination events, the options will remain outstanding until the earlier of (i) the original expiration date or (ii) three years from the effective date of such qualifying termination.

ADJUSTMENT OF PERFORMANCE SHARE UNITS

Each Legacy Tyco performance share unit held by a Legacy Tyco NEO was also adjusted for the share consolidation in a manner intended to preserve the aggregate intrinsic value of the original performance share unit award as measured immediately before and immediately after the Merger, subject to rounding. In addition, in accordance with the terms and conditions applicable to each award, performance under each performance share unit award was deemed by the Legacy Tyco Compensation Committee to have been achieved at the target level for each outstanding award as of the date of the Merger. As a result, each outstanding Legacy Tyco performance share unit was effectively converted on the Merger date into a restricted share unit of the Company with the same terms and conditions (excluding performance conditions) as applied to the Legacy Tyco performance share unit award as of immediately prior to the Merger, including accelerated vesting upon specified qualifying terminations of employment.

Treatment of Long-Term Incentive Performance Program (LTIPP) Awards for Legacy Johnson Controls

STOCK OPTIONS, STOCK APPRECIATION RIGHTS (SAR), RESTRICTED STOCK AWARDS (RSA), RESTRICTED STOCK UNITS (RSU)

Each equity award (option, SAR, RSA or RSU) of Legacy Johnson Controls common stock that was outstanding and unexercised as of immediately prior to the merger was assumed by the Company and converted into an option, SAR, RSA, RSU in respect of a number of Company ordinary shares equal to the number of shares of Legacy Johnson Controls common stock subject to such Johnson Controls equity award. The exercise price per Company ordinary share was equal to the exercise price per share of Legacy Johnson Controls common stock of such Johnson Controls equity award. Each equity award as so assumed and converted continues to have, and will be subject to, the same terms and conditions as applied to the Legacy Johnson Controls equity award immediately prior to the Merger, including accelerated vesting upon specified qualifying terminations of employment (other than Legacy Johnson Controls restricted stock awards granted under the Johnson Controls, Inc. 2001 Restricted Stock Plan, which vested upon consummation of the merger).

PERFORMANCE SHARE UNITS (PSU)

Each Legacy Johnson Controls PSU award that was outstanding as of immediately prior to the Merger was assumed by the Company and converted into a restricted share unit award of the Company with respect to a number of Company ordinary shares equal to the number of shares of Legacy Johnson Controls common stock subject to such Legacy Johnson Controls performance share unit award (based upon the actual performance for the award for the performance period of fiscal years 2014 to 2016, and disregarding 2017 fiscal year performance for the performance period of fiscal years 2015 to 2017). The charts below summarize the performance payout factor.

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FY 2014 – FY 2016 Legacy Johnson Controls LTIPP Award Payout Factor

Fiscal Year	Pre-Tax Earnings Growth Target	Pre-Tax Earnings Growth Actual	ROIC Target	ROIC Actual	Performance Factor (percentage of target)	Annual Weighting	Annual Weighted Performance
2016	6.5%	14.1%	20.5%	24.3%	196.0%	1/3	65.3%
2015	6.5%	14.6%	19.9%	23.6%	200.0%	1/3	66.7%
2014	10.0%	21.0%	18.9%	19.8%	200.0%	1/3	66.7%
Actual LTIPP Payout for 2014-2016 Performance Cycle							198.7%

FY 2015 – FY 2017 Legacy Johnson Controls LTIPP Award Payout Factor

Fiscal Year	Pre-Tax Earnings Growth Target	Pre-Tax Earnings Growth Actual	ROIC Target	ROIC Actual	Performance Factor (percentage of target)	Annual Weighting	Annual Weighted Performance
2016	6.5%	15.9%	20.1%	23.1%	200.0%	1/2	100.0%
2015	8.0%	14.4%	18.6%	21.5%	200.0%	1/2	100.0%
Actual LTIPP Payout for 2015-2017 Performance Cycle							200.0%

The Legacy Johnson Controls LTIPP Awards were based on the financial metrics described below.

Performance Measure Definitions
Year-over-Year Pre-Tax Earnings	Return on Invested Capital (ROIC)
We define pre-tax earnings as income before income taxes, adjusted for certain significant special items, such as transaction/integration/separation costs, acquisitions/divestitures, impairment charges, restructuring costs, and the adoption of new accounting pronouncements, all as reflected in our audited financial statements that appear in our Annual Report on Form 10-K.	We define ROIC as income before income taxes adjusted for certain significant special items, such as transaction/integration/separation costs, acquisitions/divestitures, impairment charges, restructuring costs, and the adoption of new accounting pronouncements, divided by pre-tax invested capital. Pre-tax invested capital is defined as the monthly weighted average sum of shareholders equity plus total debt, less cash and income tax accounts, adjusted for acquisitions/divestitures and other special items

QUANTIFICATION OF PAYMENTS

Under the Legacy Johnson Controls 2012 Omnibus Incentive Plan (the “Johnson Controls Omnibus Plan”), Legacy Johnson Controls equity awards that were assumed by the Company will vest if a Legacy Johnson Controls NEO’s employment is terminated by the Company without cause or by the executive officer with good reason, during a specified period following a change of control. As described below, the Merger has been deemed to constitute a “change of control” for purposes of the Legacy Johnson Controls equity awards described above.

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Molinaroli Amended and Restated Employment Agreement

Mr. Molinaroli’s amended and restated change of control employment agreement, dated as of January 24, 2016 and amended as of April 1, 2016 (referred to as the “amended Molinaroli change of control agreement”), sets forth the terms of his employment during the Succession Period. The amended Molinaroli change of control agreement supersedes his employment agreement with Legacy Johnson Controls that was in effect prior to the Merger. Pursuant to the amended Molinaroli change of control agreement, Mr. Molinaroli agreed to the terms of the succession plan described above, including his transition from Chief Executive Officer to Executive Chairman no later than 18 months following the completion of the Merger. As a result, if the succession plan proceeds as planned, we do not expect to make any severance payment to Mr. Molinaroli in connection with the Merger.

Under the terms of the amended Molinaroli change of control agreement, the Merger has been deemed to constitute a change of control, although the provisions of the agreement related to guaranteed continued compensation do not apply in respect of the change of control triggered by the Merger (other than with respect to base salary). In addition, the amended Molinaroli change of control agreement provides that, in addition to the events constituting “good reason” as described in the agreement, a failure by the Company to provide target incentive compensation opportunities at least as favorable as those provided immediately prior to the closing of the Merger, or a failure to provide perquisites at least as favorable as those provided to similarly situated executives of the Company from time to time, will provide a basis for Mr. Molinaroli to terminate employment for “good reason” under the agreement.

In addition, the amended Molinaroli change of control agreement provided for a restricted share unit award of the Company having an aggregate grant date fair value equal to $20 million, which the Company granted on September 8, 2016. The restricted share unit award will vest at the end of the Succession Period (i.e., on the date that is 30 months following the closing of the Merger), subject to Mr. Molinaroli’s continued employment through such date and to accelerated vesting only in the event of his earlier death or disability. As noted above, if the succession plan proceeds as planned, Mr. Molinaroli will not be entitled to any severance in connection with the Merger. Instead, the restricted share units granted on September 8, 2016 will vest at the end of the Succession Period. As of September 30, 2016, Mr. Molinaroli would have been entitled to a cash severance payment equal to approximately $41 million assuming he had experienced a qualifying termination on such date. It is important to note that under the terms of Mr. Molinaroli’s employment agreement in effect prior to the Merger, a transition from CEO to Executive Chairman would have provided Mr. Molinaroli with “good reason” as defined in that agreement, and therefore to receive severance benefits. As a result, the Legacy Johnson Controls Compensation Committee viewed the $20 million restricted share unit grant as a shareholder friendly vehicle to facilitate the consummation of the Merger and the success of the integration.

Oliver Amended and Restated Employment Agreement

Under the terms of Legacy Tyco’s Change in Control Severance Plan for Certain U.S. Officers and Executives (the “Tyco CIC Severance Plan”), Mr. Oliver would have been entitled to severance benefits as a result of the Merger due to his no longer being CEO of the Company. Therefore, in order to facilitate the Merger and the orderly CEO succession plan contemplated thereby, Mr. Oliver and Legacy Tyco entered into an employment agreement, dated as of January 24, 2016, which became effective upon the completion of the Merger (the “Oliver Employment Agreement”). The terms of the Oliver Employment Agreement generally are comparable to the amended Molinaroli change of control agreement. During the 33 month period following the Merger date (the “initial employment period”),

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Mr. Oliver is entitled to a base salary of $1,250,000 per year, a target annual bonus opportunity of 135% of his then-current base salary, and an annual long-term incentive compensation opportunity target of at least $8.25 million. The Oliver Employment Agreement also includes severance provisions that are comparable to Mr. Molinaroli’s during the initial employment period. As is the case for Mr. Molinaroli, if the succession plan proceeds as planned, we do not expect to make any severance payment to Mr. Oliver in connection with the Merger. For a discussion and analysis of these provisions, see the section entitled “Potential Payments upon Termination”.

Change of Control Employment Agreements with Other Legacy Johnson Controls NEOs

Each of the Legacy Johnson Controls NEOs (other than Mr. McDonald and Mr. Molinaroli) is party to a change of control employment agreement that provides for severance benefits in the event of a qualifying termination or a termination due to the executive’s death or disability. As a result of each Legacy Johnson Controls NEO entering into a letter agreement with Legacy Johnson Controls acknowledging that (i) the provisions of their agreements related to guaranteed continued compensation will not apply in respect of the change of control triggered by the Merger (other than with respect to base salary) and (ii) that implementation of the CEO succession plan described above will not constitute good reason to terminate employment under the change of control employment agreement, the Merger has been deemed to constitute a change of control under such agreement.

The change of control employment agreements, as amended by the letter agreement, provide that upon a qualifying termination or a termination due to the executive officer’s death or disability within 36 months following the Merger, the terminated Legacy Johnson Controls NEO would be entitled to the following under the change of control employment agreement:

∎	A lump sum severance payment equal to three times the executive officer’s annual cash compensation, which includes the executive officer’s annual base salary and the greater of (a) the average of the executive officer’s annualized annual cash bonuses and long-term performance awards for the three fiscal years preceding the change of control, and (b) the sum of the annual cash bonuses and long-term performance awards for the most recently completed fiscal year (such greater amount, “average performance bonus”);

∎	Payment of a pro rata portion of the executive officer’s average performance bonus (reduced, if the executive officer’s termination occurs on the change of control date, by the amount paid under the Johnson Controls Omnibus Plan in respect of performance stock unit awards as a result of a qualifying termination);

∎	a cash payment equal to the lump sum value of the additional benefits the executive officer would have accrued for the remainder of the employment period under the Legacy Johnson Controls’ pension plan and the Legacy Johnson Controls’ Retirement Restoration Plan, assuming the executive officer is fully vested in such benefits at the time of termination; and

∎	continued medical and welfare benefits for two years following termination of employment without cause or with good reason.

The change of control employment agreements require Legacy Johnson Controls NEOs to comply with confidentiality provisions during employment and for two years following termination of employment.

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The Legacy Johnson Controls NEOs would generally have “good reason” to resign under their respective change of control employment agreements if, as determined in good faith by such executive:

∎	the Company assigned the executive officer to duties inconsistent with the executive officer’s position or the combined company took other actions to reduce the executive officer’s authority or responsibilities;

∎	the Company breached any provision of the change of control employment agreement relating to salary and any benefits required to be paid or provided following the merger (subject to the acknowledgment in the letter agreement described above);

∎	the Company required the executive officer to relocate;

∎	the Company terminated the executive officer’s employment other than as permitted by the change of control employment agreement; or

∎	the Company requested that the executive officer perform an illegal or wrongful act in violation of the combined company’s code of conduct.

Merger Retention RSU Awards

As an incentive to reward extraordinary effort required through the execution of the integration process and provide cohesive leadership to the new Company, certain executive officers (other than Mr. Molinaroli, whose award is discussed above), including the following Named Executive Officers received a restricted share unit grant on September 8, 2016:

	Number of RSUs	Value of RSUs	Vesting[1]
Brian Stief	52,235	$2,500,000	3-year cliff
Judy Reinsdorf	50,146	$2,400,000	2-year cliff
William Jackson	52,235	$2,500,000	3-year cliff
Robert E. Olson[2]	N/A	N/A	N/A

[1]	Awards fully vest in the event of death or disability (and solely for Mr. Stief, continue to vest following retirement) and vest pro rata for any other termination except for cause.

[2]	As previously disclosed, Mr. Olson received a cash-based retention award of $600,000 that vested on December 31, 2016.

RSU Awards Related to Legacy Johnson Controls Nonqualified Plans

Under Legacy Johnson Controls Nonqualified Deferred Compensation and Retirement Restoration Plans, all amounts under the plans automatically became vested and payable in a lump sum cash payment as a result of the Merger. In order to partially offset the lost opportunity to earn additional supplemental benefits resulting from the accelerated payments, the Legacy Johnson Controls Compensation Committee implemented a special program for all current employee and retiree participants in these plans. Under the special program, each active and retiree participant in these

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plans received an increase in his or her distribution based on a formula applied consistently across all participants. Using the same methodology, the Legacy Johnson Controls NEOs who participated in these plans were granted a restricted share award on September 8, 2016.

	Number of RSUs	Grant Date Value of RSUs	Vesting[1]
Alex Molinaroli	146,763	$7,024,099	30 months
Brian Stief	36,571	$1,750,307	3-year cliff
Bruce McDonald	105,537	$5,051,013	3-year cliff
William Jackson	10,449	$500,101	3-year cliff
[1]	Awards fully vest in the event of a termination for any reason other than “cause”

New Johnson Controls International plc Programs for 2017

Johnson Controls International plc’s newly formed compensation committee (referred to as the “Johnson Controls plc Compensation Committee”), which held its first formal meeting following the completion of the Merger, has approved the following executive programs and policies for 2017 and beyond:

∎     Executive Peer Group

∎     Amended and Restated Share and Incentive Plan

∎     Equity Granting Policy

∎     Executive Stock Ownership Policy

∎     Executive Compensation Recoupment Policy

∎     Executive Severance and Change-in-Control Policy

∎     Executive Perquisite Program

As part of its preparation for the Merger, the Johnson Controls plc Compensation Committee held several informal meetings prior to the Merger to discuss the Company’s go-forward executive compensation philosophy, programs and practices, and to consult with advisors on matters related to benchmarking analyses, shareholder interests and expectations, market best practices, market norms, and Legacy Tyco and Legacy Johnson Controls programs and policies, all in an effort to determine the best future-state policies and programs for the Company. The following section highlights the changes that were approved by the Johnson Controls plc Compensation Committee following the Merger, and that have become effective for fiscal year 2017 and beyond.

Executive Peer Group

The Johnson Controls plc Compensation Committee, with input from its advisors and management, conducted a detailed review of the Company’s potential peer group and approaches to compensation benchmarking. Going forward, the Company will benchmark against both general

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industry data (excluding financial service companies) adjusted for the approximate size and complexity of the Company, as well as the peer group of companies listed below:

Johnson Controls International plc Compensation Peer Group for 2017
3M Company Alcoa Inc. Caterpillar Inc. Danaher Corp. Deere & Company	Eaton Corporation E.I. du Pont de Nemours and Company Emerson Electric Co. General Dynamics Corporation Honeywell International, inc.	International Paper Company Lockheed Martin Corporation Northrop Grumman Corporation Raytheon Company United Technologies Corporation Whirlpool Corporation

Annual Incentive Program

The Annual Performance Incentive for fiscal year 2017 encourages executive officers to focus on financial performance based on earnings before interest and taxes (EBIT), return on sales (ROS), and trade working capital (TWC) improvements. These measures focus our executive officers on the Company’s performance and each business unit’s profitability, operating strength and efficiency. The Johnson Controls plc Compensation Committee believes focusing on these measures will create long-term shareholder value.

Long-term Incentive Program

The Johnson Controls International plc Compensation Committee expects to review the design and structure of the long-term incentive program on an annual basis to ensure that it continues to be appropriate for the size and scope of the Company. For fiscal 2017, the Johnson Controls International plc Compensation Committee decided to continue Legacy Johnson Controls’ practice of granting to the named executive officers the annual equity award split between PSUs (50%), stock options (25%) and RSUs (25%). These weightings reflect a heavy performance orientation toward the long-term incentive performance plan, while also encouraging retention by granting RSUs to the executives. PSUs for fiscal year 2017 will continue to be tied to NEO performance over a three-year performance cycle. Target opportunities will be based on pre-tax earnings growth and pre-tax return on invested capital (ROIC), and the program will include a relative total shareholder return (TSR) modifier. These measures link directly to both our income statement and balance sheet and have a significant impact on long-term stock price and on meeting the investment community’s expectations. Share option grants will generally vest in two equal installments on the second and third anniversary of the grant date, have a 10 year term and have an exercise price equal to the Company’s closing stock price on the date of grant. RSUs will generally vest in equal installments over three years. For Messrs. Molinaroli, Oliver and Stief, who are retirement eligible, upon retirement (i) each unexercisable share option that was granted at least one year prior to the retirement date will become fully exercisable and will remain exercisable until the award’s expiration date and (ii) each unvested RSU that was granted at least one year prior to the retirement date will continue to vest according to its original vesting schedule.

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Equity Granting Policy

In September 2016, the Johnson Controls plc Compensation Committee approved an equity granting policy that states:

∎	All equity awards must be granted on the date of a Compensation Committee meeting and will be based on the Company’s closing stock price on such date;

∎	Annual grants for RSU and stock option awards occur on the date of the Compensation Committee meeting in October; annual grants for PSUs occur on the date of the Compensation Committee meeting in November;

∎	The Compensation Committee approves grants for all officers who are subject to Section 16 of the Securities Exchange Act of 1934 (“executive officers”); and

∎	The Board of Directors reviews grants for the CEO and COO and delegates approval of such equity grants to the Compensation Committee.

Executive Stock Ownership Policy

Consistent with past practice at both Legacy Tyco and Legacy Johnson Controls, going forward, the Company’s executive officers will have five years to meet the following stock ownership requirements:

∎	CEO: 6x base salary

∎	Other executive officers: 3x base salary

Executive Compensation Recoupment Policy

The Johnson Controls plc Compensation Committee has adopted an executive compensation recoupment policy that overrides any pre-existing policy at either Legacy Tyco or Legacy Johnson Controls. The policy provides that, if the Johnson Controls plc Compensation Committee determines that:

∎	the payment or the delivery of ordinary shares in connection with a performance incentive award was predicated upon the achievement of certain financial results with respect to a performance period that were subsequently the subject of a material restatement other than a restatement due to changes in accounting policy;

∎	in the Johnson Controls plc Compensation Committee’s view, the recipient of such award engaged in conduct that caused or partially caused the need for the restatement; and

∎	a lower payment would have been made, or fewer ordinary shares delivered, to such individual based upon the restated financial results,

then the Johnson Controls plc Compensation Committee will, unless prohibited by applicable law, require reimbursement from any such individual of (a) an amount equal to the amount of any overpayment of any such incentive paid to such individual or (b) any excess number of ordinary shares delivered to such individual (or the fair market value of such excess number of ordinary shares), with respect to such performance period.

Executive Severance and Change in Control Policy

Following the Merger, the Johnson Controls plc Compensation Committee has approved the executive severance and change in control policy (the “Severance and CIC Policy”) described below. The Severance and CIC Policy will apply to all new executive hires, promotions and, with respect to executive officers who are currently covered by an employment agreement1, on the termination date

[1]	The Company does not have any evergreen employment agreements with executive officers

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specified in such agreement. Consistent with market practice, the Company does not intend to enter into individual written employment agreements with its executive officers:

	Change in Control Termination	Severance
Triggering Events

∎     Involuntary termination other than for Cause, permanent disability or death within the period beginning 60 days prior to and ending two years following a change in control

∎     Good Reason Resignation within the same time period

∎ Involuntary termination other than for Cause, permanent disability or death ∎ Good Reason Resignation
Cash Severance	3x base salary and target annual bonus	1.5x base salary and target annual bonus
Release of Claims	Required	Required
Benefits Continuation	Yes – aligned with two-year protection period	No
Equity Acceleration

∎     Compensation Committee to provide either for adjustment/ assumption of award for a cash settlement

∎     Vest in full upon a subsequent termination without cause or with good reason within two years after the transaction (PSUs based on the higher of actual performance or target)

None; equity canceled
Excise Tax Gross-up Payment	None	None
Restrictive Covenants	∎ Perpetual confidentiality covenant ∎ One-year post-termination noncompetition covenant ∎ Two-year post-termination non-solicitation covenant (employees, customers)	∎ Perpetual confidentiality covenant ∎ One-year post-termination noncompetition covenant ∎ Two-year post-termination non-solicitation covenant (employees, customers)

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Also consistent with market practice and in response to shareholder feedback, the Johnson Controls plc Compensation Committee has eliminated the use of any long-term bonus in the cash severance calculation in the event of a change of control for new officers and as existing officer employment agreements expire.

Executive Perquisite Program

Similar to the Legacy Johnson Controls perquisite program, for fiscal 2017, the Johnson Controls plc Compensation Committee has approved a perquisite allowance of 5% of base salary (based on October 1st salaries) annually. Perquisite funds not used in any given year may be carried over, but they may not be taken as cash or used for any purpose other than those listed below. Upon termination, any unused funds are forfeited.

Allowable perquisites include:

∎	Club dues;

∎	Financial and tax planning; and

∎	Corporate aircraft use capped at the amount available under the perquisite allowance for the CEO and COO, and $10,000 per year for the other NEOs.

Shareholder Outreach

Each of Legacy JCI and Legacy Tyco regularly conducted shareholder outreach to solicit input and feedback on its executive compensation practices. As we move forward as a combined company, we intend to continue to engage with shareholders and continue to consider shareholder input, including the advisory “say-on-pay” vote, as we continue to evaluate the design of our executive compensation programs and the specific compensation decisions for each of our NEOs.

Johnson Controls International plc is committed to the interests of our shareholders and the delivery of shareholder value through sustainable growth strategies. We believe that, as part of this commitment, it is important to maintain ongoing dialogue with shareholders to solicit and respond to feedback about our executive compensation program.

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Determining Legacy Tyco Compensation for 2016

As noted above, because Legacy Tyco was the legal acquirer of Legacy Johnson Controls in the Merger, the following discussion relates to the programs in place at Legacy Tyco, and the decisions made by the Legacy Tyco Compensation Committee, prior to the Merger:

Legacy Tyco Program Highlights	What Legacy Tyco Did Not Do

✓       Pay for performance

✓       Target pay based on market-competitive norms

✓       Deliver total direct compensation primarily through variable pay

✓       Set challenging short- and long-term incentive award goals

✓       Provide strong oversight that ensures adherence to incentive grant regulations and limits

✓       Maintain robust stock ownership requirements

✓       Adhere to an incentive compensation recoupment policy (“clawback” policy)

✓       Maintain insider trading, anti-hedging and anti-pledging policies

✓       Consult with an independent advisor on pay

×        Provide tax gross-ups, except in limited circumstances

×        Provide single trigger change in control arrangements

×        Re-price stock options

×        Provide excessive perquisites

×        Reward executives without a link to performance

Going Forward:

The Johnson Controls plc Compensation Committee believes the features outlined here represent sound executive compensation governance practices and intends to continue to adhere to them in the future.

Legacy Tyco’s Compensation Committee evaluated many factors when designing and establishing executive compensation plans and targets. In determining appropriate compensation levels, the Legacy Tyco Compensation Committee considered critical data including the relative complexity and importance of the executive’s role within the organization, the executive’s experience, record of performance and potential, the compensation levels paid to similarly positioned executives at peer companies, general industry compensation data, and internal pay equity considerations. The peer group of companies that the Legacy Tyco Compensation Committee used to review relative compensation levels was an important part of the pay-setting process.

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Role of the Legacy Tyco Compensation Committee and Independent Compensation Consultant

The Legacy Tyco Compensation Committee’s role was to review and approve compensation and benefits policies and objectives, determine whether officers, Directors and employees were compensated according to these objectives, and assist the Board in carrying out responsibilities relating to the compensation of Legacy Tyco executives. The Legacy Tyco Compensation Committee operated under a charter approved by the Legacy Tyco Board. In addition to meeting the NYSE independence standards, each member of the Legacy Tyco Compensation Committee was a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and an “outside director” as defined in section 162(m) of the Internal Revenue Code.

Going Forward:

In establishing and reviewing the Company’s compensation programs, the Johnson Controls plc Compensation Committee will consider whether the programs encourage unnecessary or excessive risk taking and has determined that they do not.

In carrying out its role in establishing executive compensation plans, the Legacy Tyco Compensation Committee received advice from its independent compensation consultant, Farient Advisors LLC (“Farient”). Prior to the Merger in fiscal 2016, Farient’s responsibilities included:

∎	providing an ongoing review and critique of Legacy Tyco executive compensation philosophy, the strategies associated with it, and the composition of Legacy Tyco’s peer group of companies;

∎	Preparing periodic competitive analyses and conveying advice regarding Legacy Tyco compensation program design, pay mix, corporate performance and goal-setting, and pay-for-performance alignment;

∎	Presenting updates on market trends; and

∎	Regularly conducting private meetings with the Legacy Tyco Compensation Committee and/or Board without management representatives.

Farient did not provide any additional work to the company and satisfied NYSE consultant independence standards. Commencing with the Merger, the Johnson Controls plc Compensation Committee has selected Willis Towers Watson as its independent compensation consultant. In assessing the independent compensation consultant, the Committee reviewed the Company’s relationship with Willis Towers Watson and considered the factors impacting independence that New York Stock Exchange rules require. During fiscal 2016, in addition to providing executive compensation consulting, other one-time professional services provided by Willis Towers Watson to Legacy Johnson Controls and Legacy Tyco totaled $200,146 and included stock compensation accounting and risk consulting and software services.

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The chart below summarizes Legacy Tyco’s process for developing, recommending and approving pay actions and strategies and the individuals and groups responsible for approving these decisions.

Pay Strategy and Recommendations	Advice	Recommendation	Approval
CEO	Independent Consultant	Legacy Tyco Compensation Committee	Independent members of the Legacy Tyco Board
Other Executive Officers	Independent consultant/CEO/ EVP HR
Senior Executives[1]		CEO	Legacy Tyco Compensation Committee
Annual Incentive Plan and Equity Awards for All Employees[2]	Independent consultant/EVP HR
All other employee pay actions and programs	Legacy Tyco Compensation Committee granted CEO and his designees approval authority

[1]	Other direct reports to CEO and employees earning over a certain base salary level
[2]	Incentive pools, performance goals, equity award terms, etc.

Benchmarking

At least annually, the Legacy Tyco Compensation Committee and its independent advisor engaged in a detailed analysis of Legacy Tyco’s peers to ensure that the peer group remained relevant from a comparator business and talent perspective. The composition of the peer group was based on a number of factors, including whether the company had overlapping business lines and competed with Legacy Tyco for talent. The Legacy Tyco Compensation Committee, with the assistance of its independent compensation consultant, analyzed up to 17 factors in confirming inclusion. In December 2015, Legacy Tyco removed DirectTV and added EcoLab, Level 3 Communications and RR Donnelley & Sons. DirectTV was removed because it was acquired. The other two were added to better balance out the peer group by including more service oriented companies focused on the development of integrated platforms.

In addition to relying on the peer group, Legacy Tyco also used general industry data (excluding financial service companies) adjusted for the approximate size and complexity of, and other benchmark data from third party providers, as a secondary source to help determine compensation for its named executive officers. Legacy Tyco’s talent strategy called for both the development of internal leadership and the recruitment of highly experienced external leaders. In developing executive compensation levels, Legacy Tyco broadly targeted total direct compensation at the 50th percentile of the benchmark data adjusted for size. Although these benchmarks represented useful guidelines, the Legacy Tyco Compensation Committee exercised discretion in setting individual executive compensation levels so that they appropriately reflected the executive’s value and expected

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contributions, as well as the executive’s leadership, commitment to Company values, and potential for advancement.

Legacy Tyco Compensation Peer Group for 2016
Cintas Corporation Danaher Corp. Eaton Corporation plc Ecolab Emerson Electric Co. Honeywell International Inc.	Ingersoll-Rand Plc Level 3 Communications, Inc. Motorola Solutions, Inc. Pitney Bowes Inc. Republic Services, Inc.	Rockwell Automation Inc. R.R. Donnelley & Sons Company Stanley Black & Decker, Inc. Waste Management, Inc. Xerox Corp.

Elements of the 2016 Legacy Tyco Executive Compensation Program

Legacy Tyco’s executive compensation programs were designed to align the interests of executives and shareholders and to encourage the personal and collective growth of executives through improved performance. The following chart highlights the key elements of Legacy Tyco’s total rewards program and how each linked to program objectives.

Element	Purpose	Type of Compensation	Primary Influence Factors
Base Pay	Provides a fixed level of cash compensation that recognizes the value of an individual’s role to the company	Cash	∎ Role ∎ Skill ∎ Sustained performance
Annual Incentive

Provides a cash-based incentive opportunity tied to the execution of the operating plan and other strategic goals which supported the long-term sustainability of Legacy Tyco.

Annual incentive award opportunities ranged from 0% - 200% of target based on the extent to which pre-established objectives were met as well as individual contributions and behaviors.

Cash

∎    Financial performance

∎    Operating income

∎    Revenue

∎    Working capital days

∎    Strategic initiatives

∎    Growth and innovation

-   Increase sales in high growth markets

-   Grow software related revenue

∎    Infrastructure efficiencies

-   Sourcing savings

-   Reduce real-estate footprint

∎    M&A effectiveness - performance of acquisitions vs. plan

∎    Individual performance and behaviors that demonstrate our core values of integrity, excellence, teamwork and accountability

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Element	Purpose	Type of Compensation	Primary Influence Factors
Long-Term Incentive ∎ Performance Share Units (PSUs) ∎ Stock Options ∎ Restricted Share Units (RSUs)

Intended to attract, retain and motivate talent, and to align the interests of executives with the interests of shareholders by linking a significant portion of the officer’s total pay opportunity to share price performance.

Provided long-term accountability for executives, and offered opportunities for capital accumulation for executives.

		Long-Term Equity	∎ Share price performance ∎ Earnings per share (EPS) ∎ Relative total shareholder return (TSR) ∎ Return on invested capital (ROIC)
Health and Welfare and Retirement Benefits	Provided for opportunities to contribute toward retirement savings and promote health and wellness.	Benefit	Broadly applicable to all executives
Termination and Transition Benefits	Essential for attracting and retaining talent and helping to insure orderly exits and transitions of executives.	Benefit	∎ Governed by formal plan documents approved by the Board ∎ No individual agreements for executive officers
Other Benefits and Perquisites	Help NEOs be more productive and efficient, and they provided protection from business risks and threats.	Benefit	∎ Benefits consistent with what all employees receive ∎ Perquisites limited in amount ∎ Legacy Tyco maintained a strict policy regarding eligibility and use

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Analysis of Legacy Tyco 2016 Compensation

Prior to the Merger, all compensation decisions including those made with respect to fiscal 2016 pay levels for Messrs. Oliver and Olson and Ms. Reinsdorf were made by the Legacy Tyco Compensation Committee. The Johnson Controls International plc Compensation Committee assumed responsibility for NEO compensation, including Messrs. Molinaroli, Stief, McDonald and Jackson as of September 2, 2016.

Base Pay

Base pay recognizes the value of an individual based on his/her role, skill, performance, contribution, leadership and potential.	Establishing Base Pay - Going Forward

2016 Base Pay Decisions

The following table outlines base pay decisions made by the Legacy Tyco Compensation Committee at the beginning of fiscal year 2016. The salaries below were effective through September 2, 2016.

When establishing base pay for NEOs, the Johnson Controls plc Compensation Committee expects to consider an initial guideline the 50th percentile of the general industry data for comparable roles.

	Base Salary
NEO	2015	2016 (through 9/2/16)	Percent Change
George R. Oliver	$1,000,000	$1,000,000	0%
Robert E. Olson	N/A	$535,000	N/A
Judy Reinsdorf	$535,000	$535,000	0%

The following table outlines base salary decisions made by Johnson Controls International plc’s Compensation Committee to recognize changes in responsibilities resulting from the Merger. The salaries below were effective beginning September 2, 2016.

	Base Salary
NEO	Effective 10/1/15	Effective 9/2/16	Percent Change
Alex A. Molinaroli[1]	N/A	$1,622,000	N/A
George R. Oliver[2]	$1,000,000	$1,250,000	25%
Brian Stief[1]	N/A	$721,000	N/A
Bruce McDonald[1]	N/A	$1,030,000	N/A
Judy Reinsdorf	$535,000	$600,000	12%
William Jackson[1]	N/A	$824,000	N/A
Robert E. Olson	N/A	$535,000	N/A

[1]	We are required to include information regarding compensation paid to Messrs. Molinaroli, Stief, McDonald and Jackson by the Company for the time period from September 2 - 30, 2016. Therefore, the table above does not include base salary paid by Legacy Johnson Controls.
[2]	Mr. Oliver received a base pay increase in connection with his agreement to succeed Mr. Molinaroli as CEO 18 months following the merger. See page X for details.

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Annual Incentive

Because the Merger occurred on September 2, 2016, with only a month remaining in each respective company’s fiscal year, NEOs were measured on the results of their legacy company for the full fiscal year.

Legacy Tyco Annual Incentive Program

Annual incentive compensation for the Legacy Tyco NEOs was paid in the form of an annual performance bonus under the 2012 Share and Incentive Plan (the “2012 SIP”). Annual incentive compensation rewards executives for their execution of the operating plan and other strategic initiatives, as well as for financial performance that benefits business and drives long-term shareholder value creation. It places a meaningful proportion of total cash compensation at risk, thereby aligning executive rewards with financial results. It also offers an opportunity for meaningful pay differentiation tied to the performance of individuals and groups.

In fiscal 2016, the quantitative and qualitative measures applicable to Legacy Tyco NEOs were:

Quantitative Performance Metrics (Non-GAAP)	Qualitative Strategic Initiatives (+/- 25% modifier) (applicable to each executive)

∎ 45% Tyco Operating Income ∎ 35% Tyco Revenue ∎ 20% Working Capital Days

∎    Growth and Innovation

-   Increase Sales in High Growth Markets

-   Grow software related revenue

∎    Infrastructure Efficiencies

-   Sourcing Savings

-   Reduce real-estate footprint

∎    M&A Effectiveness - performance of acquisitions vs. plan

As noted above, as a result of the Merger, pursuant to the terms of the 2012 SIP, each Legacy Tyco NEO was deemed to have achieved a level of performance, as of the date of the Merger, that would cause all (100%) of such NEO’s target amount to become payable.

Legacy Johnson Controls Annual Incentive Performance Program (AIPP)

The Legacy Johnson Controls AIPP was a one-year cash award that encouraged Legacy Johnson Controls NEOs to focus on financial objectives that were expected to translate into stock price performance and value creation for shareholders.

For fiscal year 2016, 80% of the targeted AIPP award was based on financial metrics, as described below. The remaining 20% of the targeted award was based on a discretionary assessment of individual performance, as assessed by the Legacy Johnson Controls Compensation Committee. The Committee made this assessment for the CEO based on its subjective evaluation of performance relative to strategic, financial and leadership objectives that the Legacy Johnson Controls Compensation Committee approved and has discretion to decrease the amount of the incentive award that the CEO would otherwise receive. The CEO makes this assessment for the other NEOs.

For the 80% of the AIPP award based on financial metrics, segment earnings before interest and tax (EBIT), return on sales (ROS) and return on assets (ROA) were used as the measures linked to the strategic plan and expected to result in long-term shareholder value creation.

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Legacy Johnson Controls used simple weightings for the performance measures by placing a specific weighting on each metric for purposes of determining the amounts of the awards earned. In fiscal year 2016, the financial portion of the annual incentive measures had the following weights: 70% segment EBIT, 20% ROS, and 10% ROA. An executive officer could not receive a payout under an award if threshold performance levels were not met.

Performance Measure Definitions
Year-over-Year Segment EBIT	ROS	ROA
Legacy Johnson Controls defined Segment EBIT as net income attributable to each business unit (Corporate is the aggregate of the three business units and corporate) adjusted for income tax expense, financing costs, non-controlling interests, and certain significant special items, such as transaction/integration/separation costs, acquisitions/divestitures, impairment charges, restructuring costs, mark-to-market pension gains/losses, and the adoption of new accounting pronouncements, all as reflected in our audited financial statements that appear in SEC filings.	Legacy Johnson Controls defined ROS as an internal financial measure that related Segment EBIT to the sales of the business unit. Corporate is the aggregate of the three business units and corporate.	Legacy Johnson Controls defined ROA as an internal financial measure that related Segment EBIT to the average net operating assets of the business unit. Corporate is the aggregate of the three business units and corporate. Net Operating Assets are defined as (+) Total Assets; (-) Cash; (-) Income Tax Assets; (-) Post Employment Assets; (-) Derivative Assets; (-) Total Liabilities; (+) Debt; (+) Income Tax Liabilities; (+) Post Employment Liabilities; (+) Restructuring liabilities; (+) Derivative Liabilities; (+) Dividends Payable.

For Messrs. Molinaroli, Stief and McDonald, 100% of the financial portion of the annual incentive earned was based on performance relative to enterprise results. For Mr. Jackson 50% of the financial portion of the annual incentive earned was based on performance relative to Building Efficiency results and 50% relative to corporate results.

Legacy Johnson Controls 2016 AIPP Performance

Based on its review of the above information, the Legacy Johnson Controls Compensation Committee chose to set the earnings growth thresholds, targets and maximums for fiscal year 2016 primarily in line with analyst consensus earnings estimates for the S&P 500 Industrials as well as the broader S&P 500 Index. The Committee chose to set the thresholds, targets and maximums for return on sales (ROS) and return on assets (ROA) relative to Legacy Johnson Controls strategic and financial plans. This approach ensured competitive incentive compensation was provided based on market competitive performance, with continued focus on strategic deliverables.

As part of the process for establishing fiscal year 2016 targets for the AIPP, the Legacy Johnson Controls Compensation Committee reviewed the following data:

∎	Its strategic and financial plans;

∎	The global macroeconomic environment for fiscal year 2016 compared to fiscal year 2015, including global Gross Domestic Product growth as well as growth estimates in those countries where Legacy Johnson Controls had significant business operations;

∎	Growth estimates for automotive production and construction spending on a regional basis;

∎	Company-specific factors including capital expenditure levels, restructuring and other investment initiatives;

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∎	Movement of analyst consensus earnings estimates over time; and

∎	Projected earnings growth estimates from Legacy Johnson Controls compensation peer group and the broader S&P 500 companies.

Performance Measures	2016 Goals			2016 Performance	2016 Actual Awards (Non-Discretionary Portion)
	Threshold	Target	Maximum	Actual
Corporate
Year-Over-Year Segment EBIT	3%	8%	13%	13.3%
Return on Sales (ROS)	8.7%	9.2%	9.7%	10.1%	200%
Pre-Tax ROA	17.8%	18.7%	19.7%	20.2%
Building Efficiency
Year-Over-Year Segment EBIT	3%	6.5%	10%	9.4%
Return on Sales (ROS)	8.1%	8.6%	9%	9.4%	187.3%
Pre-Tax ROA	15.8%	16.6%	17.5%	17.6%

For the discretionary portion of the award based on individual performance, a payout was authorized only if the minimum threshold performance levels under the financial portion were achieved, and negative discretion is used to deliver the intended award amount. In no event could payments under the discretionary portion of the award exceed target.

The table below summarizes the threshold, target, and maximum award potential, actual payout as a percent of target, and actual payout amounts for Messrs. Molinaroli, Stief, McDonald and Jackson for fiscal year 2016 after reflecting the exercise of discretion discussed above. Actual payout could range from zero to two times the target payout percentage for the financial portion of the AIPP, depending on the achievement of goals, with the potential payments increasing as performance improved (though not above two times the target payout percentage).

NEO	Award Targets			2016 Actual Payout As a % of Target	2016 Actual Payout Amount ($)
	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)
Alex A. Molinaroli	1,135,400	2,838,500	5,677,000	192.0%	5,449,922
Brian J. Stief	324,450	811,125	1,622,250	192.0%	1,557,362
R. Bruce McDonald	618,000	1,545,000	3,090,000	192.0%	2,966,402
William C. Jackson	350,200	875,500	1,751,000	170.4%	1,491,959

(1)	Assumes threshold payout from financial portion of AIPP, and zero payout from discretionary portion.
(2)	Assumes target payout from financial portion of AIPP, and target payout from discretionary portion.
(3)	Assumes 200% payout from financial portion of AIPP, and full payout from discretionary portion.

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Long-Term Incentives

Legacy Tyco Long-Term Equity Incentive Compensation

A key element in the compensation of Legacy Tyco’s executive team was long-term equity incentive awards (LTI compensation), which tied a significant portion of compensation to the company’s long-term performance. The design and structure of the LTI compensation program was reviewed annually to ensure that it was appropriate for the size and scope of the company.

In 2016, three different types of long-term incentives were granted to the Legacy Tyco NEOs:

∎	Share options, which were intended to provide value to the holder only if shareholders receive additional value after the date of grant;

∎	Restricted share units, which vest at the end of a three-year period and have a value that changes based on changes in the stock price; and

∎	Performance share units, which vest at the end of three year-performance period and, except under unusual circumstances, pay out only if specific performance metrics are met.

See Impact of the Merger on Compensation above for an explanation of how these awards were adjusted as a result of the Merger.

The allocation percentage between each equity vehicle was distributed as shown below. These weightings reflected a heavy performance orientation toward the long-term incentive performance plan, while also encouraging retention by granting RSUs to executives below the CEO level.

	Share Options	Restricted Share Units	Performance Share Units
CEO	50%	0%	50%
Other NEOs	40%	20%	40%

Other Legacy Tyco Benefits

Change in Control Severance Benefits

Legacy Tyco provided employment and severance arrangements essential to attract and retain executive talent and competitive with those provided to executive officers at other peer companies. All cash payments and benefits are governed by a formal plan document. Prior to the Merger, none of the Legacy Tyco NEOs had individual written termination agreements with the company providing for benefits outside the formal plan document. Under the 2012 Share and Incentive Plan equity awards are subject to double-trigger equity vesting in the event of a change in control. Double-trigger equity vesting requires both a change in control and executive termination to vest the equity awards.

Perquisites and Other Benefits

Legacy Tyco NEOs, including the CEO, were eligible to participate in substantially the same benefit plans available to all other Legacy Tyco U.S. employees. These benefit programs included Tyco’s tax-qualified 401(k) Retirement Savings and Investment Plan (“RSIP”) and its medical insurance, dental insurance, life insurance, long-term disability and long-term care plans.

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All eligible executives earning more than $115,000 per year were also eligible to participate in the Tyco Supplemental Savings and Retirement Plan (“SSRP”), which is a deferred compensation plan that permits the elective deferral of base salary and performance-based bonuses. The SSRP provided executives with the opportunity to defer compensation on a tax-deferred basis and receive tax-deferred market-based notional investment growth. The plan allowed executives to defer amounts above those permitted by the RSIP as well as receive any Company contributions that were reduced under the RSIP due to IRS compensation limits.

Legacy Tyco provided limited perquisites and other benefits that consisted of the following:

∎	Executive Physicals - Legacy Tyco invested in the health and well-being of executives as an important component in providing continued effective leadership for the Company. This benefit was capped at $3,000 per year.

∎	Use of Corporate Aircraft - Corporate aircraft was used primarily for business purposes. Legacy Tyco maintained a formal aircraft policy overseen by the Nominating and Governance Committee which stipulated that the CEO was the only executive pre-approved to use Company aircraft for non-business purposes. Use was limited to $150,000 of incremental value. Other executives could do so, by exception, if expressly approved by the CEO or the Board. There were no gross-ups paid with respect to personal use of aircraft.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management this Compensation Discussion & Analysis and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K and this proxy statement.

Submitted by the Compensation Committee:

Jeffrey A. Joerres, Chair

Michael E. Daniels

R. David Yost

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Executive Compensation Tables

The following table summarizes the compensation earned by our named executive officers in the fiscal years noted. For Messrs. Molinaroli, Stief, McDonald and Jackson, it is important to note that this information generally relates only to compensation paid by Johnson Controls International plc during the period after the Merger (i.e., from September 2, 2016 until September 30, 2016), and does not include compensation that Legacy Johnson Controls paid prior to the Merger in fiscal 2016 or prior years. Mr. Nayar stepped down from his role as Executive Vice President and Chief Financial Officer of Legacy Tyco in November 2015 and was employed in an advisory capacity for a short transition period in 2016.

Summary Compensation Table for Fiscal Years 2016, 2015 and 2014

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock / Unit Awards ($)(1)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alex A. Molinaroli	2016	$135,167	$-	$27,024,053	$-	$5,449,922	$733,491	$13,054,137	$46,396,770
Chairman and Chief Executive Officer
George Oliver	2016	$1,018,939	$-	$3,605,930	$3,550,446	$1,250,000	$-	$182,560	$9,607,875
Chief Operating Officer	2015	$1,000,000	$-	$3,712,813	$3,982,890	$-	$-	$276,248	$8,971,951
	2014	$993,750	$-	$3,150,175	$3,233,130	$1,312,500	$-	$308,752	$8,998,307
Brian J. Stief
EVP & Chief Financial Officer	2016	$60,083	$-	$4,250,255	$-	$1,557,362	$-	$-	$5,867,700
Robert E. Olson	2016	$520,814	$-	$795,778	$527,490	$428,000	$-	$29,818	$2,301,900
EVP and Legacy Tyco Chief Financial Officer
R. Bruce McDonald	2016	$85,833	$-	$5,051,013	$-	$2,966,402	$295,618	$4,527,175	$12,926,041
EVP and Vice Chairman
William C. Jackson	2016	$68,667	$-	$3,000,101	$-	$1,491,959	$-	$-	$4,560,727
VP and President
Judith A. Reinsdorf	2016	$539,678	$-	$3,318,187	$608,649	$428,000	$-	$21,810	$4,916,324
EVP and General Counsel	2015	$535,000	$-	$894,014	$637,251	$-	$-	$60,756	$2,127,021
	2014	$535,000	$-	$929,998	$646,622	$449,400	$-	$111,286	$2,672,306
Former Officers (at fiscal year end)
Arun Nayar	2016	$131,250	$-	$-	$-	$105,574	$-	$10,500	$247,324
EVP and Chief Financial Officer	2015	$525,000	$-	$894,014	$637,251	$-	$-	$55,594	$2,111,859
	2014	$510,417	$-	$805,999	$560,401	$441,000	$-	$101,218	$2,419,035

(1)	Deferred Amounts Included: We have not reduced amounts that we show to reflect a named executive officer’s election, if any, to defer the receipt of compensation into our qualified and nonqualified deferred compensation plans

(2)

Stock/Unit Awards and Option Awards: The amounts in columns (e) and (f) reflect the fair value of equity awards granted in fiscal 2016, 2015, and 2014. For Messrs. Molinaroli, Stief, McDonald and Jackson, the equity awards that the Company granted in fiscal 2016 (excluding any awards

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Legacy Johnson Controls granted prior to the Merger) consisted of restricted stock units (“RSUs”) granted in connection with the closing of the Merger as described above under “Impact of the Merger on Compensation—Merger Retention RSU Awards” and “—RSU Awards Related to Legacy Johnson Controls Nonqualified Plans.” For Messrs. Oliver and Olson and Ms. Reinsdorf, the equity awards granted in fiscal 2016 consisted of stock options, RSUs and performance-vesting restricted stock units (“PSUs”). The amounts in columns (e) and (f) represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. For stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of our ordinary shares on the date of grant. For PSUs, fair value is based on a model that considers the closing market price of our ordinary shares on the date of grant, the range of shares subject to such stock award, and the estimated probabilities of vesting outcomes. The value of PSUs included in the table assumes target performance. In connection with the Merger, as described above under “Treatment of Long-Term Incentives for Legacy Tyco,” the PSUs were converted into time-vesting RSUs at target. The following amounts represented the maximum potential PSU value (i.e., the PSUs that would have been earned if the performance goals had been achieved at the maximum performance level) at the time of grant by individual for fiscal 2016: Mr. Oliver—$7,211,860; Mr. Olson—$1,071,414; and Ms. Reinsdorf—$1,236,294. For Legacy Johnson Controls NEOs, footnote 12 to our audited financial statements for the fiscal year ended September 30, 2016, which appears in our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission on November 23, 2016, includes assumptions that we used in the calculation of the equity award values. For Legacy Tyco NEOs, footnote 13 to Legacy Tyco’s unaudited financial statements for the fiscal quarter ended December 25, 2015, which appears in its Quarterly Report on Form 10-Q that was filed with the Securities and Exchange Commission on January 29, 2016, includes the assumptions used in the calculation of equity award values applicable to such individuals.

(3)	Non-Equity Incentive Plan Compensation: The amounts reported in column (g) for each named executive officer reflect annual cash incentive compensation (which was based on, for Messrs. Molinaroli, Stief, McDonald and Jackson with respect to fiscal 2016, Legacy Johnson Controls and individual performance, and for Messrs. Oliver, Olson and Nayar and Ms. Reinsdorf, Legacy Tyco and individual performance, in fiscal 2016, 2015 and 2014). As noted above under “Impact of the Merger on Compensation,” awards for Legacy Tyco NEOs for fiscal 2016 were paid at target amounts.

(4)	Change In Pension Value: The amounts reported in column (h) for each named executive officer reflect the actuarial increase in the present value of benefits under the qualified defined benefit pension plan established by Legacy Johnson Controls, determined as of the measurement dates used for financial statement reporting purposes for fiscal year 2016 and using interest rate and mortality rate assumptions consistent with those reflected in our audited financial statements for the fiscal year ended September 30, 2016. The value that an executive will actually receive under these benefits will differ to the extent facts and circumstances vary from what the calculations assume. Changes in the present value of the named executive officer’s benefits are the result of the assumptions applied (as discussed in the footnotes to the “Pension Benefits as of September 30, 2016” table below). No named executive officer received preferential or above market earnings on nonqualified deferred compensation.

2017 Proxy Statement	79

(5)	All Other Compensation: The fiscal 2016 amounts reported in column (i) for each named executive officer represent consist of the following:

Named Executive	Personal Use of Company Aircraft (a)	Relocation Benefits (b)	Tax Gross- Up (c)	Retirement Plan Contributions (d)	Non-Qualified Defined Benefit Distribution (e)	Company Vehicle (f)	Miscellaneous (g)	Total All Other Compensation
Alex A. Molinaroli	$-	$-	$-	$-	$13,052,772	$1,041	$324	$13,054,137
George Oliver	$194,350	$-	$-	$29,560	$-	$-	$3,000	$226,910
Robert E. Olson	$-	$10,074	$6,370	$13,375	$-	$-	$-	$29,819
R. Bruce McDonald	$-	$-	$-	$-	$4,513,275	$1,357	$12,294	$4,526,926
Judith A. Reinsdorf	$-	$-	$-	$21,810	$-	$-	$-	$21,810
Arun Nayar	$-	$-	$-	$10,500	$-	$-	$-	$10,500

(a)	As the then-CEO of Legacy Tyco, Mr. Oliver was authorized to use Legacy Tyco-owned or -leased aircraft for personal travel during fiscal 2016. Other executive officers were permitted to use Legacy Tyco-owned or -leased aircraft if expressly approved by the Legacy Tyco Board or the CEO. The Summary Compensation Table reflects, the aggregate incremental pre-tax cost to the Company for personal use of aircraft for fiscal 2016, which was calculated using a method that takes into account the incremental cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs, including incremental costs associated with executives that are not in control of the aircraft, reduced by any amounts paid to the Company by the executive in respect of personal use. Because our aircraft are used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition costs of the Company-owned or -leased aircraft, and the cost of maintenance not related to trips.

(b)	Legacy Tyco provided relocation benefits in accordance with company policy to Mr. Olson in fiscal 2016, to assist his relocation to Legacy Tyco’s headquarters upon his hiring.

(c)	The amount shown for Mr. Olson represents a tax gross-up payment made with respect to the relocation benefits disclosed in the preceding footnote.

(d)	Retirement plan contributions include matching contributions made by Legacy Tyco on behalf of each executive to its tax-qualified 401(k) Retirement Savings and Investment Plan (“RSIP”) and to its non-qualified Supplemental Savings and Retirement Plan (“SSRP”).

(e)	Each of the Legacy Johnson Controls nonqualified deferred compensation plans, including the Legacy Johnson Controls Retirement Restoration Plan, provided that all amounts deferred under the applicable plan (determined based on the actuarial equivalent value in the case of supplemental defined benefit pension benefits under the Legacy Johnson Controls Retirement Restoration Plan) became vested (to the extent not previously vested) and paid out in a lump sum following the consummation of the Merger. A portion of the payments to Mr. Molinaroli will be delayed until they are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The amounts shown in this column reflect the amounts that were (or will be, in the case of the portion of the payments that were delayed for Mr. Molinaroli) paid out under the pension component of the Legacy Johnson Controls Retirement Restoration Plan.

(f)	Amounts reflect costs attributable to personal use of a vehicle.

(g)	Miscellaneous compensation includes payments with respect to an executive physical for Mr. Oliver and country club dues for Messrs. Molinaroli and McDonald.

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Grants of Plan-Based Awards Table

The following table summarizes cash-based and equity-based awards for each of the Company’s named executive officers that were granted in fiscal year 2016.

Name	Grant Date				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Board or Committee Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (Mid- Point) (#)	Maximum (#)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Alex A. Molinaroli	9/8/2016		9/8/2016								564,648			$27,024,053
	N/A	(5)	N/A	(5)	$1,135,400	$2,838,500	$5,677,000
George Oliver	N/A	(6)	N/A	(6)	$625,000	$1,250,000	$2,500,000
	10/12/2015		10/12/2015					46,321	92,641	185,282				$3,605,930
	10/12/2015		10/12/2015									436,986	$37.79	$3,550,446
Brian J, Stief	9/8/2016		9/8/2016								88,806			$4,250,255
	N/A	(5)	N/A	(5)	$324,450	$811,125	$1,622,250
Robert Olson	N/A	(6)	N/A	(6)	$214,000	$428,000	$856,000
	10/12/2015		10/12/2015					6,882	13,763	27,526				$535,707
	10/12/2015		10/12/2015								6,882			$260,071
	10/12/2015		10/12/2015									64,923	$37.79	$527,490
R. Bruce McDonald	9/8/2016		9/8/2016								105,537			$5,051,001
	N/A	(5)	N/A	(5)	618,000	1,545,000	3,090,000
William C. Jackson	9/8/2016		9/8/2016								62,684			$3,000,056
	N/A	(5)	N/A	(5)	$350,200	$875,500	$1,751,000
Judith A. Reinsdorf	N/A	(6)	N/A	(6)	$214,000	$428,000	$856,000
	10/12/2015		10/12/2015					7,941	15,881	31,762				$618,147
	10/12/2015		10/12/2015								7,940			$300,053
	10/12/2015		10/12/2015									74,912	$37.79	$608,649
	9/8/2015		9/8/2015								50,146			$2,399,988
Former Officer
Arun Nayar	N/A	(6)	N/A	(6)	$52,787	$105,574	$211,148

2017 Proxy Statement	81

(1)	Amounts reported in columns (d) through (f) represent the range of potential cash payments under the annual performance bonuses that Messrs. Molinaroli, Stief, McDonald and Jackson could have earned under the Legacy Johnson Controls Annual Incentive Performance Plan for fiscal 2016, as described above under the heading “Annual Incentive—Legacy Johnson Controls Annual Incentive Performance Program (AIPP),” and that Messrs. Oliver, Olson and Nayar and Ms. Reinsdorf could have earned under the Company’s annual incentive plan for fiscal 2016, as described under the heading “Annual Incentive—Legacy Tyco Annual Incentive Program.” With respect to Legacy Tyco NEOs, the Board approved a maximum bonus payout of 0.50% of net income before special items for the CEO, subject to a cap of $5.0 million imposed by the 2012 SIP, and 0.25% for the other Legacy Tyco NEOs, subject to a cap of $2.5 million. The Legacy Tyco Compensation Committee further established a maximum payout of 200% of target for Legacy Tyco NEOs. Threshold amounts assume minimum performance levels are achieved with respect to each performance measure.

(2)	Amounts in columns (g) through (i) represent potential share payouts with respect to PSUs granted to Legacy Tyco NEOs assuming that threshold, target and maximum performance conditions are achieved. In connection with the Merger, as described above under “Treatment of Long-Term Incentives for Legacy Tyco,” the PSUs were converted into time-vesting RSUs at target.

(3)	Amounts in column (j) show the value of the RSUs granted in connection with the closing of the Merger as described above under “Impact of the Merger on Compensation—Merger Retention RSU Awards” and “-RSU Awards Related to Legacy Johnson Controls Nonqualified Plans.”

(4)	Amounts in column (m) show the grant date fair value of the option awards, RSUs and PSUs granted to named executive officers (and with respect to Legacy Johnson Controls NEOs, only those granted after the Merger). These amounts represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC Topic 718), excluding the effect of estimated forfeitures. For grants of stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For grants of RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of our ordinary shares on the date of grant. For grants of PSUs, fair value is based on a model that considers the closing market price of our ordinary shares on the date of grant, the range of shares subject to such stock award, and the estimated probabilities of vesting outcomes. The value of PSUs included in the table assumes target performance.

(5)	The award reflected in this row is an annual incentive performance award that Legacy Johnson Controls granted for the performance period of fiscal year 2016, the material terms of which we describe above under the heading “Annual Incentive—Legacy Johnson Controls Annual Incentive Performance Program (AIPP).”

(6)	The award reflected in this row is an annual incentive performance award that Legacy Tyco granted for the performance period of fiscal year 2016, the material terms of which we describe above under the heading “Annual Incentive—Legacy Tyco Annual Incentive Program.”

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Outstanding Equity Awards at 2016 Fiscal Year-End Table

The following table shows, for each of the named executive officers, all equity awards that were outstanding as of September 30, 2016. Dollar amounts are based on the NYSE closing price of $46.53 for the Company’s common stock on September 30, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Alex A. Molinaroli	90,000	-	$40.21	10/1/2017	1,145,883	$53,317,936	-	$-
	135,000	-	$30.54	10/1/2020
	125,000	-	$28.54	10/7/2021
	72,900	-	$27.85	10/5/2022
	65,100	-	$30.73	1/23/2023
	76,530	76,531	$48.37	11/19/2023
	-	169,924	$50.23	11/18/2024
	-	217,604	$43.86	10/7/2025
George R. Oliver	67,634	-	$23.03	8/17/2018	204,827	$9,530,600	-	-
	249,860	-	$15.01	10/6/2018
	183,964	-	$17.47	9/30/2019
	153,433	-	$19.30	10/11/2020
	129,084	-	$22.94	10/11/2021
	244,313	81,437	$28.42	11/19/2022
	162,827	-	$28.42	11/19/2022
	142,814	142,814	$38.91	11/19/2023
	76,440	229,320	$45.43	11/24/2024
	-	436,986	$37.79	10/11/2025
Brian J. Stief	35,000	-	$30.54	10/1/2020	197,656	$9,196,934	-	$-
	34,500	-	$28.54	10/7/2021
	21,500	-	$27.85	10/5/2022
	7,176	7,177	$48.37	11/19/2023
	-	32,175	$50.23	11/18/2024
	-	45,627	$43.86	10/7/2025
Robert Olson	-	64,923	$37.79	10/11/2025	21,196	$986,250	-	$-
R. Bruce McDonald	47,248	-	$40.21	10/1/2017	430,350	$20,024,186	-	$-
	160,000	-	$28.79	10/1/2018
	170,000	-	$24.87	10/1/2019
	150,000	-	$30.54	10/1/2020
	140,000	-	$28.54	10/7/2021
	74,800	-	$27.85	10/5/2022
	24,659	24,660	$48.37	11/19/2023
	-	80,437	$50.23	11/18/2024
	-	104,562	$43.86	10/7/2025

2017 Proxy Statement	83

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
William C. Jackson	86,000	-	$28.54	10/7/2021	199,111	$9,264,635	-	$-
	53,800	-	$27.85	10/5/2022
	20,476	20,476	$48.37	11/19/2023
	-	41,441	$50.23	11/18/2024
	-	49,961	$43.86	10/7/2025
Judith A. Reinsdorf	37,858	-	$17.47	9/30/2019	107,548	$5,004,208	-	$-
	64,449	-	$19.30	10/11/2020
	109,760	-	$22.94	10/11/2021
	58,590	19,529	$28.42	11/19/2022
	48,800	-	$28.42	11/19/2022
	28,563	28,562	$38.91	11/19/2023
	12,230	36,690	$45.43	11/24/2024
	-	74,912	$37.79	10/11/2025
Former Officers
Arun Nayar	25,785	-	$38.91	12/31/2018	-	$-	-	$-
	12,229	-	$45.43	12/31/2018
	-	12,230	$45.43	11/20/2019
	-	12,229	$45.43	11/20/2020
	-	12,230	$45.43	11/20/2021

(1)	Vesting information for each outstanding option award for the named executive officers is described in the table below.

Vesting Date	Exercise Price	Alex A. Molinaroli	George Oliver	Brian J. Stief	Robert Olson	R. Bruce McDonald	William C. Jackson	Judith A. Reinsdorf	Arun Nayar
		Number Of Shares Underlying Vesting Awards
2016
11/12/2016	$37.79		109,247		16,231			18,728
11/20/2016	$45.43		76,440					12,230
11/20/2016	$38.91		71,407					14,281
11/20/2016	$28.42		81,437					19,529
11/19/2016	$48.37	76,531		7,177		24,660	20,476
11/18/2016	$50.23	84,962		16,087		40,218	20,720
2017
10/12/2017	$37.79		109,247		16,231			18,728
11/20/2017	$45.43		76,440					12,230
11/20/2017	$38.91		71,407					14,281
11/18/2017	$50.23	84,962		16,088		40,219	20,721
10/7/2017	$43.86	108,802		22,813		52,281	24,980
2018
10/12/2018	$37.79		109,246		16,231			18,728
11/20/2018	$45.43		76,440					12,230
10/7/2018	$43.86	108,802		22,814		52,281	24,981
2019
10/12/2019	$37.79		109,246		16,230			18,728

84	2017 Proxy Statement

(2)	The amounts in columns (f) and (g) reflect, for each named executive officer, the number and market value of RSUs which had been granted as of September 30, 2016, but which remained subject to additional vesting requirements. Scheduled vesting of all RSUs and the number of shares underlying awards, for each of the named executive officer is as follows:

Vesting Date	Alex A. Molinaroli	George Oliver	Brian J. Stief	Robert Olson	R. Bruce McDonald	William C. Jackson	Judith A. Reinsdorf	Arun Nayar
	Number Of Shares Underlying Vesting Awards
2016
10/12/2016				1,767			2,038
11/20/2016		23,690					13,701
11/19/2016	46,516		4,362		14,988	12,445
2017
9/29/2017		86,017					13,763
10/12/2017				1,767			2,038
11/20/2017							3,761
1/23/2017	10,900
11/18/2017	52,571		9,954		24,885	12,821
12/7/2017	210,282		39,816		99,542	51,244
2018
9/2/2018							50,146
9/28/2018		95,120		14,131			16,306
10/12/2018				1,766			2,038
11/20/2018							1,719
9/24/2018					60,000
10/7/2018	260,966		54,718		125,398	59,917
2019
3/8/2019	564,648
9/2/2019			88,806		105,537	62,684
10/12/2019				1,765			2,038

Option Exercises and Stock Vested Table

The following table shows, for each of the named executive officers, the amounts realized from options that were exercised and RSUs that vested during fiscal 2016. For Messrs. Molinaroli, Stief, McDonald and Jackson the table includes only vesting events that occurred during the period after the Merger.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e) (1)
Alex A. Molinaroli	-	$ -	226,958	$ 10,599,247
George R. Oliver	-	$ -	110,869	$ 4,828,570
Brian Stief	-	$ -	23,694	$ 1,114,005
Robert Olson	-	$ -	-	$ -
R. Bruce McDonald	-	$ -	76,230	$ 3,586,992
William Jackson	-	$ -	66,422	$ 3,080,896
Judith A. Reinsdorf	-	$ -	34,525	$ 1,409,173
Arun Nayar	283,645	$ 3,749,865	52,479	$ 2,045,302

(1)	The amounts in column (e) represent the product of the number of shares a named executive officer acquired on vesting and the closing market price of the shares on the vesting date, plus the value of dividend equivalents released, if any.

2017 Proxy Statement	85

Pension Benefits As of September 30, 2016

The following table sets forth certain information with respect to the potential benefits to our named executive officers under the Legacy Johnson Controls qualified pension plan and the pension component of the Legacy Johnson Controls Retirement Restoration Plan as of September 30, 2016. Only those named executive officers who participate in these plans are included in the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year(2) ($)
Alex A. Molinaroli	Johnson Controls Pension Plan	30.00	$ 1,271,579
	Retirement Restoration Plan	30.00		$13,052,770
R. Bruce McDonald	Johnson Controls Pension Plan	13.17	$549,392
	Retirement Restoration Plan	13.17		$4,513,275

(1)	Amounts in this column reflect the following assumptions: A calculation date of September 30, 2016, a 4.42% discount rate for the Johnson Controls Pension Plan, retirement occurring at normal retirement age based on Social Security Normal Retirement Age minus three years, and applicability of the 2009 Static Mortality Table for Annuitants per Treasury Regulation 1.430(h)(3)-1(e), that we used for financial reporting purposes as of September 30, 2016. The valuation method method used to determine the present value of the accumulated benefit is the same as the method we used for Financial reporting purposes as of September 30, 2016. The value that an executive will actually receive under these benefits will differ to the extent facts and circumstances vary from what these calculations assume

(2)	Amounts in this column reflect the value of the immediate lump sum distribution of the defined benefit portion of the Legacy Johnson Controls Retirement Restoration Plan as a result of the Merger. Tax regulations under Section 409A of the Code allowed the deferral of Mr. Molinaroli’s Retirement Restoration Plan lump sum payment until it is deductible under Section 162(m) of the Code.

Legacy Johnson Controls Pension Plan. The Legacy Johnson Controls Pension Plan is a frozen defined benefit pension plan that provides benefits for most non-union U.S. employees, including Mr. Molinaroli and Mr. McDonald, who were hired by Legacy Johnson Controls prior to January 1, 2006. Because both Mr. Stief and Mr. Jackson were hired by Legacy Johnson Controls after January 1, 2006, neither are participants in the Pension Plan. Subject to certain limitations that the Code imposes, the monthly retirement benefit payable under the Legacy Johnson Controls Pension Plan to participants, at normal retirement age in a single life annuity, is determined as follows:

•	1.15% of final average monthly compensation times years of benefit service, plus

•	0.55% of final average monthly compensation in excess of Social Security covered compensation times years of benefit service (up to 30 years)

Service after December 31, 2014 does not count as benefit service in this formula. For purposes of this formula, “final average monthly compensation” means a participant’s gross compensation, excluding certain unusual or non-recurring items of compensation, such as severance or moving expenses, for the highest five consecutive years of the last ten consecutive years of employment

86	2017 Proxy Statement

occurring prior to January 1, 2015. “Social Security covered compensation” means the average of the Social Security wage base for the 35 years preceding a participant’s normal retirement age. Normal retirement age for Johnson Controls participants is age 65.

Participants in the Legacy Johnson Controls Pension Plan generally become vested in their pension benefits upon completion of five years of service. The Pension Plan does not pay full pension benefits until after a participant terminates employment and reaches normal retirement age. However, a participant who terminates employment may elect to receive benefits at a reduced level at any time after age 55, as follows: If a participant terminates employment prior to age 55 then the reduction is 5% for each year that benefits begin before their Social Security retirement age; and if a participant terminates employment on or after age 55 and after completing ten years of service, then the reduction is 5% for each year that benefits begin before the three years preceding the participant’s Social Security retirement age. Mr. Molinaroli and Mr. McDonald are currently eligible for early retirement under the Pension Plan.

Legacy Johnson Controls Restoration Plan. The Legacy Johnson Controls Retirement Restoration Plan is an unfunded, nonqualified plan that provides benefits above the payments that an employee, other than a York employee, will receive from the Pension Plan in those cases in which the Code’s qualified plan limits restrict the employee’s benefits. The Retirement Restoration Plan provides a benefit equal to the difference between the actual pension benefit payable under the Pension Plan and what such pension benefit would have been without regard to any Code limitation on either the amount of benefits or the amount of compensation that the benefit formula can take into account. Messrs. Jackson and Stief are not eligible under the Retirement Restoration Plan for a benefit with respect to the Pension Plan because they are not participants in the Johnson Controls Pension Plan. A participant is vested in his or her Retirement Restoration Plan benefits only if vested in his or her benefits under the Pension Plan. Benefits under the Retirement Restoration Plan are generally payable as an annuity at the later of the participant’s termination of employment or attainment of age 55. However, under the terms of the Retirement Restoration Plan, all amounts deferred (determined based on the actuarial equivalent value) became vested (to the extent not previously vested) upon the Merger and were required to be paid out in a lump sum following the consummation of the Merger. Payments to Mr. Molinaroli will be delayed until they are deductible under Section 162(m) of the “Code”.

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Non-Qualified Deferred Compensation Table at Fiscal Year-End

The following table presents information on the non-qualified deferred compensation accounts of each named executive officer at September 30, 2016. For Messrs Molinaroli, Stief, McDonald and Jackson, the amounts shown in columns (b)-(e) in the table relate to the period after the Merger, but the balance shown in column (f) includes amounts deferred for periods prior to the Merger.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)(1)	(c)(1)	(d)(2)	(e)(3)	(f)(1)
Alex A. Molinaroli	$13,060,882	$-	$668,899	$(8,636,934)	$18,091,607
George R. Oliver	$49,667	$17,417	$92,207	$(80,079)	$949,899
Brian J. Stief	$3,605	$-	$341,281	$(7,537,357)	$3,625
Robert Olson	$178,333	$-	$14,092	$-	$192,425
R. Bruce McDonald	$5,150	$-	$(133,213)	$(26,645,580)	$5,152
William C. Jackson	$4,120	$-	$27,998	$(2,960,122)	$4,145
Judith A. Reinsdorf	$18,667	$9,667	$217,689	$-	$2,231,980
Former Officer
Arun Nayar	$17,500	$10,500	$221,858	$(2,367,263)	$339,744

(1)	Amounts in column (b) for Messrs. Molinaroli, Stief, McDonald and Jackson include employee contributions under the Legacy Johnson Controls Executive Deferred Compensation Plan and the Legacy Johnson Controls Retirement Restoration Plan. The Legacy Johnson Controls Executive Deferred Compensation Plan allows participants to defer up to 100% of their annual bonuses, long-term performance share units and restricted stock awards. The Retirement Restoration Plan allows executive officers to defer up to 6% of their compensation that is not eligible to be deferred into the Legacy Johnson Control 401(k) plan because of qualified plan limits that the Code imposes. The Retirement Restoration Plan also credits participants with an amount equal to the difference between the amount of retirement contributions made under the 401(k) plan and what such retirement contribution would have been without regard to the Code limits. For Mr. Molinaroli, the amount also includes the amount of his lump sum distribution described in footnote (3) that is being delayed until it is deductible under Section 162(m) of the Code. Amounts in columns (b) and (c) for Messrs. Oliver and Nayar and Ms. Reinsdorf include employee and Company contributions, respectively, under the Legacy Tyco SSRP, a non-qualified retirement savings plan. Under the terms of the SSRP, an eligible executive may choose to defer up to 50% of his or her base salary and up to 100% of his or her performance bonus. All of the amounts shown in columns (b) and (c) are also included in the Summary Compensation Table. The following Amounts shown in column (f) were reported in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table for Mr. Molinaroli—$13,060,882

(2)

The Aggregate Earnings reported in column (d) are not “above-market or preferential earnings” and therefore are not required to be reported in the Summary Compensation Table. For Messrs. Molinaroli, Stief, McDonald and Jackson, the amounts in column (d) reflect all investment earnings, net of fees, on amounts that have been deferred. Investment earnings include any

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amounts relating to appreciation in the price of our ordinary shares, and negative amounts relating to depreciation in the price of ordinary shares because the deferred amounts include deferred stock units, the value of which is tied to the value of our ordinary shares. For Messrs. Oliver, Olson, and Nayar and Ms. Reinsdorf, the amounts in column (d) include earnings or (losses) on the named executive officer’s notional account in the Legacy Tyco SSRP. Investment options under the Legacy Johnson Controls nonqualified deferred compensation plans include only funds that are available under Legacy Johnson Controls tax-qualified 401(k) retirement plans, and investment options under the SSRP include only funds that are available under Tyco’s tax-qualified 401(k) retirement plans

(3)	Amounts shown in column (e) for Messrs. Molinaroli, Stief, McDonald and Jackson reflect the value of the immediate lump sum distributions from the Legacy Johnson Controls Executive Deferred Compensation Plan and the account balance portion of the Retirement Restoration Plan that resulted from the Merger. The lump sum was generally paid out within 30 days or 90 days (depending on the plan) following the consummation of the Merger. A portion of Mr. Molinaroli’s distribution is being delayed until it is deductible under Section 162(m) of the Code. Amounts shown in column (e) for Messrs. Oliver and Nayar reflect distributions under the Legacy Tyco SSRP. Under the SSRP, participants may elect to receive distributions in a single lump sum payment or in up to 15 annual installments. A participant who is still employed may begin receiving distributions under the SSRP after a minimum of five years have elapsed from the plan year for which contributions have been made. A participant who has left the Company must begin receiving distributions upon his or her termination of employment or retirement.

Potential Payments upon Termination and Change in Control

The following table summarizes the severance and other enhanced benefits that would have been payable to the named executive officers upon termination of employment or upon the occurrence of a change in control subsequent to the Merger, assuming that the triggering event or events occurred on September 30, 2016. Equity award amounts are based on the closing share price of our ordinary shares of $46.53 on the NYSE on September 30, 2016.

The Merger was deemed to constitute a change in control under the change in control employment agreements (other than Mr. McDonald’s) and equity compensation plans maintained by Legacy Johnson Controls and under the Legacy Tyco Change in Control Severance Plan for Certain U.S. Officers and Executives (the “CIC Severance Plan”) and equity compensation plans, triggering certain enhanced benefits for a period following the Merger, as described above under the heading “Impact of the Merger on Compensation” and in the footnotes below the following table. The hypothetical benefits shown below under the Change-in-Control columns reflect amounts that would have been payable in connection with a change in control subsequent to the Merger under the arrangements described below. The hypothetical benefits show below under the “Other

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Terminations” columns reflect amounts that would have been payable under the various circumstances set forth taking into account the fact that the Merger is treated as a change-in-control under certain plans and agreements applicable to the NEOs (except for Mr. McDonald).

	Change in Control (other than the Merger)		Other Terminations (including the impact of the Merger as a change in control trigger)
Name/Form of Compensation	Without Qualified Termination ($)	With Qualified Termination ($)	With Cause ($)	Without Cause/Good Reason Resignation ($)	Voluntary Resignation/ Retirement (6) ($)	Death or Disability ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Alex A. Molinaroli
Severance(1)	-	47,061,823	-	40,862,053	-	40,862,053
Benefit Continuation(2)	-	1,024,073	-	901,174	-	8,588,377
Accelerated Vesting of Equity Awards(3)(4)	-	35,366,980	-	35,366,980	9,690,954(4)	54,811,169

George R. Oliver
Severance(1)	-	8,812,500	-	8,812,500	-	8,812,500
Benefit Continuation(2)	-	16,347	-	16,347	-	-
Accelerated Vesting of Equity Awards(3)(4)	-	16,165,177	-	16,165,177	5,264,165(4)	16,165,177

Brian J. Stief
Severance(1)	-	9,248,996	-	9,790,350	-	9,790,350
Benefit Continuation(2)	-	236,222	-	222,992	-	222,992
Accelerated Vesting of Equity Awards(3)(4)	-	9,477,320	-	9,477,320	2,301,759(4)	9,477,320

Robert Olson
Severance(1)	-	1,926,000	-	1,926,000	-	-
Benefit Continuation(2)	-	22,297	-	22,297	-	-
Accelerated Vesting of Equity Awards(3)	-	1,553,677	-	1,553,677	-	1,553,677
Other		600,000		600,000	-	600,000

R. Bruce McDonald
Severance(1)	-	14,629,945	-	1,030,000	-	-
Benefit Continuation(2)	-	423,260	-	-	-	4,881,517
Accelerated Vesting of Equity Awards(3)(5)	-	20,895,455	-	98,225	6,285,908	20,895,455

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	Change in Control (other than the Merger)		Other Terminations (including the impact of the Merger as a change in control trigger)
Name/Form of Compensation	Without Qualified Termination ($)	With Qualified Termination ($)	With Cause ($)	Without Cause/Good Reason Resignation ($)	Voluntary Resignation/ Retirement (6) ($)	Death or Disability ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
William C. Jackson
Severance(1)	-	13,845,953	-	14,126,684	-	14,126,684
Benefit & Perquisite Continuation(2)	-	219,965	-	187,226	-	187,226
Accelerated Vesting of Equity Awards(3)	-	6,834,140	-	6,834,140	-	9,610,658

Judith A. Reinsdorf
Severance(1)	-	3,240,000	-	2,160,000	-	-
Benefit & Perquisite Continuation(2)	-	25,281	-	25,281	-	-
Accelerated Vesting of Equity Awards(3)	-	3,937,318	-	3,937,318	-	6,270,611

(1)

For Messrs. Molinaroli, Stief and Jackson, amounts shown include severance amounts that would have been payable under the executive officers’ respective change in control employment agreements upon a termination by us without cause or by the officer with good reason (a “Legacy Johnson Controls qualifying termination”), or a termination due to the executive officer’s death or disability, in each case on September 30, 2016, which is within the protected 33-month (in the case of Mr. Molinaroli) or 36-month (in the case of Messrs. Stief and Jackson) period following the Merger (such protected period, the “employment period”). These amounts include: (a) a lump sum severance payment equal to three times the executive officer’s annual cash compensation, which includes the executive officer’s annual base salary and the greater of (i) the average of the executive officer’s annualized annual cash bonuses and long-term performance awards for the three fiscal years preceding the change of control, and (ii) the sum of the annual cash bonuses and long-term performance awards for the most recently completed fiscal year (such greater amount, “average performance bonus”); (b) payment of a pro rata portion of the executive officer’s average performance bonus for the year of the termination. For Mr. McDonald, under whose employment agreement the Merger was not treated as a change in control, amounts shown under “Change in Control—With Qualified Termination” include amounts described in the preceding sentence, and amounts shown under “Other Termination—Without Cause / Good Reason Resignation” include amounts that would have been payable under his employment agreement upon a termination without cause or for good reason on September 30, 2016 prior to a change in control other than the Merger. Upon such a termination without cause, Mr. McDonald would have been entitled to a cash severance benefit in an amount equal to the greater of one year of his base salary as of the termination date, or twice the amount payable under the Legacy Johnson Controls severance plan for U.S. salaried employees. For Mr. Oliver, amounts shown include amounts that would have payable under his employment agreement upon a termination by us without cause or by Mr. Oliver with good reason (a “Tyco qualifying termination of employment”), or a termination due to Mr. Oliver’s death or disability, in each case on September 30, 2016, which was within the agreement’s protected 33 month period following the Merger. These amounts include: (a) a lump sum severance payment equal to three times the sum of Mr. Oliver’s annual base salary and a bonus amount calculated using the greater of his target bonus for the year of termination or his annual bonus for the most recently completed fiscal year; and (b) payment of a prorated portion of the bonus amount for the year of termination. For Mr. Olson and Ms. Reinsdorf,

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amounts shown include amounts that would have been payable under the CIC Severance Plan upon a Tyco qualifying termination of employment on September 30, 2016. These amounts include a severance payment of two times base salary and two times target bonus, payable in a lump sum. In addition, the executive officer would be entitled to a prorated portion of the executive’s annual bonus for the year in which employment was terminated. The amounts shown in this table are subject to reduction to the extent necessary to prevent the application of the excise tax under Code Section 4999.

(2)	For Messrs. Molinaroli, Oliver, Stief and Jackson, amounts shown include (i) the value of continued medical and welfare benefits for two years following termination of employment without cause or with good reason under the arrangements described in the preceding footnote and (ii) a cash payment equal to the lump sum value of the additional benefits the executive officer would have accrued for the remainder of the employment period under pension and/or retirement plans, assuming the executive officer is fully vested in such benefits at the time of termination. For Mr. Olson and Ms. Reinsdorf, amounts shown include the value of one year of continuing coverage under applicable medical and dental benefit plans, a lump sum cash payment equal to the projected value of the employer portion of premiums under applicable medical and dental plans for an additional one year, and one year of outplacement services under the CIC Severance Plan. For Messrs. Molinaroli and McDonald, the payments shown in the column titled “Death or Disability” reflect the benefits under the Legacy Johnson Controls Executive Survivor Benefits Plan, which entitles the beneficiary of the participant to a lump sum death benefit equal to, two times the executives’ base salary, plus an additional “gross-up” amount. In addition, the beneficiaries would receive a continuation of the executives base salary for six months. During fiscal year 2009, the Legacy Johnson Controls Executive Survivor Benefit Plan was frozen to limit participation to current elected officers.

(3)	Amounts represent the intrinsic value of unvested equity awards that would have vested upon the indicated triggering event for the named executive officers.

(4)	For Messrs. Molinaroli, Oliver, Stief and McDonald, who were retirement eligible under applicable plans as of September 30, 2016, the value of certain equity awards that would vest on an accelerated basis upon retirement is presented in the table above in column (f). For Messrs. Molinaroli, Stief and McDonald, the value of certain equity awards that would continue to vest according to their original vesting schedule upon retirement is not included.

(5)	Mr. McDonald became chairman and chief executive officer of Adient plc following the completion of the spin-off on October 31, 2016, and received none of the benefits described in the table above. Mr. McDonald’s employment agreement and change in control employment agreement were assigned to Adient at the time of the spin-off.

(6)	A voluntary resignation represents a resignation without good reason as defined under applicable agreements and plans. As a result of the Merger and the integration of Legacy Johnson Controls and Legacy Tyco, including changes in reporting relationships and responsibilities, certain executives of the Company have the ability to trigger good reason resignation during applicable periods as specified in such agreements and plans.

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As noted above, Messrs. Molinaroli, Oliver, Stief and McDonald were retirement eligible under applicable plans as of September 30, 2016. For Messrs. Molinaroli, Stief and McDonald, upon the executives early retirement:

i.	the Company is not obligated to pay severance;

ii.	the executive will receive, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under the Legacy Johnson Controls Omnibus Incentive Plan, a pro-rata portion of the award amount that he would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance;

iii.	with respect to stock options, the vesting of any unvested stock options that were granted to the executive under the Legacy Johnson Controls Omnibus Incentive Plan that were outstanding for at least one full calendar year after the year of grant would accelerate so that all of the options would be exercisable in full (and the executive would forfeit all other options that have not been outstanding for at least one full calendar year after the date of grant);

iv.	with respect to restricted stock and RSU awards, (A) for certain awards, the executive would retain his shares of restricted stock and RSUs that had not vested at the time of retirement, and they would continue to vest on the normal vesting schedule, and (B) for certain awards granted in 2015 and 2016, the executive would either vest pro rata in the award based on the number of full months of service completed since the grant of the award or fully vest in the award (however, in each case, the award agreements provide that the executive would not earn the award if he engaged in conduct harmful to the best interests of the Company after his retirement);

v.	with respect to performance-based share units, the executive would earn the units that he held at retirement based on actual performance at the end of the performance period, but the amount would be pro-rated based on the number of days of employment during the performance period (in the case of known retirements, the pro-ration of shares occurs at grant based on the number of days of employment during the performance period);

In addition, each of Messrs. Molinaroli and McDonald would be eligible to receive pension benefits upon retirement. For an estimate of the value of these pension benefit, please see the Pension Benefits Table above.

For Mr. Oliver, the terms of the equity awards applicable to him generally provide that if he were to retire at least one year following the grant of such award, the applicable award would accelerate and vest pro rata based on the number of full months of service completed since the grant date of the award.

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THE ANNUAL GENERAL MEETING  –

QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual General Meeting. These questions and answers may not address all questions that may be important to you. For more information, please refer to the more detailed information contained elsewhere in this proxy statement, including the documents referred to or incorporated by reference herein. For instructions on obtaining the documents incorporated by reference, see “Where You Can Find More Information.”

Why did I receive this Proxy statement?

We have sent this notice of annual general meeting and proxy statement, together with the enclosed proxy card or voting instruction card, because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting on March 8, 2017. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Johnson Controls. Our 2016 Annual Report on Form 10-K, which includes our consolidated financial statements for the fiscal year ended September 30, 2016 (the “Annual Report”), is enclosed with these materials.

Who is entitled to vote?

Each holder of Johnson Controls ordinary shares in our register of shareholders (such owners are often referred to as “shareholders of record,” “record holders” or “registered shareholders”) as of the close of business on January 4, 2017, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting. On January 4, 2017, there were 938,710,115 ordinary shares outstanding and entitled to vote at the Annual General Meeting. Any Johnson Controls shareholder of record as of the record date who does not receive notice of the Annual General Meeting and proxy statement, together with the enclosed proxy card or voting instruction card and the Annual Report, may obtain a copy at the Annual General Meeting or by contacting Johnson Controls at +353-21-423-5000.

We have requested that banks, brokerage firms and other nominees who hold ordinary shares on behalf of the owners of the ordinary shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business on January 4, 2017 forward these materials, together with a proxy card or voting instruction card, to such beneficial shareholders. Johnson Controls has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Johnson Controls has provided for these materials to be sent to persons who have interests in its ordinary shares through participation in Johnson Controls’ retirement savings plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees of these plans how to vote the ordinary shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.

How many votes do I have?

Every holder of an ordinary share on the record date will be entitled to one vote per share for each matter presented at the Annual General Meeting. Because each Director’s election is the subject of a

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separate resolution, every holder of an ordinary share on the record date will be entitled to one vote per share for each separate Director election resolution.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name, in our share register operated by our transfer agent, Wells Fargo N.A., you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy to the persons named in the proxy card (see “How Do I Appoint and Vote via a Proxy?” below), or to grant a written proxy to any other person, which person does not need to be a shareholder, or to attend and vote in person at the Annual General Meeting. We have enclosed a proxy card for you to use in which you can elect to appoint the officers of the Company named therein as your proxy.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under “Admission to the Annual General Meeting” and “How do I vote?” Your bank, broker or other nominee has enclosed a voting instruction card for you to use in directing your bank, broker or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically.

How do I vote?

A proxy card is being sent to each shareholder of record as of the record date. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. Otherwise, you can vote in the following ways:

∎	By Mail: If you are a holder of record, you can vote by marking, dating and signing the appropriate proxy card and returning it by mail in the enclosed postage-paid envelope. If you beneficially own your ordinary shares, you can vote by following the instructions on your voting instruction card.

∎	By Internet or Telephone: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or the voting instruction card or in the Notice of Internet availability of proxy materials previously sent to you. If you are not a holder of record, you can vote using a touchtone telephone by calling 1-800-454-8683.

∎	At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot at the meeting.

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Shareholders who own their shares in “street name” are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.

Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card to vote your ordinary shares by proxy. Telephone and Internet voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on March 7, 2017.

How do I appoint and vote via a proxy?

If you properly fill in your proxy card appointing an officer of the Company as your proxy and send it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card, will vote your shares as you have directed. You may also grant a written proxy to any other person by filling in the proxy card and identifying the person, which person does not need to be a shareholder, or attend and vote in person at the Annual General Meeting. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors “FOR” each Director, “FOR” the proposals set forth in agenda items one through five and seven through nine, and for the “ANNUAL” option set forth in proposal six.

If a new agenda item or a new motion or proposal for an existing agenda item is presented to the Annual General Meeting, the Company officer acting as your proxy will vote in accordance with the recommendation of our Board of Directors. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

Whether or not you plan to attend the Annual General Meeting, we urge you to submit your proxy. Returning the proxy card or submitting your vote electronically will not affect your right to attend the Annual General Meeting. You must return your proxy cards by the times and dates set forth below under “Returning Your Proxy Card” in order for your vote to be counted.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the specific instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card but do not indicate specific instructions for voting, you instruct the proxy to vote your shares, “FOR” each Director, “FOR” the proposals set forth in agenda items one through five and seven through nine, and for the “ANNUAL” option set forth in proposal six. For any other matter which may properly come before the Annual General Meeting, and any adjournment or postponement thereof, you instruct, by submitting proxies with blank voting instructions, the proxy to vote in accordance with the recommendation of the Board of Directors.

May I change or revoke my vote after I return my proxy or voting instruction card?

You may change your vote before it is exercised by:

∎	If you voted by telephone or the Internet, submitting subsequent voting instructions through the telephone or Internet;

∎	Submitting another proxy card (or voting instruction card if you beneficially own your ordinary shares) with a later date; or

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∎	If you are a holder of record, or a beneficial owner with a proxy from the holder of record, voting in person at the Annual General Meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

What does it mean if I receive more than one proxy or voting instruction card?

It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and Annual Report will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of our shares, your broker, bank or other nominee may deliver only one copy of the proxy statement and Annual Report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate written copy of the proxy statement, now or in the future, should submit their request to us by telephone at +353-21-423-5000 or by submitting a written request to Johnson Controls Shareholder Services, Johnson Controls International plc, One Albert Quay, Cork, Ireland.

What vote is required to approve each proposal at the Annual General Meeting?

Johnson Controls intends to present proposals numbered one through nine for shareholder consideration and voting at the Annual General Meeting. The vote required to approve each proposal is described below:

1.	By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2018. The election of each director nominee requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration, which in each case, requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

3.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares, which requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

4.	To determine the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution), which requires the affirmative vote of at least 75% of the votes properly cast (in person or by proxy) at the Annual General Meeting.

5.

To approve, in a non-binding advisory vote, the compensation of the named executive officers, which will be considered approved with the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting. The advisory vote on

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executive compensation is non-binding, meaning that our Board of Directors will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies as a result of the vote.

6.	To provide, in a non-binding advisory vote, shareholder feedback regarding the frequency of the non-binding advisory vote on compensation of the named executive officers. This proposal is non-binding, meaning that our board will not be obligated to take any actions or to adjust the frequency of the advisory vote on executive compensation as a result of the vote. Although the vote is non-binding, our Board and the Compensation Committee will review the voting results and consider the feedback obtained through this process in making future decisions about the frequency of the advisory vote on executive compensation.

7.	To approve the material terms of the performance goals under the Johnson Controls International plc 2012 Share and Incentive Plan, which requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

8.	To approve the authorization for the Board of Directors to issue shares up to 33% of its issued share capital, which requires the affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual General Meeting.

9.	To approve the authorization for the Board of Directors to issue shares for cash up to a maximum of approximately 5% of issued share capital, which requires the affirmative vote of at least 75% of the votes properly cast (in person or by proxy) at the Annual General Meeting.

What is the quorum requirement for the Annual General Meeting?

In order to conduct any business at the Annual General Meeting, holders of a majority of Johnson Controls’ ordinary shares which are outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:

∎	are present and vote in person at the meeting;

∎	have voted by telephone or the Internet; OR

∎	you have submitted a proxy card or voting instruction form by mail.

What is the effect of broker non-votes and abstentions?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals.

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to the rules of The New York Stock Exchange (the “NYSE”). We believe the following proposals will be considered non-routine under NYSE rules and therefore your broker will not be able to vote your shares with respect to these proposals unless the

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broker receives appropriate instructions from you: Proposal No. 1 (Election of Directors), Proposal No. 5 (Advisory Vote on Executive Compensation), and Proposal No. 6 (Advisory Vote on the Frequency of the Executive Compensation Vote). Therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this proxy statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxy holders must vote in accordance with the instructions given by the shareholder. You may specifically instruct the proxy holder how to vote in such a situation. In the absence of specific instructions, by signing the proxy, you instruct the proxy holder to vote in accordance with the recommendations of the Board of Directors.

Important notice regarding the availability of proxy materials for the Annual General Meeting:

Our proxy statement for the Annual General Meeting and the form of proxy card are available at www.proxyvote.com.

As permitted by SEC rules, we are making this proxy statement available to our shareholders electronically via the Internet. On January 20, 2017, we first mailed to our shareholders a Notice containing instructions on how to access this proxy statement and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Returning Your Proxy Card

Shareholders who are voting by mail should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions and received at one of the addresses set forth below by the dates and times specified:

Ireland:

By 5:00 p.m., local time, on March 7, 2017 by hand or mail at:

Johnson Controls International plc

One Albert Quay

Cork, Ireland

United States:

By 5:00 p.m., Eastern Standard Time, on March 7, 2017 by mail at:

Broadridge Financial Solutions

c/o Vote Processing

51 Mercedes Way

Edgewood, NY 11717

2017 Proxy Statement	99

If your shares are held beneficially in “street name,” you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Johnson Controls shares on your behalf.

Admission to the Annual General Meeting

All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. Beneficial owners who wish to vote in person at the Annual General Meeting are requested to obtain a “legal proxy” executed in their favor, from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. Registration will begin at 2:00 pm, local time, and the Annual General Meeting will begin at 3:00 pm, local time.

Johnson Controls Annual Report

The Johnson Controls International plc 2016 Annual Report containing our audited consolidated financial statements with accompanying notes is available on the Company’s Web site in the Investor Relations Section at www.johnsoncontrols.com. Copies of these documents may be obtained without charge by contacting Johnson Controls by phone at +353-21-423-5000. Copies may also be obtained without charge by contacting Investor Relations in writing, or may be physically inspected, at the offices of Johnson Controls International plc, One Albert Quay, Cork, Ireland.

Presentation of Irish Statutory Accounts

The Company’s Irish Statutory Accounts for the fiscal year ended September 30, 2016, including the reports of the Directors and auditors thereon, will be presented at the Annual General Meeting. The Company’s Irish Statutory Accounts have been approved by the Board of Directors of the Company. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. The Company’s Irish Statutory Accounts are available with the proxy statement, the Company’s Annual Report on Form 10-K and other proxy materials at www.proxyvote.com, and in the Investor Relations section of the Company’s website at www.johnsoncontrols.com.

Costs of Solicitation

We will pay the cost of solicitation of proxies. We have engaged Mackenzie Partners as the proxy solicitor for the Annual General Meeting for an approximate fee of $10,000, plus expenses. In addition to the use of the mails, certain of our Directors, officers or employees may solicit proxies by telephone or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at an Annual General Meeting of our shareholders. We are first mailing this proxy statement and the accompanying form of proxy to shareholders beginning on or about January 20, 2017.

100	2017 Proxy Statement

Shareholder Proposals for the 2018 Annual General Meeting

In accordance with the rules established by the SEC, as well as under the provisions of our Memorandum and Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) intended for inclusion in the proxy statement for next year’s Annual General Meeting must be received by Johnson Controls no later than September 22, 2017. Such proposals should be sent to our Secretary at our registered address, which is: One Albert Quay, Cork, Ireland. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association, and must be a proper subject for shareholder action under applicable law. Any shareholder proposal that is not submitted for inclusion in the proxy statement but is instead sought to be presented directly at the 2018 Annual General Meeting must be received by the Secretary at the address listed above no earlier than December 6, 2017. Securities and Exchange Commission rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

New proposals or motions with regard to existing agenda items are not subject to such restrictions and can be made at the meeting by each shareholder attending or represented. Note that if specific voting instructions are not provided to the proxy, shareholders who submit a proxy card instruct the proxy to vote their shares in accordance with the recommendations of the Board of Directors with regard to the items appearing on the agenda.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s Web site (www.sec.gov).

The SEC’s Web site contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. You may find our reports, proxy statements and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a Web site on the Internet at www.johnsoncontrols.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this proxy.

2017 Proxy Statement	101

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of registered shares beneficially owned as of December 31, 2016 by each current director, each named executive officer and the directors and executive officers of Johnson Controls as a group.

Beneficial Owner	Title	Number of Ordinary Shares Beneficially Owned(1)(2)	Pct of Class	Cash Settled Stock Units(3)

David P. Abney	Director	5,661	*	-
Natalie A. Black	Director	-	*	-
Michael E. Daniels	Director	58,802	*	-
Brian Duperreault	Director	32,179	*	-
William Jackson	Named Executive Officer	262,267	*	71,884
Jeffrey A. Joerres	Director	13,434	*	-
Alex A. Molinaroli	Chairman and CEO	927,581	*	213,739
George R. Oliver	Director and COO	2,296,915	*	-
Robert Olson	Named Executive Officer	17,616	*	-
Juan Pablo del Valle Perochena	Director	-	*	-
Judith A. Reinsdorf	Named Executive Officer	655,735	*	-
Brian Stief	Named Executive Officer	151,573	*	189,221
Jürgen Tinggren	Director	3,822	*	-
Mark Vergnano	Director	11,584	*	-
R. David Yost	Director	40,747	*	-
All current Directors and executive officers as a group (16 persons)	Director	4,477,916	*

*          Less than 1.0%

(1)        The number shown reflects the number of ordinary shares owned beneficially as of December 31, 2016, based on information furnished by the persons named, public filings and Johnson Control’s records. A person is deemed to be a beneficial owner of ordinary shares if he or she, either alone or with others, has the power to vote or to dispose of those ordinary shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, ordinary shares beneficially owned by a person include ordinary shares of which the person has the right to acquire beneficial ownership within 60 days after December 31, 2016. There were 938,685,172 Johnson Controls ordinary shares outstanding on such date.

(2)        Includes the maximum number of shares for which these individuals can acquire beneficial ownership upon (i) the exercise of stock options that are currently vested or will vest within 60 days of December 31, 2016 as follows: Mr. Jackson, 218,660; Mr. Molinaroli, 787,961; Mr. Oliver, 17,616; Ms. Reinsdorf, 461,276; and Mr. Stief 131,799 and (ii) the maximum number of restricted shares and ordinary shares underlying restricted share units that will vest with 60 days of December 31, 2016 as follows: Mr. Molinaroli, 9,647.

(3)        Reflects ordinary share equivalents under deferred and equity based compensation plans. Each stock unit is intended to be the economic equivalent of one ordinary share of Johnson Controls International plc ordinary share. Units are settled in the form of cash and are not settled in the form of

102	2017 Proxy Statement

ordinary shares. These amounts are not included in the amounts in the “Number of Ordinary Shares Beneficially Owned” column.

The following table sets forth the information indicated for persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding ordinary shares.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned		Percentage of Ordinary Shares Outstanding

T. Rowe Price 100 E. Pratt Street Baltimore, MD 21202	55,936,256	(1)	6.0%

(1)        Based solely on the information reported by T. Rowe Price in a Notification of Holdings under Irish law provided to the Company on November 21, 2016 and reporting ownership as of November 15, 2016. On such date, T. Rowe Price, together with its affiliates, held an interest in 55,936,256 ordinary shares.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and persons who beneficially own more than 10% of Johnson Controls’ ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC and NYSE. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company’s administrative staff assists officers and Directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on the Company’s review of the copies of such forms it has received, as well as information provided and representations made by the reporting persons, other than the exception noted below, Johnson Controls believes that all of its officers, Directors and beneficial owners of more than 10% of its ordinary shares complied with Section 16(a) during the Company’s fiscal year ended September 30, 2016, except as follows: (i) the withholding of 5,539 ordinary shares from Mr. Johan Pfeiffer and to cover the tax liability for dividend equivalent units in respect of RSUs that vested on September 2, 2016 was reported in a late filing on Form 4 on October 24, 2016 and (ii) the acquisition by Mr. Bruce McDonald of 2,111 ordinary shares in respect of an RSU award granted on September 8, 2016 was reported in a late Form 4 on October 26, 2016.

2017 Proxy Statement	103

ANNEX I

NON-GAAP RECONCILIATIONS

This document contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include mark-to-market for pension and postretirement plans/settlement losses, transaction/integration/separation costs, restructuring and impairment costs, significant gains or losses on business divestitures, nonrecurring purchase accounting impacts related to the Tyco merger and discrete tax items. Financial information regarding adjusted sales, adjusted segment EBIT and adjusted segment EBIT margin are also presented, which are non-GAAP performance measures. Adjusted segment EBIT excludes special items such as transaction/integration/separation costs, nonrecurring purchase accounting impacts and significant gains or losses on business divestiture because these costs are not considered to be directly related to the operating performance of its business units. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure.

The following is the year-to-date reconciliation of sales, segment EBIT and segment EBIT margin as reported to adjusted sales, adjusted segment EBIT and adjusted segment EBIT margin (unaudited):

	Consolidated JCI plc
	2016	2015
Sales as reported	$37,674	$37,179

Adjusting items:
Tyco contribution	(828)	-
Nonrecurring purchase accounting impacts	20	-

Adjusted sales	$36,866	$37,179

Segment EBIT as reported	$3,023	$3,258
Segment EBIT margin as reported	8.0%	8.8%

Adjusting items:
Tyco contribution	(86)	-
Transaction/integration/ separation costs	680	91
Nonrecurring purchase accounting impacts	74	-
Gain on business divestiture	-	(145)
Other—net	18	-

Adjusted segment EBIT	$3,709	$3,204

Adjusted segment EBIT margin	10.1%	8.6

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A reconciliation of diluted earnings per share as reported to diluted adjusted earnings per share for the year-to-date period is shown below.

	Net Income Attributable to JCI plc from Continuing Operations
	Twelve Months Ended September 30,
	2016	2015
	(unaudited)
Earnings per share as reported for JCI plc	$(1.30)	$2.18

Adjusting items:
Mark-to-market for pension and postretirement plans/settlement losses	0.75	0.64
Related tax impact	(0.22)	(0.25)
Transaction/integration/separation costs	1.01	0.14
Related tax impact	(0.09)	(0.02)
Restructuring and impairment costs	0.91	0.60
Related tax impact	(0.14)	(0.13)
Nonrecurring purchase accounting impacts	0.11	-
Related tax impact	(0.03)	-
Gain on business divestitures	-	(0.22)
Related tax impact	-	0.16
Discrete tax items	2.93	0.33

Adjusted earnings per share for JCI plc*	$3.94	$3.42

Less: Adjusted September results for Tyco (1)	(0.09)

Adjusted earnings per share for JCI plc excluding Tyco	$3.85
Adjusted JCI plc diluted shares outstanding (in millions)	672.6
Adjusted net income attributable to JCI Inc. (in millions) (2)	$2,587
Adjusted JCI Inc. diluted shares (in millions)	649.4

Adjusted earnings per share for JCI Inc. *	$3.98

*	May not sum due to rounding.

(1)	Amount calculated based on adjusted Tyco segment EBIT of $86 million less Tyco’s net financing charges of $14 million, income tax expense of $9 million and noncontrolling interest impact of $1 million for the month of September.

(2)	The twelve months ended September 30, 2016 includes $3,795 million for JCI plc adjusted segment EBIT less $86 million of Tyco adjusted segment EBIT, $288 million of net financing charges ($314 million for JCI plc less $14 million for Tyco and $12 million related to separation and integration costs), $582 million income tax expense ($2,238 million for JCI plc less $1,647 million related to tax impacts of adjusted segment EBIT and discrete tax items as well as $9 million for the tax impact of Tyco’s adjusted earnings) and $252 million for the impact of noncontrolling interest ($216 million of expense for JCI plc plus the noncontrolling interest impact of adjusted segment EBIT items of $37 million less the Tyco noncontrolling interest impact of $1 million).

2017 Proxy Statement	105

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions):

	Twelve Months Ended September 30,
	2016	2015
	(unaudited)
Weighted Average Shares Outstanding for JCI plc
Basic weighted average shares outstanding	667.4	655.2
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	-	6.3

Diluted weighted average shares outstanding	667.4	661.5

For the twelve months ended September 30, 2016, the total number of potential dilutive shares due to stock options, unvested restricted stock and unvested performance share awards was 5.2 million. However, these items were not included in the computation of diluted loss per share for the twelve months ended September 30, 2016, since to do so would decrease the loss per share. On an adjusted diluted outstanding share basis, inclusion of the effect of dilutive securities results in diluted weighted average shares outstanding of 672.6 million for the twelve months ended September 30, 2016.

The following table reconciles the denominators used to calculate adjusted diluted earnings per share for JCI Inc. (i.e. JCI plc excluding the impact of the Tyco merger). The JCI Inc. shares represent the JCI plc shares adjusted to exclude the merger share conversion and September Tyco dilutive securities impact. Amounts below are shown in millions.

	Twelve Months Ended September 30,
	2016	2015
	(unaudited)
Adjusted diluted weighted average shares outstanding for JCI plc	672.6	661.5
Effect of merger share conversion	(22.7)	-
Tyco dilutive securities impact	(0.5)	-

Adjusted diluted weighted average shares outstanding for JCI Inc.	649.4	661.5

106	2017 Proxy Statement

ANNEX II

JOHNSON CONTROLS INTERNATIONAL PLC 2012 SHARE AND INCENTIVE PLAN (AMENDED AND RESTATED AS OF MARCH 8, 2017)

ARTICLE I

PURPOSE

1.1 Purpose. The purposes of this Johnson Controls International plc 2012 Share and Incentive Plan, as amended and restated (the “Plan”), are to promote the interests of Johnson Controls International plc (and any successor thereto) by (i) aiding in the recruitment and retention of Directors and Employees, (ii) providing incentives to such Directors and Employees by means of performance-related incentives to achieve short-term and long-term performance goals, (iii) providing Directors and Employees an opportunity to participate in the growth and financial success of the Company, and (iv) promoting the growth and success of the Company’s business by aligning the financial interests of Directors and Employees with that of the other shareholders of the Company.

1.2 Background; Effective Date. The original effective date of this Plan was October 1, 2012. The Plan was amended and restated as of November 17, 2014, was amended and restated again in connection with the merger (the “Merger”) that was consummated on September 2, 2016 (the “Amendment Effective Date”) pursuant to the Agreement and Plan of Merger, dated as of January 24, 2016, by and among the Company, Johnson Controls, Inc. and Jagara Merger Sub LLC (the “Merger Agreement”), to reflect the effect of the Merger and the Parent Share Consolidation (as defined in the Merger Agreement), and is being amended, effective as of the date of the Company’s annual meeting in 2017 (the “2017 Restatement Date”), to consolidate the permissible performance measures and individual award limits for all Participants. The amendment and restatement in connection with the Merger was intended to reflect the assumption into this Plan of the remaining share reserves under the Johnson Controls, Inc. 2012 Omnibus Incentive Plan and the Johnson Controls, Inc. 2003 Stock Plan for Outside Directors (the “Legacy Johnson Controls Plans”) as of the Amendment Effective Date. Following the Amendment Effective Date, no further awards may be made under the Legacy Johnson Controls Plans.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“Acquired Company” means any business, corporation or other entity acquired by the Company or any Subsidiary.

“Acquired Grantee” means the grantee of a share-based award of an Acquired Company and may include a current or former Director of an Acquired Company.

“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that

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the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

(a)	“Share Options” awarded pursuant to Section 4.3;

(b)	“Share Appreciation Rights” awarded pursuant to Section 4.3;

(c)	“Short-Term Performance Awards” awarded pursuant to Section 4.4;

(d)	“Long-Term Performance Awards” awarded pursuant to Section 4.5;

(e)	“Other Share-Based Awards” awarded pursuant to Section 4.6;

(f)	“Nonemployee Director Awards” awarded pursuant to Section 4.7; and

(g)	“Substitute Awards” awarded pursuant to Section 4.8.

“Award Certificate” means the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of an Award.

“Board” means the Board of Directors of the Company.

“Cause” means (a) for Awards granted prior to the Amendment Effective Date, misconduct that is willfully or wantonly harmful to the Company or any of its Subsidiaries, monetarily or otherwise; and (b) for Awards granted on or after the Amendment Effective Date, (i) if the Participant is subject to an employment agreement with the Company or a Subsidiary that contains a definition of “cause”, such definition, or (ii) otherwise, except as otherwise determined by the Committee and set forth in an Award Certificate, any of the following as determined by the Committee: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or a Subsidiary, or the Company’s or a Subsidiary’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or a Subsidiary, (C) commission of an act of dishonesty or disloyalty involving the Company or a Subsidiary, (D) violation of any federal, state or local law in connection with the Participant’s employment or service, or (E) breach of any fiduciary duty to the Company or a Subsidiary.

“Change in Control” means the Merger and, subsequent to the Merger, the first to occur of any of the following events:

(a) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, (i) the Company or any Subsidiary or (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b) persons who, as of immediately following the Merger constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the Merger shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least

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50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Change in Control Termination” shall mean a Participant’s Involuntary Termination that occurs during the period beginning 60 days prior to the date of a Change in Control and ending two years after the date of such Change in Control.

“Code” means the United States Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

“Committee” means the Compensation and Human Resources Committee of the Board or any successor thereof or any subcommittee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

“Company” means Johnson Controls International plc, or any successor thereto.

“Consultant” means an individual who provides bona fide services to the Company or any Subsidiary, other than an Employee or Director.

“Deferred Share Unit” means a Unit granted under Section 4.6 or 4.7 to acquire Shares upon Termination of Employment or Termination of Directorship, subject to any restrictions that the Committee, in its discretion, may determine.

“Director” means a member of the Board.

“Disabled” or “Disability” means (a) for Awards granted prior to the Amendment Effective Date, the inability of the Director or Employee to perform the material duties pertaining to such Director’s directorship or such Employee’s employment due to a physical or mental injury, infirmity or incapacity for 180 days (including weekends and holidays) in any 365-day period, the existence or nonexistence of a Disability being determined by an independent physician selected by the Company and reasonably acceptable to the Director or Employee; and (b) for Awards granted on or after the Amendment Effective Date, except as otherwise determined by the Committee and set forth in an Award

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agreement: (i) with respect to an Incentive Share Option, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Committee, the determination of Disability being made by the Committee, which may request such evidence of disability as it reasonably determines.

“Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the share dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

“Employee” means any individual who performs services as an officer or employee of the Company or a Subsidiary (including any Director who is also an Employee).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under a Share Option or with respect to which the amount of any payment pursuant to a Share Appreciation Right is determined.

“Fair Market Value” means, on a given date, (i) the closing sale price of the Shares on the New York Stock Exchange (NYSE) Composite Tape on such date (or the next preceding day if no sales were reported for such date), or (ii) if the Shares are not listed or admitted on the NYSE, but are traded on another national securities exchange or in an over-the-counter market, the last sales price on such date, or if no last sales price is reported, the average of the closing bid and ask price for the Shares on such date (or the next preceding day if no such information was reported for such date) or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, a price determined by the Committee by the reasonable application of a reasonable valuation method.

“Fair Market Value Share Option” means a Share Option with an Exercise Price that is fixed by the Committee at a price equal to the Fair Market Value of a Share on the date of grant.

“GAAP” means United States generally accepted accounting principles.

“Incentive Share Option” means a Share Option granted under Section 4.3 of the Plan that meets the requirements of Code Section 422 and any related regulations and is designated in the Award Certificate to be an Incentive Share Option.

“Involuntary Termination” means a Termination of Employment of the Participant initiated by the Company or a Subsidiary for any reason other than Cause, Disability or death.

“Key Employee” means an Employee who is a “covered employee” within the meaning of Code Section 162(m)(3).

“Long-Term Performance Award” means an Award granted under Section 4.5 of the Plan.

“Non-Employee Director” means any member of the Board, elected or appointed, who is not an Employee of the Company or a Subsidiary.

“Nonqualified Share Option” means any Share Option granted under Section 4.3 of the Plan that is not an Incentive Share Option.

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“Participant” means an Employee, a Director, a prospective Employee or Director, and a Consultant who, in each case, is selected by the Committee to participate in the Plan. Participant shall also include any Acquired Grantee.

“Performance Cycle” means, with respect to any Award that is intended to be a Short-Term Performance Award or Long-Term Performance Award, a period of no less than six months over which the level of performance will be assessed.

“Performance Measure” means, with respect to any Short-Term Performance Award or Long-Term Performance Award, the business criteria selected by the Committee to measure the level of performance during the Performance Cycle. The Performance Measures, which must be objective, shall be based on one or more of the following criteria:

a. Basic earnings per common share for the Company on a consolidated basis;

b. Diluted earnings per common share for the Company on a consolidated basis;

c. Earnings (including earnings before or after interest and the provision for income taxes (EBIT) and earnings before or after interest, the provision for income taxes, depreciation, and amortization (EBITDA));

d. Total shareholder return;

e. Share price or Fair Market Value of shares;

f. Revenues, sales or net sales;

g. Costs or cost of sales;

h. Expense management, including selling, general and administrative expenses;

i. Gross profit;

j. Profitability of an identifiable business unit or product;

k. Economic value added, or other measure of profitability that considers the cost of capital employed;

l. Maintenance or improvement of profit margins;

m. Operating income;

n. Segment EBIT;

o. Net income;

p. Accounts receivable;

q. Inventories;

r. Credit rating;

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s. Working capital or trade working capital;

t. Changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital);

u. Improvements in capital structure;

v. Return on invested capital and/or return on investment before or after cost of capital;

w. Return on equity or return on shareholder equity;

x. Return on assets;

y. Return on sales;

z. Cash flow or free cash flow;

aa. Net cash provided by operating activities;

bb. Net increase (decrease) in cash and cash equivalents;

cc. Customer satisfaction, which may include customer backlog and/or relationships;

dd. Market share;

ee. Quality;

ff. Safety;

gg. Independent industry ratings or assessments;

hh. Realization or creation of innovation projects or products;

ii. Employee engagement;

jj. Employee retention;

kk. Improvement in employee, workforce and/or supplier diversity;

ll. Sustainability measures, such as reduction in greenhouse gases;

mm. Closing of corporation transactions and/or completion of integration of acquired businesses;

nn. Strategic plan development and implementation and/or strategic activities; and

oo. Development, completion and implementation of succession planning.

Any Performance Measure used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including the passage of time and/or against other companies or financial metrics), (iii) on a per share basis, (iv) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company, (v) on a pre-tax or after-tax basis, and

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(vi) in tandem with any other Performance Measure. Awards issued to persons who are not Key Employees on the date of grant may take into account any other factors deemed appropriate by the Committee.

“Performance Unit” means a Long-Term Performance Award or Short-Term Performance Award denominated in dollars or Units (other than a performance based Share Option).

“Plan” means the Johnson Controls International plc 2012 Share and Incentive Plan, as it may be amended from time to time.

“Premium-Priced Share Option” means a Share Option, the Exercise Price of which is fixed by the Committee at a price that exceeds the Fair Market Value of a Share on the date of grant.

“Reporting Person” means a Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Shares” means Shares issued pursuant to Section 4.6 that are subject to any restrictions that the Committee, in its discretion, may impose.

“Restricted Unit” means a Unit granted under Section 4.6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

“Retirement” means, with respect to Awards granted on or after the Amendment Effective Date, and except as otherwise determined by the Committee and set forth in the Award Certificate, termination of employment from the Company and its Subsidiaries (for other than Cause) on or after attainment of age fifty-five (55) and completion of five (5) years of continuous service with the Company and its Subsidiaries (including, for Participants who were employed, immediately prior to the Merger, by Johnson Controls, Inc. or its direct or indirect subsidiaries, service with Johnson Controls, Inc. and its affiliates prior to the Merger).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Share” means an ordinary share in the capital of the Company and such other securities or property as may become subject to Awards pursuant to an adjustment made under Sections 5.3 and 5.4 of the Plan. References in Award Certificates or ancillary documentation related to this Plan to “stock” shall be construed as references to “Shares” for the purposes of this Plan.

“Short-Term Performance Award” means an Award of cash or Shares granted under Section 4.4 of the Plan.

“Share Appreciation Right” means a right granted under Section 4.3 of the Plan in an amount in cash or Shares equal to any difference between the Fair Market Value of the Shares as of the date on which the right is exercised and the Exercise Price.

“Share-Based Award” means an Award granted under Section 4.6 of the Plan and denominated in Shares.

“Share Option” means a right to purchase from the Company a stated number of Shares at a specified price for a defined period of time. Share Options awarded under the Plan may be in the form of Incentive Share Options or Nonqualified Share Options.

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“Subsidiary” means any corporation or other entity a majority of whose outstanding voting share or voting power is beneficially owned directly or indirectly by the Company.

“Target Amount” means, for any Short-Term Performance Award or Long-Term Performance Award, the targeted amount of compensation that would be achieved if the relevant Performance Measure is fully (100%) attained, as determined by the Committee.

“Target Vesting Percentage” means the percentage of any Short-Term Performance Award or Long-Term Performance Award that would vest assuming the Performance Measure(s) applicable to such Award are fully (100%) attained, as determined by the Committee.

“Termination of Directorship” means the date of cessation of a Director’s membership on the Board for any reason, with or without Cause, as determined by the Company.

“Termination of Employment” means the date of cessation of a Participant’s employment or consulting relationship (or directorship in the case of a Nonemployee Director) with the Company or a Subsidiary for any reason, with or without Cause, as determined by the Company.

“Unit” means, for purposes of Performance Units, the potential right to an Award equal to a specified amount denominated in such form as is deemed appropriate in the discretion of the Committee and, for purposes of Restricted Units or Deferred Share Units, the potential right to acquire one Share.

ARTICLE III

ADMINISTRATION

3.1 Committee. The Plan will be administered by the Committee.

3.2 Authority of the Committee. The Committee or, to the extent required by applicable law, the Board, will have the authority, in its sole and absolute discretion and subject to the terms of the Plan, to:

(a) Interpret and administer the Plan and any instrument or agreement relating to the Plan;

(b) Prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan;

(c) Select Participants to receive Awards under the Plan;

(d) Determine the form of an Award, the number of Shares subject to each Award, all the terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting, the designation of Share Options as Incentive Share Options or Nonqualified Share Options, and the circumstances in which an Award may be settled in cash or Shares or may be cancelled, forfeited or suspended, and the terms of the Award Certificate;

(e) Determine whether Awards will be granted singly, in combination or in tandem;

(f) Establish and interpret Performance Measures in connection with Short-Term Performance Awards and Long-Term Performance Awards, evaluate the level of performance over a

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Performance Cycle and certify the level of performance attained with respect to Performance Measures;

(g) Subject to Section 6.1 and 4.3(g), waive or amend any terms, conditions, restriction or limitation in the Plan or in an Award Certificate, or correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Certificate;

(h) Make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Sections 5.3 and 5.4;

(i) Determine and set forth in the applicable Award Certificate the circumstances under which Awards may be deferred and the extent to which a deferral will be credited with dividend equivalents and interest thereon;

(j) Subject to Section 7.1, determine whether an Award may be transferable;

(k) Establish any subplans and make any modifications to the Plan or to Awards made hereunder (including the establishment of terms and conditions not otherwise inconsistent with the terms of the Plan) that the Committee may determine to be necessary or advisable for grants made in countries outside the United States to comply with, or to achieve favorable tax treatment under, applicable foreign laws or regulations;

(l) Appoint such agents as it shall deem appropriate for proper administration of the Plan; and

(m) Take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3 Effect of Determinations. All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

3.4 Delegation of Authority. The Board or the Committee, in its discretion and consistent with applicable law and regulations, may delegate to the Chief Executive Officer of the Company or any other officer or group of officers as it deems to be advisable, the authority to select Participants to receive an Award and to determine the number of Shares under any such Award, subject to any terms and conditions that the Board or the Committee may establish. When the Board or the Committee delegates authority pursuant to the foregoing sentence, it will limit, in its discretion, the number of Shares or aggregate value that may be subject to Awards that the delegate may grant. Only the Committee will have authority to grant and administer Awards to Directors, Key Employees and other Reporting Persons or to delegates of the Committee, and to establish and certify Performance Measures.

3.5 Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, including Employees, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors so employed.

3.6 No Liability; Indemnification. No member of the Committee or any person acting as a delegate of the Committee with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan. To the maximum extent permitted by applicable laws, each member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonable incurred by him or her in connection with or

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resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by any reason of any action taken or failure to act under the Plan or any Award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter documents, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

AWARDS

4.1 Eligibility. All Participants and Employees are eligible to be designated to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2 Form of Awards. Awards will be in the form determined by the Committee, in its discretion, and will be evidenced by an Award Certificate. Awards may be granted singly or in combination or in tandem with other Awards.

4.3 Share Options and Share Appreciation Rights. The Committee may grant Share Options and Share Appreciation Rights under the Plan to those Participants whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:

(a) Form. Share Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be in the form of Incentive Share Options, Nonqualified Share Options or a combination of the two. If an Incentive Share Option and a Nonqualified Share Option are granted to the same Participant under the Plan at the same time, the form of each will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Award affect the right to exercise the other Award. Share Appreciation Rights may be granted either alone or in connection with concurrently or previously granted Nonqualified Share Options.

(b) Exercise Price. The Committee will set the Exercise Price of Fair Market Value Share Options or Share Appreciation Rights granted under the Plan at a price that is equal to the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Sections 5.3 and 5.4. The Committee will set the Exercise Price of Premium-Priced Share Options at a price that is higher than the Fair Market Value of a Share as of the date of grant. The Exercise Price of Incentive Share Options will be equal to or greater than 110 percent of the Fair Market Value of a Share as of the date of grant if the Participant receiving such Share Options owns shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Subsidiary, as defined in Code Section 424. The Exercise Price of a Share Appreciation Right granted in tandem with a Share Option will equal the Exercise Price of the related Share Option. The Committee will set forth the Exercise Price of a Share Option or Share Appreciation Right in the Award Certificate. Share Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be Fair Market Value Share Options, Premium-Priced Share Options or a combination of Fair Market Value Share Options and Premium-Priced Share Options.

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(c) Term and Timing of Exercise. Each Share Option or Share Appreciation Right granted under the Plan will be exercisable in whole or in part, subject to the following conditions, unless determined otherwise by the Committee:

(i) The Committee will determine and set forth in the Award Certificate the date on which any Award of Share Options or Share Appreciation Rights to a Participant may first be exercised. For Awards granted prior to the Amendment Effective Date, unless the applicable Award Certificate provides otherwise, a Share Option or Share Appreciation Right will become exercisable in equal annual installments over a period of four years from the date of grant, and will lapse 10 years after the date of grant, except as otherwise provided herein.

(ii) Except as set forth in Sections 5.4 and 5.5, upon a Participant’s Termination of Employment, any unvested Share Options or Share Appreciation Rights will be forfeited unless the Award Certificate provides otherwise. For Awards granted prior to the Amendment Effective Date, any Share Options or Share Appreciation Rights that are vested as of such Termination of Employment will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is 90 (ninety) days after the date of such Termination of Employment, unless the Award Certificate provides otherwise.

(iii) Share Options and Share Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Share Options or Share Appreciation Rights by the Participant’s will or by operation of law. If a Share Option or Share Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Share Option or Share Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Share Option or Share Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Share Option or Share Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(iv) Unless the applicable Award Certificate provides otherwise, a Share Appreciation Right granted in tandem with a Share Option is subject to the same terms and conditions as the related Share Option and will be exercisable only to the extent that the related Share Option is exercisable.

(d) Payment of Exercise Price. The Exercise Price of a Share Option must be paid in full when the Share Option is exercised. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. The Committee, in its discretion may also allow payment to be made by any of the following methods, as set forth in the Award Certificate:

(i) Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver to the Company, within the typical settlement cycle for the sale of equity securities on the relevant trading market (or otherwise in accordance with the provisions of Regulation T issued by the Federal Reserve Board), the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

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(ii) Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (iv), and that have a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii) Provided such payment method has been expressly authorized by the Board or the Committee in advance and subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of Shares that would otherwise be issued by such number of Shares as have in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid.

(iv) The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to clause (ii).

(e) Incentive Share Options. Incentive Share Options granted under the Plan will be subject to the following additional conditions, limitations and restrictions:

(i) Eligibility. Incentive Share Options may be granted only to Employees of the Company or a Subsidiary that is a subsidiary of the Company within the meaning of Code Section 424.

(ii) Timing of Grant. No Incentive Share Option will be granted under the Plan after the 10-year anniversary of the date on which the Plan was adopted by the Board or, if earlier, the latest date on which the Plan was approved by the Company’s shareholders.

(iii) Amount of Award. Subject to Sections 5.3 and 5.4 of the Plan, no more than 9,550,000 Shares may be available for grant in the form of Incentive Share Options.

(iv) Transfer Restrictions. In no event will the Committee permit an Incentive Share Option to be transferred by an Employee other than by will or the laws of descent and distribution, and any Incentive Share Option awarded under this Plan will be exercisable only by the Employee during the Employee’s lifetime.

(v) Any Incentive Share Option awarded to a Participant who owns shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Subsidiary, as defined in Code Section 424, shall terminate on a date not later than the day preceding the fifth anniversary of the date the Incentive Share Option was granted.

(f) Exercise of Share Appreciation Rights. Upon exercise of a Participant’s Share Appreciation Rights, the Company will pay cash or Shares or a combination of cash and Shares, in the discretion of the Committee and as described in the Award Certificate. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Share Appreciation Right was exercised. If Shares are paid for the Share Appreciation Right, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(g) No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Share Options or Share Appreciation Rights or to cancel outstanding Share Options

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or Share Appreciation rights in exchange for cash, other Awards or Share Options or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Share Options or Share Appreciation Rights without shareholder approval.

4.4 Short-Term Performance Awards. The Committee may grant Short-Term Performance Awards to Participants in the form of cash or Shares (including Share Options) that are subject to Performance Measures and other terms and conditions that the Committee shall determine and set forth in the applicable Award Certificate; provided, that any Short-Term Performance Awards granted to Key Employees shall be subject to the provisions below:

(a) Performance Cycles. Short-Term Performance Awards shall be awarded in connection with a Performance Cycle of no longer than 12 months.

(b) Eligible Participants. Within 90 days after the commencement of a Performance Cycle, or such shorter period as complies with the applicable requirements of Code Section 162(m), the Committee will determine the Key Employees who are eligible to receive a Short-Term Performance Award.

(c) Performance Measures; Targets; Award Criteria.

(i) Within 90 days after the commencement of a Performance Cycle, or such shorter period as complies with the applicable requirements of Code Section 162(m), the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the Target Amount applicable to each Award; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Short-Term Performance Award will be paid and the percentage of the Target Amount that will become payable upon attainment of various levels of performance that equal or exceed the minimum required level. In applying Performance Measures, the Committee may, in its discretion, exclude unusual, infrequently occurring or other items that it deems appropriate (including any event listed in Sections 5.3 and 5.4 and the cumulative effect of changes in the law, regulations or accounting rules) in compliance with the applicable requirements of Code Section 162(m).

(ii) The Committee may reduce, but not increase, the amount payable to any Key Employee with respect to any given Performance Cycle.

(d) Payment, Certification. No Short-Term Performance Award will vest with respect to any Key Employee until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures.

(e) Form of Payment. Short-Term Performance Awards may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award Certificate. All such Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Awards are no longer subject to a substantial risk of forfeiture (as determined for purposes of Code Section 409A), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern.

(f) Acceleration. Unless the applicable Award Certificate or the terms of an Award provides otherwise, each Participant who has been granted a Short-Term Performance Award prior to the

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Amendment Effective Date that is outstanding as of the date of a Change in Control will be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant’s Target Amount to become payable.

4.5 Long-Term Performance Awards. The Committee may grant Long-Term Performance Awards to Participants in the form of cash or Shares (including Share Options) that are subject to Performance Measures and other terms and conditions that the Committee shall determine and set forth in the applicable Award Certificate; provided, that any Long-Term Performance Awards granted to Key Employees shall be subject to the provisions below:

(a) Performance Cycles. Long-Term Performance Awards will be awarded in connection with a Performance Cycle that is no shorter than 12 months and no longer than 5 years.

(b) Eligible Participants. Within 90 days after the commencement of a Performance Cycle, the Committee will determine the Key Employees who will be eligible to receive a Long-Term Performance Award for the Performance Cycle.

(c) Performance Measures; Targets; Award Criteria.

(i) Within 90 days after the commencement of a Performance Cycle, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the Target Amounts and/or Target Vesting Percentages applicable to each Award; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Long-Term Performance Award will be paid or will vest, and the percentage of the Awards that will become payable or will vest upon attainment of various levels of performance that equal or exceed the minimum required level. In applying Performance Measures, the Committee may, in its discretion, exclude unusual, infrequently occurring or other items that it deems appropriate (including any event listed in Sections 5.3 and 5.4 and the cumulative effect of changes in the law, regulations or accounting rules) in compliance with the applicable requirements of Code Section 162(m).

(ii) The Committee may reduce, but not increase, the amount of Long-Term Performance Awards payable to any Key Employee with respect to any given Performance Cycle.

(d) Payment, Certification. No Long-Term Performance Award will vest with respect to any Key Employee until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures.

(e) Form of Payment. Long-Term Performance Awards may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award Certificate. All such Long-Term Performance Awards shall be paid no later than the 15th day of the third month following the end of the applicable Performance Cycle, except as otherwise provided in the applicable Award Certificate or to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern.

4.6 Other Share-Based Awards. The Committee may, from time to time, grant Awards (other than Share Options, Share Appreciation Rights, Short-Term Performance Awards or Long-Term Performance Awards) to any Participant who the Committee may from time to time select, which Awards consist of, or are denominated in, payable in, valued in whole or in part by reference to, or

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otherwise related to, Shares. These Awards may include, among other forms, Restricted Shares, Restricted Units, or Deferred Share Units. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 4.6, which terms and conditions will be set forth in the applicable Award Certificate.

(a) Vesting. The Award Certificate will set forth the vesting schedule or other conditions required for restrictions on Share-Based Awards to lapse; provided that, for Share-Based Awards granted under this Section 4.6 prior to the Amendment Effective Date, unless the Award Certificate provides otherwise, restrictions will lapse in equal annual installments over a period of four years beginning immediately after the date of grant. Except as set forth in Sections 5.4 and 5.5, if the restrictions on Share-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Employment, such Awards will be forfeited by the Participant, and, as the case may be, the Participant shall be required to retransfer any Shares to the Company previously delivered to the Company in respect of such Awards.

(b) Grant of Restricted Shares. The Committee may grant Restricted Shares to any Participant. The Participant will have all rights of a shareholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse. Upon forfeiture, the Participant shall be required to retransfer the Shares to the Company.

(c) Grant of Restricted Units. The Committee may grant Restricted Units to any Participant, which Units will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award Certificate have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

(d) Grant of Deferred Share Units. The Committee may grant Deferred Share Units to any Participant, which Units will be paid in whole Shares if the restrictions on the Units have lapsed. One Share will be paid for each Deferred Share Unit that becomes payable.

4.7 Nonemployee Director Awards.

(a) Annual Awards. Annually, the Committee shall grant an Award to each Nonemployee Director in such an amount as the Board, in its discretion, may approve in advance; provided that the fair market value (as determined under GAAP) on the grant date of such Award does not exceed $600,000. Unless the Committee determines otherwise, the form of such Awards shall be Restricted Share Units with a one year vesting period, and shall be granted on the business day following the annual general meeting of shareholders.

(b) Additional Awards. In addition to the annual Awards provided for above, the Committee may, in its discretion, grant additional Awards to Nonemployee Directors or prospective Nonemployee Directors, provided that in no event shall the fair market value (as determined under GAAP) on the grant date, when combined with any Awards granted under Section 4.7(a) in the same fiscal year, exceed $600,000 in any fiscal year.

4.8 Substitute Awards. The Committee may make Awards under the Plan to Acquired Grantees through the assumption of, or in substitution for, outstanding share-based awards previously granted to such Acquired Grantees. Unless otherwise agreed in the relevant documentation related to the acquisition, such assumed or substituted Awards will be subject to the terms and conditions of the

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original awards made by the Acquired Company, with such adjustments therein as the Committee considers appropriate to give effect to the relevant provisions of the acquisition agreement. Any grant of Incentive Share Options pursuant to this Section 4.8 will be made in accordance with Code Section 424 and any final regulations published thereunder.

4.9 Limits on Individual Grants. Subject to Sections 5.1, 5.3 and 5.4, on and after the 2017 Restatement Date, no Participant may: (a) be granted Share Options, Share Appreciation Rights, Other Share-Based Awards or Substitute Awards that, in each case, are not Short-Term Performance Awards or Long-Term Performance Awards, with respect to more than 5,730,000 Shares in any calendar year; (b) be paid more than $6 million per calendar year (whether in cash or Shares) with respect to Short-Term Performance Awards; (c) be paid more than 5,730,000 Shares per calendar year (less the number of Shares related to any other Awards granted in the same calendar year) with respect to Long-Term Performance Awards payable in Shares; or (d) be paid more than $6 million per calendar year with respect to Long-Term Performance Awards payable in cash; provided, that additional Awards in excess of the limitations in clauses (a), (b), (c) and (d) relating to up to 9,550,000 Shares may be granted to a Reporting Person who has been hired within the calendar year so long as such additional Awards are made in the form of Share Options, Share Appreciation Rights or Long-Term Performance Based Awards. Awards granted prior to the 2017 Restatement Date will be governed by the limits set forth in the Plan as in effect at the time such Awards were granted.

4.10 Termination for Cause. Notwithstanding anything to the contrary herein, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then all of such Participant’s Awards will immediately be cancelled. The exercise of any Share Option or Share Appreciation Right or the payment of any Award may be delayed, in the Committee’s discretion, in the event that a potential termination for Cause is pending.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1 Shares Available. The Shares issuable under the Plan may consist of Shares issued from the Company’s authorized share capital or conditional share capital or treasury shares of the Company (including, for the avoidance of doubt, Shares owned by any Subsidiary). The total number of Shares reserved for Awards under the Plan is the sum of (a) 47,750,000; (b) any Shares subject, as of October 1, 2012, to the outstanding awards under the Tyco International Ltd. 2004 Share and Incentive Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares) as may be adjusted by Sections 5.3 and 5.4; and (c) a number of Shares equal to the number of shares of Johnson Controls, Inc. common stock remaining available under the Legacy Johnson Controls Plans as of the Merger (the “Legacy Johnson Controls Shares”). Notwithstanding anything in the Plan to the contrary, in accordance with the New York Stock Exchange Listed Company Manual and interpretive guidance thereunder, including Rule 303A.08, (i) Awards in respect of Legacy Johnson Controls Shares granted following the Merger may be granted only to persons other than any individuals who were employed, immediately before the Merger, by the Company or entities that were its subsidiaries immediately before the Merger and (ii) the time during which the Legacy Johnson Controls Shares are available for grant under the Plan will not be extended beyond the period when they would have been available for grant under the Legacy Johnson Controls Plans. Awards denominated in Shares that are granted as Share Options or Share Appreciation Rights shall at the time of grant, reduce, on a 1-for-1 basis, the number of Shares available under the Plan. Awards denominated in Shares that are granted as Restricted Shares, Restricted Units, Performance Units, Other Share-Based Awards, or in respect of Short-Term Performance Awards or Long-Term Performance Awards (other than performance based Share Options) shall at the time of grant, reduce

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the number of Shares available under the Plan on (x) if the Award is denominated in Shares that are not Legacy Johnson Controls Shares (as determined by the Committee or its designee), a 1-for-3.32 basis, or (y) if the Award is denominated in Shares that are Legacy Johnson Controls Shares (as determined by the Committee or its designee), a 1-for-2.65 basis.

5.2 Counting Rules. The following Shares related to Awards under this Plan shall restore Shares available in the same amount in which the Award reduced the Shares available set forth in Section 5.1:

(a) Shares related to Awards paid in cash;

(b) Shares related to Awards that expire, are forfeited or cancelled, or terminate for any other reason without issuance of Shares;

(c) Any Shares issuable in connection with Awards that are assumed, converted or substituted as a result of the acquisition of an Acquired Company by the Company or a combination of the Company with another company; and

(d) Any Restricted Shares that are returned to the Company as Restricted Shares.

Any Shares that become issuable under the Plan as a result of an adjustment to an outstanding Award in connection with the Company’s spin-offs of The ADT Corporation and Tyco Flow Control International Ltd. and related transactions (the “Separation”) shall not be counted against the number of Shares available set forth in Section 5.1. For the avoidance of doubt, the full number of Share Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted at the time of grant against the number of Shares available set forth in Section 5.1, regardless of the number of Shares actually issued upon settlement of such Share Appreciation Rights. Furthermore, any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise shall not restore Shares available for grant under this Plan.

5.3 Adjustments. In the event of a change in the outstanding Shares by reason of a share split, reverse share split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities or similar corporate transaction or event, the Committee shall make appropriate adjustments to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (including adjustments to Shares available).

5.4 Change in Control.

(a) For Awards Granted Prior to the Amendment Effective Date. For Awards granted prior to the Amendment Effective Date, the following shall apply:

(i) Acceleration. Unless the applicable Award Certificate provides otherwise, for any Participant who incurs a Change in Control Termination, all unvested Share Options and Share Appreciation Rights will become exercisable as of the later of (i) the effective date of the Change in Control and (ii) the effective date of the Change in Control Termination, and all conditions to vesting will be waived with respect to all other unvested Awards that are denominated in Shares. In such a case, with respect to Short-Term Performance Awards and Long-Term Performance Awards, performance will be deemed to have been achieved at a level of performance, as determined in the sole discretion of the Committee, at the higher of 100% of the Participant’s Target Amount and the level of actual performance as of the date of the Change in Control.

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(ii) Adjustment, Conversion and Payment. In addition to the foregoing, no later than 90 days after the date of Change in Control, the Committee (as constituted prior to the date of Change in Control) shall provide for the following actions to apply to each Award that is outstanding as of the date of Change in Control: (i) an adjustment to such Award as the Committee deems appropriate to reflect such Change in Control, (ii) the acquisition of such Award, or substitution of a new right therefor, by the acquiring or surviving entity after such Change in Control, or (iii) the purchase of such Award for an amount of cash equal to the amount that could have been attained upon the exercise or redemption of such Award immediately prior to the Change in Control had such Award been exercisable or payable at such time. Any payment made pursuant to this Section 5.4(a)(ii) shall include the value of any dividend equivalents credited with respect to such Award and accrued interest on such dividend equivalents. The Committee may specify how an Award will be treated in the event of a Change in Control either when the Award is granted or at any time thereafter, except as otherwise provided herein.

(b) For Awards Granted on or after the Amendment Effective Date. For Awards granted on or after the Amendment Effective Date, if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Subsidiary that discusses the effect of a Change in Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award Certificate or by the Committee prior to the date of the Change in Control, in the event of a Change in Control:

(i) If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change in Control transaction. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii) To the extent the Survivor in the Change in Control transaction does not agree to assume the Awards or issue replacement awards as provided in clause (i), immediately prior to the date of the Change in Control:

(A) Each Share Option or Share Appreciation Right that is then held by a Participant who is employed by or in the service of the Company or a Subsidiary shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Share Options and Share Appreciation Right shall be cancelled on the date of the Change in Control in exchange for a cash payment equal to the excess of the Change in Control price of the Shares covered by the Share Option or Share Appreciation Right that is so cancelled over the purchase or grant price of such Shares under the Award.

(B) All Restricted Shares, Restricted Units and Deferred Share Units (that are not Short-Term Performance Awards or Long-Term Performance Awards) that are not then vested shall vest.

(C) All Short-Term Performance Awards and Long-Term Performance Awards that are earned but not yet paid shall be paid and all Short-Term Performance Awards and Long-Term Performance Awards for which the performance period has not expired shall

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be deemed to have been earned in an amount equal to (1) the target value payable to the Participant under such Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change in Control occurs and the denominator of which is the number of days in the performance period, and shall be cancelled in exchange for a cash payment equal to such earned amount within thirty (30) days of the Change in Control.

(D) All dividend equivalent units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

(iii) In the event that (A) the Survivor terminates the Participant’s employment or service without cause (as defined in the agreement relating to the Award or, if not defined therein, as defined by the Administrator) or (B) if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Subsidiary that contemplates the termination of his or her employment or service for good reason, and the Participant terminates his or her employment or service for good reason (as defined in such agreement), in the case of either (A) or (B) within twenty-four (24) months following a Change in Control, then the following provisions shall apply to any assumed Awards or replacement awards described in clause (i) and any Awards not cancelled in connection with the Change in Control pursuant to clause (ii):

(A) Effective upon the date of the Participant’s termination of employment or service, all outstanding Awards or replacement awards automatically shall vest in full or, if provided below, on a pro rata basis (assuming in either case for any Award the vesting of which is subject to Performance Measures, that such goals had been met at the target level).

(B) With respect to Share Options or Share Appreciation Rights, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the Fair Market Value of the Shares on the date of such termination covered by the portion of the Share Option or Share Appreciation Right that has not been exercised over the exercise or grant price of such Shares under the Award.

(C) With respect to Restricted Shares, Restricted Units and Deferred Share Units (that are not Short-Term Performance Awards or Long-Term Performance Awards), at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the Fair Market Value of a Share on the date of such termination.

(D) With respect to Short-Term Performance Awards or Long-Term Performance Awards that are earned but not yet paid, such Awards or replacement awards shall be paid upon the termination of employment or service, and with respect to Short-Term Performance Awards or Long-Term Performance Awards for which the performance period has not expired, such Awards shall be cancelled in exchange for a cash payment to be made within thirty (30) days after the date of termination equal to the product of (1) the target value payable to the Participant under the Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the termination occurs and the denominator of which is the number of days in the performance period.

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(E) With respect to other Awards, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the Award.

(iv) Notwithstanding anything to the contrary in the foregoing, the Participant has a deferral election in effect with respect to any amount payable under this Section 5.4(b), such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided herein; provided that, with respect to amounts payable to a Participant (or the Participant’s beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability, or payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment), no payment shall be made unless the Change in Control also constitutes a change in control event within the meaning of Code Section 409A.

(v) If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change in Control price. The Committee shall determine the per share Change in Control price paid or deemed paid in the Change in Control transaction.

(vi) Except as otherwise expressly provided in any agreement between a Participant and the Company or a Subsidiary, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

5.5 Effect on Awards of Death, Disability or Certain Terminations of Employment.

(a) For Awards granted prior to the Amendment Effective Date, unless the applicable Award Certificate provides otherwise:

(i) upon the death or Disability of a Participant, all unvested Awards held by such Participant shall vest, and with respect to all of such Participant’s Share Options and Share Appreciation Rights, such Awards will be exercisable until the earlier of (A) their original expiration date and (B) the date that is three years after the date on which the Participant dies or incurs a Disability.

(ii) upon the Termination of Employment of a Participant for any reason other than the Participant’s death or Disability or due to a Change in Control, if the Participant has attained age 55, and the sum of the Participant’s age and years of service with the Company is 60 or higher, a pro rata portion of each Award held by such Participant shall vest based on the number of full months of service completed commencing on the grant date of such Award and ending on the date of Termination of Employment divided by the full number of months required to achieve complete vesting. With respect to all of such Participant’s Share Options and Share Appreciation Rights, such Awards will be exercisable until the earlier of (A) their original expiration date and (B) the date that is three years after the date of Termination of Employment.

(b) For Awards granted on or after the Amendment Effective Date, the Committee will determine the effect of the death, Disability or Termination of Employment of a Participant on such Participant’s Awards.

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5.6 Fractional Shares. The Committee may, in its discretion, determine whether fractional shares may be settled in cash, shares or cancelled.

5.7 Dividends and Dividend Equivalents. At the discretion of the Committee and as set forth in the applicable Award Certificate, dividends issued on Shares may be credited with respect to any Award other than a Share Option or Share Appreciation Right in the form of dividend equivalents. Dividend equivalents will be subject to such vesting and other terms as are determined by the Committee and set forth in the applicable Award Certificate. For any Award that is entitled to dividend equivalents, (i) unless the Award Certificate provides otherwise, such dividend equivalent shall equal, on a per Share basis, the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid, (ii) such dividend equivalent shall vest at the same time, and only to the extent that, the underlying Award vests (taking into account any applicable performance conditions).

ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment. The Plan may be amended at any time and from time to time by the Board or the Committee without the approval of shareholders of the Company, except that no material revision to the terms of the Plan will be effective until the amendment is approved by the shareholders of the Company. A revision is “material” for this purpose if it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Sections 5.3 and 5.4 of the Plan), expands the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, materially decreases the Exercise Price at which Share Options or Share Appreciation Rights may be granted, reduces the Exercise Price of outstanding Share Options or Share Appreciation Rights, results in the replacement of outstanding Share Options and Share Appreciation Rights with new Awards that have an Exercise Price that is lower than the Exercise Price of the replaced Share Options and Share Appreciation Rights, or otherwise requires the consent of shareholders under applicable law, regulation or exchange listing standard; provided, that the Board may, in its discretion, amend Section 4.7 to increase the maximum amount of Awards permitted to be granted to Nonemployee Directors in any calendar year. With respect to Awards granted prior to the Amendment Effective Date, no amendment of the Plan or any outstanding Award made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award. With respect to Awards granted on or after the Amendment Effective Date, the Board or the Committee may amend such Awards; provided that no amendment of the Plan or any outstanding Award made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award, except that the Committee need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 5.3 or 5.4 of the Plan or as follows: (a) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (b) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (c) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

6.2 Termination. The Plan will terminate upon the earlier of the following dates or events to occur:

(a) the adoption of a resolution of the Board terminating the Plan; or

(b) the day before the 10th anniversary of the most recent effective date following shareholder approval of the Plan.

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No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person under any Award previously granted under the Plan without such person’s consent. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Certificate.

ARTICLE VII

GENERAL PROVISIONS

7.1 Nontransferability of Awards. No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.

(a) Any Award may be transferred by will or by the laws of descent or distribution.

(b) The Committee may provide in the applicable Award Certificate that all or any part of an Award (other than an Incentive Share Option) may be transferred to a family member. For purposes of this subsection (b), “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Certificate. The Participant or the Participant’s estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to this subsection (b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax.

(c) Except as otherwise provided in the applicable Award Certificate, any Nonqualified Share Option transferred by a Participant pursuant to this subsection (c) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. The transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax.

(d) Restricted Shares may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, and, if applicable, in compliance with Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act.

(e) In no event may a Participant transfer an Incentive Share Option other than by will or the laws of descent and distribution.

7.2 Withholding of Taxes. The Committee, in its discretion, may satisfy the Company’s or a Participant’s tax withholding obligations by any of the following methods or any method as it

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determines to be in accordance with the laws of the jurisdiction in which the Participant resides, has domicile or performs services.

(a) Share Options and Share Appreciation Rights. As a condition to the delivery of Shares pursuant to the exercise of a Share Option or Share Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d); provided that, to the extent Shares are withheld to satisfy taxes, the amount to be withheld may not exceed the total minimum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Subsidiaries to avoid an accounting charge until Accounting Standards Update 2016-09 applies to the Company, after which time the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction.

(b) Other Awards Payable in Shares. The Participant shall satisfy the applicable tax withholding obligations arising in connection with Restricted Units, Restricted Shares and other Share-Based Awards by payment to the Company in cash or by certified check, bank draft, wire transfer or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. However, subject to any requirements of applicable law, the Participant may also satisfy the tax withholding obligations by other methods, including selling or withholding Shares that would otherwise be available for delivery, provided that the Board or the Committee has specifically approved such payment method in advance; provided that, to the extent Shares are withheld to satisfy taxes, the amount to be withheld may not exceed the total minimum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Subsidiaries to avoid an accounting charge until Accounting Standards Update 2016-09 applies to the Company, after which time the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction.

(c) Awards Paid in Cash. The Company may satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

7.3 Code Section 162(m). The Committee or, to the extent required by applicable law, the Board, may, in its discretion grant Awards that are intended to be “performance-based compensation” under Section 162(m). The Committee or, to the extent required by applicable law, the Board, will have the authority, in its sole and absolute discretion, to interpret and administer the Plan consistent with Code Section 162(m) with respect to Key Employees. For the purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Key Employees are intended to qualify as “performance-based compensation” under Code Section 162(m). If the Committee does not intend an Award to a Participant to qualify as performance-based compensation under Code Section 162(m), the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate

7.4 No Implied Rights. A Participant’s rights, if any, in respect of or in connection with any Award are derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other

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remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan, nor any Award granted under the Plan, shall be deemed to give any individual a right to remain an Employee or Director of the Company or any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any person at any time, and for any reason, subject to applicable laws, the Company’s charter documents and any other applicable written agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

7.5 No Obligation to Exercise Awards. The grant of a Share Option or Share Appreciation Right will impose no obligation upon the Participant to exercise the Award.

7.6 No Rights as Shareholders. Except as otherwise specifically provided herein or in the applicable Award Certificate, a Participant who is granted an Award under the Plan will have no rights as a shareholder of the Company with respect to the Award unless and until the Shares underlying the Award are issued in the Participant as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

7.7 No Required Segregation of Assets. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.8 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or a Subsidiary. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan will have no effect on awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

7.9 Securities Law Compliance. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

7.10 Section 409A of the Code. Notwithstanding other provisions of the Plan, or any applicable Award Certificate, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax upon a Participant under Code Section 409A. In the event that it is reasonably determined by the Committee that, as a result of Code Section 409A, payments in respect of any Award under the Plan may not be made at a time contemplated by the terms of the Plan or the applicable Award Certificate, as the case may be, without causing the Participant holding such Award to be subject to taxation under Code Section 409A, the Company shall make such payment on the first day that would not result in the Participant incurring any tax liability under Code Section 409A. References under the Plan or the terms of the applicable Award Certificate to the Participant’s termination of employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Code

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Section 409A. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any service recipient, the Participant is a “specified employee” as defined in Code Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Code Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder to the minimum extent necessary to satisfy Code Section 409A until the date that is six months and one day following the Participant’s separation from service with all service recipients (or the earliest date that is permitted under Code Section 409A), if such payment or benefit is payable upon a termination of employment, and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Code Section 409A, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Committee, that does not cause such an accelerated or additional tax or result in an additional cost to the Company.

7.11 Governing Law, Severability. The Plan and all determinations made and actions taken under the Plan will be governed by the law of the Company’s place of incorporation and construed accordingly. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which parts will remain in full force and effect.

7.12 Forfeiture; Clawback. The Committee may, in its discretion, provide in an Award Certificate provisions it deems appropriate related to non-competition, non-solicitation, confidentiality, anti-disparagement and similar matters. The Committee may, in its discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct. In addition, for Awards granted on or after the Amendment Effective Date, (a) any such Awards, and any Shares issued or cash paid pursuant to such Awards, shall be subject to (i) any recoupment, clawback, equity holding, share ownership or similar policies adopted by the Company from time to time and (ii) any recoupment, clawback, equity holding, share ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time, (b) unless the Award Certificate specifies otherwise, the Committee may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Certificate and the Plan and (c) the Company shall have the right to offset, from any amount payable or shares deliverable hereunder, any amount that the Participant owes to the Company or any Subsidiary without the consent of the Participant or any individual with a right to the Participant’s Award.

7.13 Employment and Service. Except to the extent determined otherwise by the Committee or required for compliance with Code Section 409A, for purposes of the Plan and all Awards granted on or after the Amendment Effective Date, (a) a Participant who transfers employment between the Company and its Subsidiaries, or between Subsidiaries, will not be considered to have terminated employment; and (b) a Participant employed by a Subsidiary will be considered to have terminated employment when such entity ceases to be a Subsidiary.

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7.14 No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other person with an interest in an Award granted on or after the Amendment Effective Date that (a) any such Award intended to be exempt from Code Section 409A shall be so exempt, (b) any such Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (c) any such Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Subsidiary be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

7.15 Participant Responsibilities. With respect to Awards granted on or after the Amendmetn Effective Date, if a Participant shall dispose of Shares acquired through exercise of an Incentive Share Option within either (i) two (2) years after the date the Incentive Share Option is granted or (ii) one (1) year after the date the Incentive Share Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Shares (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

7.16 Dispute Resolution. Notwithstanding anything to the contrary herein, with respect to Awards granted on or after the Amendment Effective Date, if any individual (other than the Company) brings a claim involving the Company or a Subsidiary, regardless of the basis of the claim (including but not limited to claims relating to wrongful discharge, Title VII discrimination, the Participant’s employment or service with the Company or its Subsidiaries or the termination thereof, benefits under this Plan or other matters), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and the following provisions, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(a) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel

Johnson Controls International plc

5757 North Green Bay Avenue

P.O. Box 591

Milwaukee, WI 53201-0591

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(b) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the personnel policies of the Company or a Subsidiary, as applicable. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing

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shall be held on a complaint until any complaint resolution procedure of the Company or a Subsidiary, as applicable, has been completed.

(c) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under the award or policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(d) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Subsidiary shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(e) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(f) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

-A27-

JOHNSON CONTROLS INTERNATIONAL PLC ONE ALBERT QUAY CORK, IRELAND	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E16526-P85276-Z69206	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHNSON CONTROLS INTERNATIONAL PLC Ordinary Business
The Board of Directors recommends you vote FOR proposals one through five and seven through nine:
1.	By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2018: Nominees:
			For	Against	Abstain

	1a. David P. Abney		☐	☐	☐		Special Business		For	Against	Abstain
	1b. Natalie A. Black		☐	☐	☐		3. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.		☐	☐	☐

	1c. Michael E. Daniels		☐	☐	☐		4. To determine the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution).		☐	☐	☐
	1d. Brian Duperreault		☐	☐	☐		5. To approve, in a non-binding advisory vote, the compensation of the named executive officers.		☐	☐	☐

	1e. Jeffrey A. Joerres		☐	☐	☐		For proposal six, the Board of Directors recommends you vote for the ANNUAL OPTION:	1 Year	2 Years	3 Years	Abstain
	1f. Alex A. Molinaroli		☐	☐	☐		6. To approve, in a non-binding advisory vote, the frequency of the non-binding advisory vote on the compensation of the named executive officers.	☐	☐	☐	☐
	1g. George R. Oliver		☐	☐	☐				For	Against	Abstain

	1h. Juan Pablo del Valle Perochena		☐	☐	☐		7. To approve the material terms of the performance goals under the Johnson Controls International plc 2012 Share and Incentive Plan.		☐	☐	☐
	1i. Jürgen Tinggren		☐	☐	☐		8. To approve the Directors’ authority to allot shares up to approximately 33% of issued share capital.		☐	☐	☐

	1j. Mark Vergnano		☐	☐	☐		9. To approve the waiver of statutory pre-emption rights with respect to up to 5% of issued share capital (Special Resolution).		☐	☐	☐
	1k. R. David Yost		☐	☐	☐
									Yes	No

2.a	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.		☐	☐	☐		Please indicate if you plan to attend this meeting.		☐	☐

2.b	To authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.1

ADMISSION TICKET

2017 Annual General Meeting

of

Shareholders

of

Johnson Controls International plc

March 8, 2017

3:00 PM, Local Time

The Merrion Hotel

24 Upper Merrion Street

Dublin 2, Ireland

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Combined Document is available at www.proxyvote.com.

E16527-P85276-Z69206

JOHNSON CONTROLS INTERNATIONAL PLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Alex A. Molinaroli, George R. Oliver and Judith A. Reinsdorf, or any of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Johnson Controls International plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:00 p.m., local time on Wednesday, March 8, 2017 at The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.	By separate resolutions, to elect the individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2018.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.
3.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.
4.	To determine the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution).
5.	To approve, in a non-binding advisory vote, the compensation of the named executive officers.
6.	To determine the frequency of the advisory vote on executive compensation.
7.	To approve the material terms of the performance goals under the 2012 Share and Incentive Plan.
8.	To approve the Directors’ authority to allot shares.
9.	To approve the waiver of statutory pre-emption rights (Special Resolution).

V.1.1